As filed with the Securities and Exchange Commission on December 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

ORCHID ISLAND CAPITAL, INC.

(Exact name of registrant as specified in its governing instruments)

3305 Flamingo Drive, Vero Beach Florida 32963

(772) 231-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Cauley

Chairman and Chief Executive Officer

Orchid Island Capital, Inc.

3305 Flamingo Drive, Vero Beach, Florida 32963

(772) 231-1400

(Name, address, including zip code and telephone number, including area code, of agent for service)

copies to:

S. Gregory Cope, Esq.	David Alan Miller, Esq.
Hunton & Williams LLP	Brian L. Ross, Esq.
Riverfront Plaza, East Tower	Graubard Miller
951 East Byrd Street	405 Lexington Avenue, 19th Floor
Richmond, VA 23219	New York, NY 10174
(804) 788-8388	(212) 818-8800
(804) 343-4833 (facsimile)	(212) 818-8881 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of Registration Fee
Rights to purchase shares of common stock, $0.01 par value per share, to be distributed to stockholders of Orchid Island Capital, Inc.	N/A	$— (2)
Common Stock, $0.01 par value per share, issuable upon exercise of rights	$40,000,000(3)	$5,152

(1)	Estimated solely for the purposes of calculation the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the rights to purchase shares of Orchid Island Capital, Inc.’s common stock to be distributed by Orchid Island Capital, Inc. to the holders of its common stock. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby because the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.
(3)	Represents the estimated aggregate gross proceeds from the exercise of the maximum number of rights that may be issued.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2013

PRELIMINARY PROSPECTUS

Subscription Rights

Shares of Common Stock

Orchid Island Capital, Inc., a Maryland corporation, invests in residential mortgage-backed securities the principal and interest payments of which are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. We are externally managed and advised by Bimini Advisors, LLC, or our Manager, a wholly-owned subsidiary of Bimini Capital Management, Inc., or Bimini. Our Manager is an investment advisor registered with the Securities and Exchange Commission, or SEC. Bimini is an existing real estate investment trust for U.S. federal income tax purposes, or REIT, whose common stock is traded on the OTC Bulletin Board under the symbol “BMNM.”

We are distributing at no charge to the holders of our common stock nontransferable subscription rights to purchase up to an aggregate of              shares of our common stock. The cash subscription price per share will be the greater of (i) 92.5% of the volume-weighted average of the sales prices of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $             per share. We refer to this offering as the “rights offering.” We are offering to each of our stockholders one subscription right for each full share of common stock owned by that stockholder as of the close of business on                    , 2013, the record date for the rights offering. Each subscription right will entitle its holder to purchase              shares of our common stock. Additionally, stockholders may over-subscribe for additional shares of our common stock, although we cannot assure you that we will fill any over-subscriptions. Because the subscription price will not be determined until the expiration date of this rights offering, stockholders who elect to exercise subscription rights will not know the subscription price at the time they elect to exercise such rights. To the extent you properly exercise your over-subscription privilege for an amount of shares of common stock that exceeds the number of the unsubscribed shares available to you, the transfer agent will return to you any excess subscription payments, without interest or penalty, as soon as practicable following the expiration of this rights offering. We are not requiring a minimum individual or overall subscription to complete this rights offering. The transfer agent will hold in escrow the funds we receive from subscribing stockholders until we complete or cancel this rights offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern time, on                    , 2014, the expiration date of this rights offering. We may, in our sole discretion, extend the period for exercising the subscription rights. We will extend the duration of this rights offering as required by applicable law, and may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give investors more time to exercise their subscription rights in this rights offering. Once you have exercised your subscription rights, your exercise may not be revoked. Subscription rights that are not exercised by the expiration date of this rights offering will expire and will have no value. You should carefully consider whether or not to exercise your subscription rights before the expiration date. Rights not exercised before the expiration date will be void and will have no value. See “This Rights Offering.”

Our common stock is traded on the NYSE MKT under the symbol “ORC.” On                    , 2013, the last reported sales price on the NYSE MKT for our common stock was $             per share.

We are organized and intend to continue to conduct our operations to qualify as a REIT. To assist us in qualifying as a REIT, among other purposes, ownership of our stock by any person is generally limited to 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our stock, except that Bimini may own up to 35.0% of our common stock so long as Bimini continues to qualify as a REIT. Our charter also contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 31 of this prospectus.

	Per Share	Total
Estimated Subscription Price(1)	$	$
Estimated Expenses(2)(3)(4)	$	$
Estimated Proceeds to Us (after expenses)(4)	$	$

(1)	Estimated, on the basis of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT on the five trading days ending on and including , 2013. See “This Rights Offering — Determination of Subscription Price.” The subscription price will be the greater of (i) 92.5% of the volume-weighted average of the sales prices of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $ per share. Because the subscription price per share will be determined upon the expiration of this offering, the subscription price may be higher or lower than the estimated subscription price of $ per share. However, the subscription price determined upon expiration of this offering will not be less than $ per share.
(2)	In connection with this rights offering, Ladenburg Thalmann & Co. Inc., the dealer manager for this rights offering, will receive a fee for financial advisory, marketing and soliciting services equal to 4.0% of the subscription price per share for each share issued pursuant to the exercise of rights, including pursuant to the over-subscription privilege.
(3)	Assumes all rights are exercised at the estimated subscription price.
(4)	We estimate that we will incur offering expenses of approximately $ in connection with this rights offering.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann & Co. Inc.

Prospectus, dated                    , 2013

You should rely only on the information contained and incorporated by reference in this prospectus and any free writing prospectus that we authorize to be delivered to you. We have not, and the dealer manager has not, authorized any other person to provide you with any additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the dealer manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or another date specified herein. You should assume that the information appearing in the documents incorporated by reference in this prospectus is accurate only as of the respective dates of those documents or another date specified therein. Our business, financial condition and prospects may have changed since such dates.

i

QUESTIONS AND ANSWERS ABOUT THIS RIGHTS OFFERING

Q:	What is this rights offering?

A:	This rights offering is a distribution at no charge to holders of our common stock of nontransferable subscription rights to purchase up to an aggregate of shares of our common stock at a cash subscription price equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $ per share. Because the subscription price will not be determined until the expiration date of this rights offering, stockholders who elect to exercise subscription rights will not know the subscription price at the time they elect to exercise such rights.

We are offering to each of our stockholders one subscription right for each full share of common stock owned by that stockholder as of the close of business on                     , 2013, which is the record date for this rights offering. Each subscription right will entitle its holder to purchase              shares of our common stock. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, as described below.

Q:	What is the basic subscription right?

A:	The basic subscription right gives our stockholders the opportunity to purchase an aggregate of shares of common stock at a subscription price equal to the greater of (i) 92.5% of the volume-weight adjusted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $ per share. We have granted to you, as a stockholder of record on the record date, one subscription right for every share of our common stock you owned at that time. Fractional shares or cash in lieu of fractional shares will not be issued in this rights offering. Instead, fractional shares resulting from the exercise of the basic subscription right will be eliminated by rounding down to the nearest whole share.

Each subscription right allows the holder thereof to subscribe for              shares of common stock at a subscription price equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $         per share. As an example, if you owned 1,000 shares of our common stock on the record date, you would receive 1,000 subscription rights pursuant to your basic subscription right that would entitle you to purchase              shares of common stock (             rounded down to the nearest whole share) at a subscription price equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $         per share.

You may exercise all or a portion of your basic subscription right or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares of common stock under your over-subscription privilege.

Q:	What is the over-subscription privilege?

A:	The over-subscription privilege of each subscription right entitles you, if you fully exercise your basic subscription right and subject to certain limitations related to our REIT qualification, to subscribe for additional shares of our common stock at the same subscription price per share if any shares are not purchased by other holders of subscription rights under their basic subscription rights as of the expiration date.

Q:	What if there are an insufficient number of shares to satisfy the over-subscription requests?

A:

If there are an insufficient number of shares of our common stock available to fully satisfy the over-subscription requests of rights holders, subscription rights holders who exercised their over-subscription privilege will receive the available shares pro rata based on the number of shares each subscription rights holder subscribed for under the basic subscription right. “Pro rata” means in proportion to the number of shares of our common stock that you and the other subscription rights holders have purchased by exercising your basic subscription rights on your common stock holdings. Any excess subscription payments will be returned, without interest or deduction, promptly after the expiration of this rights offering.

Q:	Why are you engaging in this rights offering?

A:	This rights offering is being made to provide us with additional capital to make investments in accordance with our investment guidelines.

Q:	What happens if I choose not to exercise my subscription rights?

A:	You will retain your current number of shares of our common stock even if you do not exercise your basic subscription rights. However, if you do not exercise your basic subscription rights, the percentage of our common stock that you own will decrease, and your voting and other rights will be diluted, to the extent that other stockholders exercise their rights.

Q:	Can the Board of Directors cancel this rights offering?

A:	Yes. Our board of directors may decide to cancel this rights offering at any time prior to the expiration of this rights offering for any reason. If this rights offering is cancelled, any money received from subscribing stockholders will be refunded promptly, without interest or deduction.

Q:	When will this rights offering expire?

A:	The subscription rights will expire, if not exercised, at 5:00 p.m., Eastern time, on , 2014, unless we decide to extend this rights offering until some later time. See “This Rights Offering — Expiration of this Rights Offering and Extensions, Amendments and Termination.” The transfer agent must actually receive all required documents and payments before that time and date in order for you to properly exercise your subscription rights. Although we will make reasonable attempts to provide this prospectus to our stockholders, this rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

Q.	What if the number of remaining shares that I request to subscribe for would cause me to violate the 9.8% stock ownership limitation contained in Orchid Island Capital, Inc.’s charter?

A.	To assist us in qualifying as a REIT, among other purposes, ownership of our stock by any person is generally limited to 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our stock, except that Bimini may own up to 35.0% of our common stock so long as Bimini continues to qualify as a REIT, unless our board of directors grants the person a waiver from this charter provision. The number of shares that we will allocate to such holder will be limited such that the holder will comply with this charter provision, unless such holder obtains the necessary waiver from our board of directors. Our board of directors will only grant a person a waiver from our charter’s 9.8% stock ownership limitation if such person is able to demonstrate that its proposed percentage ownership of our common stock, together with the percentage ownership of other persons to whom our board has previously granted waivers, would not adversely affect our qualification as a REIT. If an over-subscription participant is not able to obtain the necessary waiver, the remaining shares that are not issued to it due to our charter’s stock ownership limitation will be re-allocated among the remaining over-subscription participants on a pro rata basis as described above.

Q:	How do I exercise my subscription rights?

A:	You may exercise your subscription rights by properly completing and signing your subscription rights certificate if you are a record holder of our common stock, or by properly completing the subscription documents received from your bank or broker-dealer if your shares of common stock are held in street name. Your subscription rights certificate, or properly completed subscription documents, as the case may be, together with full payment of the subscription price, must be received by Continental Stock Transfer & Trust Company, the transfer agent for this rights offering, by 5:00 p.m., Eastern time, on or prior to the expiration date of this rights offering. We sometimes refer to Continental Stock Transfer & Trust Company in this prospectus as the transfer agent. Continental Stock Transfer & Trust Company is also the transfer agent and registrar for our common stock. All funds received by the transfer agent from the exercise of subscription rights that are not fulfilled will be returned to investors, without interest, as soon as practicable after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

If you use the mail, we recommend that you use insured, registered mail, return receipt requested. We will not be obligated to honor your exercise of subscription rights if the transfer agent receives the documents relating to your exercise after this rights offering expires, regardless of when you transmitted the documents.

Q:	What are the key dates and deadlines that I should be aware of in connection with this rights offering?

A:	Stockholders who wish to participate in this rights offering should be aware of the following key dates and deadlines (the dates and deadlines below assume no extension of this rights offering):

Record Date	, 2013
Subscription Period	days
Expiration Date	, 2014
Deadline for Delivery of Subscription Certificates and Payment for Shares	, 2014
Final Payment for Shares	, 2014

Q:	May I transfer or sell my subscription rights if I do not want to purchase any shares?

A:	No. Although our common stock is listed for trading on the NYSE MKT under the symbol “ORC,” the rights will be nontransferable and will not be listed on the NYSE MKT or any other exchange.

Q:	What should I do if I want to participate in this rights offering but my shares are held in the name of my broker, custodian bank or other nominee?

A:	If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering.

Q:	Will I be charged a sales commission or a fee if I exercise my subscription rights?

A:	We will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker, custodian bank or nominee, you will be responsible for any fees charged by your broker, custodian bank or nominee.

Q:	Are there any conditions to my right to exercise my subscription rights?

A:	Yes. This rights offering is subject to certain limited conditions. In addition, our board of directors may cancel this rights offering, in whole or in part, in its sole discretion at any time prior to the time this rights offering expires for any reason. See “This Rights Offering—Conditions, Withdrawal and Cancellation.”

Q:	What is the recommendation of the board of directors regarding this rights offering?

A:	Neither we nor our board of directors are making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of your best interest and this rights offering and after considering all of the information herein, including the “Risk Factors” section of this prospectus.

Q:	Is it risky to exercise my subscription rights?

A:	The exercise of your subscription rights involves risks. Exercising your subscription rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. You should carefully consider the information under the heading “Risk Factors” and all other information included herein before deciding to exercise your subscription rights.

Q;	How will the subscription price be determined?

A:	Our board of directors determined the method for determining the subscription price after considering, among other things, the availability of alternative capital raising opportunities, the dilutive effect of this rights offering relative to other methods of raising capital and the price at which our stockholders might be willing to participate in this rights offering. The subscription price will be the greater of (i) 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $ per share. Because the subscription price will not be determined until the expiration date of this rights offering, stockholders who elect to exercise subscription rights will not know the subscription price at the time they elect to exercise such rights.

The subscription price, when ultimately determined, is not intended to bear any relationship to the book value of our assets or past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price, when determined, to be an indication of the fair value of the common stock offered in this rights offering.

Q:	Am I required to subscribe in this rights offering?

A:	No. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in us will be diluted by other stockholder purchases. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors—Stockholders who do not fully exercise their rights will have their interests diluted.”

Q:	After I exercise my subscription rights, can I change my mind and cancel my purchase?

A:	No. Once you send in your subscription rights certificate and payment you cannot revoke the exercise of your subscription rights, even if the market price of our common stock is below the subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $ per share. Subscription rights not exercised prior to the expiration of this rights offering will expire and will have no value.

Q:	What are the U.S. federal income tax considerations or receiving or exercising my subscription rights?

A:	Generally, a holder should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in this rights offering. You should consult your tax advisor as to the particular tax consequences to you of the receipt of rights in this rights offering and the exercise, sale or lapse of the rights, including the applicability of any state, local or non-U.S. tax laws in light of your particular circumstances. See “Material U.S. Federal Income Tax Considerations.”

Q:	If this rights offering is not completed, will my subscription payment be refunded to me?

A:	Yes. The transfer agent will hold all funds it receives in a segregated bank account until completion of this rights offering. If this rights offering is not completed, all subscription payments that the transfer agent receives will be returned, without interest or deduction, as soon as practicable after this rights offering has expired or is terminated. If you own shares of common stock in “street name,” it may take longer for you to receive payment because the transfer agent will return payments to the record holder of your shares of common stock.

Q:	How many shares of our common stock will be outstanding after this rights offering?

A:	Assuming all rights are exercised, the number of shares of our common stock that will be outstanding immediately after the completion of this rights offering will be shares.

Q:	How will this rights offering affect Bimini’s ownership of our common stock?

A:	Currently, Bimini owns 981,665 shares of our common stock representing approximately 29.38% of our outstanding shares. Bimini has informed us that it has not made a decision as to whether it will participate in this rights offering. However, Bimini has informed us that it does not intend to exercise all of its rights in this rights offering. As a result, stockholders that exercise all of their rights will have an opportunity to participate in the over-subscription privilege. Upon completion of this rights offering, assuming all rights are exercised, we will have outstanding an aggregate of shares of our common stock.

Q:	If I exercise my subscription rights, when will I receive shares of common stock purchased in this rights offering?

A:	We will deliver to the record holders who purchase shares in this rights offering direct registration system statements, or DRS statements, representing the shares of our common stock purchased as soon as practicable after the expiration date of this rights offering and after all pro rata allocations and adjustments have been completed. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., Eastern time, on the third business day after the expiration date of this rights offering.

Q:	Who is the transfer agent for this rights offering?

A:	The transfer agent for this rights offering is Continental Stock Transfer & Trust Company. If your shares of common stock are held in the name of a broker, dealer or other nominee, then you should send your applicable subscription documents to your broker, dealer or other nominee. If you are a record holder, then you should send your completed and duly executed subscription rights certificate, along with your payment (if by money order, check or bank draft), by overnight delivery, first class mail or courier service to:

Continental Stock Transfer & Trust Company

17 Battery Place – 8th Floor

New York, NY 10004

Attn: Corporate Actions Department

You may call the transfer agent at: (917) 262-2378.

We will pay the fees and expenses of the transfer agent and have agreed to indemnify the transfer agent against certain liabilities that it may incur in connection with this rights offering.

You are solely responsible for timely completing delivery to the transfer agent of your subscription documents, subscription rights certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the transfer agent.

Q:	What should I do if I have other questions?

A:	If you have questions or need assistance, please contact Ladenburg Thalmann & Co. Inc., the dealer manager for this rights offering, at: Syndicate@ladenburg.com. Banks and brokerage firms please call: (800) 573-2541.

PROSPECTUS SUMMARY

This section summarizes information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider before making an investment in our common stock. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and related notes that are incorporated by reference into this prospectus, before making an investment in our common stock. As used in this prospectus, “Orchid,” “Company,” “we,” “our,” and “us” refer to Orchid Island Capital, Inc. References to “our Manager” refer to Bimini Advisors, LLC, a wholly-owned subsidiary of Bimini Capital Management, Inc. References to “Bimini” and “Bimini Capital” refer to Bimini Capital Management, Inc. Unless otherwise indicated or the context requires, all information in this prospectus relating to the number of shares of our common stock to be outstanding after the completion of this rights offering assumes that all rights are exercised at the subscription price. The estimated subscription price for purposes of this prospectus was determined on the basis of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT on the five trading days ending on and including                     , 2013. See “This Rights Offering — Determination of Subscription Price.” The subscription price will be the greater of (i) 92.5% of the volume-weighted average of the sales prices of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $             per share. Because the subscription price per share will be determined upon the expiration of this offering, the subscription price may be higher or lower than the estimated subscription price of $             per share. However, the subscription price determined upon expiration of this offering will not be less than $             per share.

Our Company

Orchid Island Capital, Inc. is a specialty finance company that invests in residential mortgage-backed securities, or RMBS. The principal and interest payments of these RMBS are guaranteed by the Federal National Mortgage Association, or Fannie Mae, the Federal Home Loan Mortgage Corporation, or Freddie Mac, or the Government National Mortgage Association, or Ginnie Mae, and are backed primarily by single-family residential mortgage loans. We refer to these types of RMBS as Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as collateralized mortgage obligations, or CMOs, interest only securities, or IOs, inverse interest only securities, or IIOs, and principal only securities, or POs, among other types of structured Agency RMBS.

Our business objective is to provide attractive risk-adjusted total returns to our investors over the long term through a combination of capital appreciation and the payment of regular monthly distributions. We intend to achieve this objective by investing in and strategically allocating capital between the two categories of Agency RMBS described above. We seek to generate income from (i) the net interest margin, which is the spread or difference between the interest income we earn on our assets and the interest cost of our related borrowing and hedging activities, on our leveraged pass-through Agency RMBS portfolio and the leveraged portion of our structured Agency RMBS portfolio, and (ii) the interest income we generate from the unleveraged portion of our structured Agency RMBS portfolio. We intend to fund our pass-through Agency RMBS and certain of our structured Agency RMBS, such as fixed and floating rate tranches of CMOs and POs, through short-term borrowings structured as repurchase agreements. However, we do not intend to employ leverage on the securities in our structured Agency RMBS portfolio that have no principal balance, such as IOs and IIOs. We may pledge a portion of these assets to increase our cash balance, but we do not intend to invest the cash derived from pledging the assets. Otherwise, we do not intend to use leverage in these instances because these securities contain structural leverage.

Pass-through Agency RMBS and structured Agency RMBS typically exhibit materially different sensitivities to movements in interest rates. Declines in the value of one portfolio may be offset by appreciation in the other. The percentage of capital that we allocate to our two Agency RMBS asset categories will vary and will be actively managed in an effort to maintain the level of income generated by the combined portfolios, the stability of that income stream and the stability of the value of the combined portfolios. We believe that this strategy will enhance our liquidity, earnings, book value stability and asset selection opportunities in various interest rate environments.

We are externally managed and advised by Bimini Advisors, LLC, pursuant to the terms of a management agreement. Our Manager is a Maryland limited liability company that is a wholly-owned subsidiary of Bimini. Our Manager is responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. Members of Bimini’s and our Manager’s senior management team also serve as our executive officers. We do not have any employees.

We have been organized and have operated so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We will elect to be taxed as a REIT beginning with our 2013 taxable year, upon the filing of our federal income tax return for such year. As a REIT, we generally are not be subject to U.S. federal income tax to the extent that we annually distribute all of our REIT taxable income to our stockholders and continue to qualify as a REIT.

We completed our initial public offering on February 20, 2013. We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and will remain such for up to five years from the date of our initial public offering. However, if our non-convertible debt issued within a three year period or our total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. Although we are an emerging growth company under the JOBS Act, we have elected to opt out of the extended transition period for complying with new or revised accounting standards, and such election is irrevocable.

Our Investment and Capital Allocation Strategy

Our Investment Strategy

Our business objective is to provide attractive risk-adjusted total returns to our investors over the long term through a combination of capital appreciation and the payment of regular monthly distributions. We intend to achieve this objective by investing in and strategically allocating capital between pass-through Agency RMBS and structured Agency RMBS. We seek to generate income from (i) the net interest margin on our leveraged pass-through Agency RMBS portfolio and the leveraged portion of our structured Agency RMBS portfolio, and (ii) the interest income we generate from the unleveraged portion of our structured Agency RMBS portfolio. We also seek to minimize the volatility of both the net asset value of, and income from, our portfolio through a process which emphasizes capital allocation, asset selection, liquidity and active interest rate risk management.

We fund our pass-through Agency RMBS and certain of our structured Agency RMBS, such as fixed and floating rate tranches of CMOs and POs, through repurchase agreements. However, we do not employ leverage on our structured Agency RMBS that have no principal balance, such as IOs and IIOs. We may pledge a portion of these assets to increase our cash balance, but we do not intend to invest the cash derived from pledging the assets. Otherwise, we do not use leverage in these instances because the securities contain structural leverage.

Our target asset categories and the principal assets in which we invest are as follows:

Asset Categories	Principal Assets
Pass-through Agency RMBS

Residential Mortgage Pass-Through Certificates. Residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities. Pass-through certificates can be divided into various categories based on the characteristics of the underlying mortgages, such as the term or whether the interest rate is fixed or variable.

The principal and interest payments of these Agency RMBS are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae and are backed primarily by single-family residential mortgage loans. We invest in pass-through certificates with the three following types of underlying loans:

•     Fixed-Rate Mortgages. Fixed-rate mortgages are mortgages for which the borrower pays an interest rate that is constant throughout the term of the loan.

•     Adjustable-Rate Mortgages (ARMs). ARMs are mortgages for which the borrower pays an interest rate that varies over the term of the loan.

•     Hybrid ARMs. Hybrid ARMs are mortgages that have a fixed-rate for the first few years of the loan, often three, five or seven years, and thereafter reset periodically like a traditional ARM.

Structured Agency RMBS

Collateralized Mortgage Obligations. CMOs are securities that are structured from residential mortgage pass-through certificates, which receive monthly payments of principal and interest. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of residential mortgage pass-through securities issued directly by or under the auspices of Fannie Mae, Freddie Mac or Ginnie Mae. CMOs divide the cash flows which come from the underlying residential mortgage pass-through certificates into different classes of securities that may have different maturities and different weighted average lives than the underlying residential mortgage pass-through certificates.

Interest Only Securities. IOs are securities that are structured from residential mortgage pass-through certificates, which receive monthly payments of interest only. IOs represent the stream of interest payments on a pool of mortgages, either fixed-rate mortgages or hybrid ARMs. The value of IOs depends primarily on two factors, which are prepayments and interest rates.

Asset Categories	Principal Assets

Inverse Interest Only Securities. IIOs are IOs that have interest rates that move in the opposite direction of an interest rate index, such as LIBOR. The value of IIOs depends primarily on three factors, which are prepayments, LIBOR and term interest rates.

Principal Only Securities. POs are securities that are structured from residential mortgage pass-through certificates, which receive monthly payments of principal only and are, therefore, similar to zero coupon bonds. The value of POs depends primarily on two factors, which are prepayments and interest rates.

Our investment strategy consists of the following components:

•	investing in pass-through Agency RMBS and certain structured Agency RMBS, such as fixed and floating rate tranches of CMOs and POs, on a leveraged basis to increase returns on the capital allocated to this portfolio;

•	investing in certain structured Agency RMBS, such as IOs and IIOs, generally on an unleveraged basis in order to (i) increase returns due to the structural leverage contained in such securities, (ii) enhance liquidity due to the fact that these securities will be unencumbered or, when encumbered, retain the cash from such borrowings and (iii) diversify portfolio interest rate risk due to the different interest rate sensitivity these securities have compared to pass-through Agency RMBS;

•	investing in Agency RMBS in order to minimize credit risk;

•	investing in assets that will cause us to maintain our exclusion from regulation as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act; and

•	investing in assets that will allow us to qualify and maintain our qualification as a REIT.

Our Manager makes investment decisions based on various factors, including, but not limited to, relative value, expected cash yield, supply and demand, costs of hedging, costs of financing, liquidity requirements, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. We do not attribute any particular quantitative significance to any of these factors, and the weight we give to these factors depends on market conditions and economic trends. We believe that this strategy, combined with our Manager’s experienced RMBS investment team, enables us to provide attractive long-term returns to our stockholders.

Capital Allocation Strategy

The percentage of capital invested in our two asset categories varies and is managed in an effort to maintain the level of income generated by the combined portfolios, the stability of that income stream and the stability of the value of the combined portfolios. Typically, pass-through Agency RMBS and structured Agency RMBS exhibit materially different sensitivities to movements in interest rates. Declines in the value of one portfolio may be offset by appreciation in the other, although we cannot assure you that this will be the case. Additionally, our Manager seeks to maintain adequate liquidity as it allocates capital.

During periods of rising interest rates, refinancing opportunities available to borrowers typically decrease because borrowers are not able to refinance their current mortgage loans with new mortgage loans at lower interest rates. In such instances, securities that are highly sensitive to refinancing activity, such as IOs and IIOs, typically increase in value. Our capital allocation strategy allows us to redeploy our capital into such securities when and if we believe interest rates will be higher in the future, thereby allowing us to hold securities the value of which we believe is likely to increase as interest rates rise. Also, by being able to re-allocate capital into structured Agency RMBS, such as IOs, during periods of rising interest rates, we may be able to offset the likely decline in the value of our pass-through Agency RMBS, which are negatively impacted by rising interest rates.

Competitive Strengths

We believe that our competitive strengths include:

•	Ability to Successfully Allocate Capital between Pass-Through and Structured Agency RMBS. We seek to maximize our risk-adjusted returns by investing exclusively in Agency RMBS, which has limited credit risk due to the guarantee of principal and interest payments on such securities by Fannie Mae, Freddie Mac or Ginnie Mae. Our Manager will allocate capital between pass-through Agency RMBS and structured Agency RMBS. The percentage of our capital we allocate to our two asset categories will vary and will be actively managed in an effort to maintain the level of income generated by the combined portfolios, the stability of that income stream and the stability of the value of the combined portfolios. We believe this strategy will enhance our liquidity, earnings, book value stability and asset selection opportunities in various interest rate environments and provide us with a competitive advantage over other REITs that invest in only pass-through Agency RMBS. This is because, among other reasons, our investment and capital allocation strategies allow us to move capital out of pass-through Agency RMBS and into structured Agency RMBS in a rising interest rate environment, which will protect our portfolio from excess margin calls on our pass-through Agency RMBS portfolio and reduced net interest margins, and allow us to invest in securities, such as IOs, that have historically performed well in a rising interest rate environment.

•	Experienced RMBS Investment Team. Robert Cauley, our Chief Executive Officer and co-founder of Bimini, and Hunter Haas, our Chief Investment Officer, have 20 and 13 years of experience, respectively, in analyzing, trading and investing in Agency RMBS. Additionally, Messrs. Cauley and Haas have over ten and nine years, respectively, of experience managing Bimini, which is a publicly-traded REIT that has invested in Agency RMBS since its inception in 2003. Messrs. Cauley and Haas managed Bimini through the recent housing market collapse and the related adverse effects on the banking and financial system, repositioning Bimini’s portfolio in response to adverse market conditions. We believe this experience has enabled them to recognize portfolio risk in advance, hedge such risk accordingly and manage liquidity and borrowing risks during adverse market conditions. We believe that Messrs. Cauley’s and Haas’ experience provides us with a competitive advantage over other management teams that may not have experience managing a publicly-traded mortgage REIT or managing a business similar to ours during various interest rate and credit cycles, including the recent housing market collapse.

•	Clean Balance Sheet With an Implemented Investment Strategy. We recently completed our initial public offering and intend to build on our existing investment portfolio. As of September 30, 2013, our Agency RMBS portfolio had a fair value of approximately $331.8 million and was comprised of approximately 93.8% pass-through Agency RMBS and 6.2% structured Agency RMBS. Our net asset value as of September 30, 2013 was approximately $44.8 million. Bimini managed our portfolio from our inception until the closing of our initial public offering utilizing the same investment strategy that our Manager and its experienced RMBS investment team have employed since our initial public offering.

•	Alignment of Interests. Bimini owns 981,665 shares of our common stock, which represents approximately 29.38% of the aggregate outstanding shares of our common stock. We believe that Bimini’s ownership of our common stock aligns our Manager’s interests with our interests.

Summary Risk Factors

An investment in our common stock involves a high degree of material risks. Each prospective purchaser of our common stock should consider carefully the matters discussed under “Risk Factors” beginning on page 31 and included in our Annual Report on Form 10-K for the year ended December 31, 2012 before investing in our common stock. Some of these risks include:

•	The subscription price for this rights offering, which will be equal to the greater of (i) 92.5% of the volume-weight adjusted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $ per share, will not necessarily be an indication of the fair value of our common stock.

•	Stockholders who do not fully exercise their rights may have their interests diluted.

•	You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.

•	We may terminate this rights offering at any time prior to the expiration of the offer period, and neither we nor the transfer agent will have any obligation to you except to return your exercise payments.

•	You must act promptly and follow instructions carefully if you want to exercise your rights.

•	You will not be able to sell the shares of common stock you buy in this rights offering until you receive your DRS Statement or your account is credited with the common stock.

•	Because our management will have broad discretion over the use of the net proceeds from this rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

•	The failure of U.S. lawmakers to reach an agreement on the national debt ceiling may materially adversely affect our business, financial condition and results of operations.

•	Adoption of the Basel III standards and other proposed supplementary regulatory standards may negatively impact our access to financing or affect the terms of our future financing arrangements.

•	Separate legislation has been introduced in both houses of the U.S. congress, which would, among other things, revoke the charters of Fannie Mae and Freddie Mac, and we could be materially adversely affected if these proposed laws were enacted.

•	The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government, may adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	Continued adverse developments in the broader residential mortgage market have adversely affected Bimini and may materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	Interest rate mismatches between our Agency RMBS and our borrowings may reduce our net interest margin during periods of changing interest rates, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	Increased levels of prepayments on the mortgages underlying our Agency RMBS might decrease net interest income or result in a net loss, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	We invest in structured Agency RMBS, including CMOs, IOs, IIOs and POs. Although structured Agency RMBS are generally subject to the same risks as our pass-through Agency RMBS, certain types of risks may be enhanced depending on the type of structured Agency RMBS in which we invest.

•	Our use of leverage could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	Adverse market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets were insufficient to meet these collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at unfavorable prices, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	Hedging against interest rate exposure may not completely insulate us from interest rate risk and could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	We are completely dependent upon our Manager and certain key personnel of Bimini who provide services to us through the management agreement, and we may not find suitable replacements for our Manager or these personnel if the management agreement is terminated or such key personnel are no longer available to us.

•	There are various conflicts of interest in our relationship with our Manager and Bimini, which could result in decisions that are not in the best interest of our stockholders, including possible conflicts created by our Manager’s compensation whereby it is entitled to receive a management fee that is not tied to the performance of our portfolio and possible conflicts of duties that may result from the fact that all of our Manager’s officers are also employees of Bimini.

•	Loss of our exemption from regulation under the Investment Company Act would negatively affect the value of shares of our common stock and our ability to pay distributions to our stockholders.

•	Our failure to qualify, or maintain our qualification, as a REIT would subject us to U.S. federal income tax, which could adversely affect the value of the shares of our common stock and would substantially reduce the cash available for distribution to our stockholders.

•	Legal proceedings involving Bimini and certain of its subsidiaries have adversely affected Bimini, may materially adversely affect Bimini’s and our Manager’s ability to effectively manage our business and could materially adversely affect our reputation, business, operations, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

Our Portfolio

As of September 30, 2013, our portfolio consisted of Agency RMBS with an aggregate fair value of approximately $331.8 million, a weighted average coupon of 3.31% and a weighted average borrowing rate of 0.37%. The following table summarizes our portfolio as of September 30, 2013:

Asset Category	Fair Value(1)	Percentage of Entire Portfolio	Weighted Average Coupon	Weighted Average Maturity in Months	Longest Maturity	Weighted Average Coupon Reset in Months	Weighted Average Lifetime Cap	Weighted Average Periodic Cap	Weighted Average CPR(2)
Pass-through Agency RMBS backed by:
Adjustable Rate Mortgages	$6,150	1.9%	4.04%	248	9-1-35	4.71	10.05%	2.00%	0.13%
Fixed Rate Mortgages	184,662	55.7	3.62	310	9-1-43	n/a	n/a	n/a	3.83
Hybrid Adjustable Rate Mortgages	120,205	36.2	2.56	352	8-1-43	111.61	7.56	2.00	10.66

Total/Weighted Average Mortgage Pass-through Agency RMBS	$311,017	93.8%	3.22%	325	9-1-43	106.41	7.68%	2.00%	6.45%

Asset Category	Fair Value(1)	Percentage of Entire Portfolio	Weighted Average Coupon	Weighted Average Maturity in Months	Longest Maturity	Weighted Average Coupon Reset in Months	Weighted Average Lifetime Cap	Weighted Average Periodic Cap	Weighted Average CPR(2)

Structured Agency RMBS:
CMOs	$—	—%	—%	—	—	—	—	—	—%
IOs	15,371	4.6	4.32	236	10-20-42	n/a	n/a	n/a	24.38
IIOs	5,399	1.6	5.91	319	12-15-40	n/a	6.09	n/a	46.26
POs	—	—	—	—	—	—	—	—	—

Total/Weighted Average Structured Agency RMBS	20,770	6.2%	4.73%	258	10-20-42	n/a	n/a	n/a	28.18%

Total/Weighted Average	$331,787	100.0%	3.31%	321	9-1-43	n/a	n/a	n/a	12.57%

(1)	In thousands.
(2)	CPR refers to Constant Prepayment Rate, which is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the CPR in the chart above represents the three month prepayment rate of the securities in the respective asset category.

GAAP and Non-GAAP Reconciliation

To date, we have used derivatives, specifically Eurodollar futures contracts, to hedge the interest rate risk on repurchase agreements in a rising rate environment. Each Eurodollar contract covers a specific three month period, but we typically have many contracts in place at any point in time — usually covering several years in the aggregate. We have not elected to designate our derivative holdings for hedge accounting treatment under the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging. Changes in fair value of these instruments are presented in a separate line item in our Statements of Operations. As such, for financial reporting purposes, interest expense and cost of funds are not impacted by the fluctuation in value of the Eurodollar futures contracts. In the future, we may use other derivative instruments to hedge our interest expense and/or elect to designate our derivative holdings for hedge accounting treatment.

For the purpose of computing economic net interest income and ratios relating to cost of funds measures, GAAP interest expense has been adjusted to reflect the realized gains or losses on specific Eurodollar contracts that pertain to each period presented. As of September 30, 2013, we have Eurodollar futures contracts in place through 2018. Since we have taken short positions on these contracts, when interest rates move higher the value of our short position may increase in value. The opposite would be true if interest rates were to decrease. Adjusting our interest expense for the periods presented by the gains on all Eurodollar futures would not accurately reflect our economic interest expense for these periods. For each period presented we have combined the effects of the Eurodollar positions in place for the respective period with the actual interest expense incurred on repurchase agreements to reflect total expense for the applicable period. Interest expense, including the effect of Eurodollar futures contracts for the period, is referred to as economic interest expense. Net interest income, when calculated to include the effect of Eurodollar futures contracts for the period, is referred to as economic net interest income.

However, under ASC 815, because we have not elected hedging treatment, the gains or losses on all of our Eurodollar futures contracts held during the period are reflected in our consolidated statements of operations. This presentation includes gains or losses on all contracts in effect during the reporting period — covering the current period as well as periods in the future.

We believe that economic interest expense and economic net interest income provides meaningful information to consider, in addition to the respective amounts prepared in accordance with GAAP. The non-GAAP measures help us to evaluate our financial position and performance without the effects of certain transactions and GAAP adjustments that are not necessarily indicative of our current investment portfolio or operations. The realized and unrealized gains or losses presented in our statement of operations are not necessarily representative of the total interest rate expense that we will ultimately realize. This is because as interest rates move up or down in the future, the gains or losses we ultimately realize, and which will affect our total interest rate expense in future periods, may differ from the unrealized gains or losses recognized as of the reporting date.

Our presentation of the economic value of our hedging strategy has important limitations. First, other market participants may calculate economic interest expense and economic net interest income differently than we calculate them. Second, while we believe that the calculation of the economic value of our hedging strategy described above helps to present our financial position and performance, it may be of limited usefulness as an analytical tool. Therefore, the economic value of our investment strategy should not be viewed in isolation and is not a substitute for interest expense and net interest income computed in accordance with GAAP.

The following tables present the effect of our hedging strategy on interest expense and net interest income for each quarter during 2013 and 2012.

Gains (Losses) on Eurodollar Futures Contracts (in thousands)
Three Months Ended	Recognized in Income Statement	Attributed to Future Periods (Non-GAAP)	Attributed to Current Period (Non-GAAP)
September 30, 2013	$(2,272)	$(2,244)	$(28)
June 30, 2013	6,852	6,856	(4)
March 31, 2013	(484)	(419)	(65)
December 31, 2012	—	61	(61)
September 30, 2012	(14)	14	(28)
June 30, 2012	(1)	9	(10)
March 31, 2012	(24)	(20)	(4)

The following table presents the effect of our hedging strategy on interest and net interest income for each quarter during 2013 and 2012.

(dollars in thousands)		Interest Expense on Repurchase Agreements			Net Interest Income
	Interest Income	GAAP Interest Expense	Gains (Losses) on Eurodollar Futures Contracts Attributed to Current Period(1)	Economic Interest Expense(2)	GAAP Net Interest Income	Economic Net Interest Income(3)
Three Months Ended
September 30, 2013	$2,551	$294	$(28)	$322	$2,257	$2,229
June 30, 2013	2,429	322	(4)	326	2,107	2,103
March 31, 2013	1,412	201	(65)	266	1,211	1,146
December 31, 2012	473	94	(62)	156	379	317
September 30, 2012	697	58	(28)	86	639	611
June 30, 2012	769	74	(10)	84	695	685
March 31, 2012	759	51	(4)	55	708	704

(1)	Reflects the effect of Eurodollar futures contract hedges for only the period presented.
(2)	Calculated by subtracting the effect of Eurodollar hedges attributed to the period presented from GAAP interest expense.
(3)	Calculated by adding the effect of Eurodollar hedges attributed to the period presented to GAAP net interest income.

The table below provides information on our portfolio average balances, interest income, yield on assets, average repurchase agreement balances, economic interest expense, economic cost of funds, economic net interest income and economic net interest spread for the nine months ended September 30, 2013 and 2012 and for each quarter in 2013 and 2012.

(dollars in thousands)
	Average MBS Securities Held(1)	Interest Income(2)	Yield On Average MBS Securities	Average Repurchase Agreements(1)	Economic Interest Expense(3)	Average Economic Cost of Funds(4)	Economic Net Interest Income(3)	Economic Net Interest Spread(5)
Three Months Ended
September 30, 2013	$335,467	$2,551	3.04%	$305,196	$322	0.42%	$2,229	2.62%
June 30, 2013	349,704	2,429	2.78%	312,591	326	0.42%	2,103	2.36%
March 31, 2013	237,820	1,412	2.38%	210,194	266	0.51%	1,146	1.87%
December 31, 2012	91,094	473	2.08%	80,256	156	0.78%	317	1.30%
September 30, 2012	64,378	697	4.33%	53,698	86	0.64%	611	3.69%
June 30, 2012	73,559	769	4.18%	62,407	84	0.54%	685	3.64%
March 31, 2012	70,585	759	4.30%	59,157	55	0.37%	704	3.93%

Nine Months Ended
September 30, 2013	307,664	6,392	2.77%	275,993	914	0.44%	5,478	2.33%
September 30, 2012	69,507	2,225	4.27%	58,421	225	0.51%	2,000	3.76%

(1)	Portfolio yields and costs of borrowings presented in the table above and the tables above are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented. Average balances for quarterly periods are calculated using two data points, the beginning and ending balances. Average balances for the year to date periods are calculated as the average of the average quarterly periods.
(2)	Interest income presented in the table above includes only interest earned on the Company’s MBS investments and excludes interest earned on cash balances, and excludes the impact of discounts or premiums on MBS investments, as discounts or premiums are not amortized under the fair value option. Interest income and net portfolio interest income may not agree with the information presented in the statements of operations.
(3)	Economic interest expense and economic net interest income presented in the table above and the table above includes the effect of Eurodollar futures contract hedges for only the period presented. For the three month periods ended September 30, 2013 and 2012, total gains (losses) on Eurodollar contracts recognized in our statements of operations for GAAP purposes were $(2,271,875) and $(14,250), respectively. For the nine month periods ended September 30, 2013 and 2012, total gains (losses) on Eurodollar contracts recognized in our statements of operations for GAAP purposes were $4,095,788 and $(39,500), respectively.
(4)	Represents interest cost of our borrowings and effect on Eurodollar futures contracts hedges attributed to the period related to hedging activities Divided by Average MBS Securities Held.
(5)	Economic Net Interest Spread is calculated by subtracting Average Economic Cost of Funds from Yield on Average MBS Securities.

The following table sets forth, for the periods indicated, information regarding leverage ratio and weighted average CPR.

Three Months Ended	Leverage Ratio(1)	Weighted Average CPR(2)
September 30, 2013	6.7x	12.57%
June 30, 2013	6.5x	16.25%
March 31, 2013	6.3x	19.97%
December 31, 2012	7.1x	28.56%
September 30, 2012	3.8x	25.02%
June 30, 2012	3.7x	38.65%
March 31, 2012	5.2x	23.80%
December 31, 2011	3.2x	29.66%
September 30, 2011	2.9x	21.12%
June 30, 2011	3.0x	18.74%
March 31, 2011	3.0x	5.67%

(1)	Leverage ratio is calculated by dividing our total liabilities by total equity at the end of each period. At September 30, 2013, $38.7 million of payable for unsettled securities purchased has been excluded from total liabilities for the purpose of calculating this ratio.
(2)	The CPR in the chart above represents the three month prepayment rate of the securities in their respective asset category.

Our Financing Strategy

We borrow against our Agency RMBS using short term repurchase agreements. We may use other sources of leverage, such as secured or unsecured debt or issuances of preferred stock. We do not have a policy limiting the amount of leverage we may incur. However, we generally expect that the ratio of our total liabilities compared to our equity, which we refer to as our leverage ratio, will be less than 12 to 1. Our amount of leverage may vary depending on market conditions and other factors that we deem relevant. As of September 30, 2013, our portfolio leverage ratio was approximately 6.7 to 1. As of September 30, 2013, we had entered into master repurchase agreements with nine counterparties and had funding in place with nine counterparties, as described below.

Counterparty	Balance(1)	Percent of Total Borrowings	Weighted Average Borrowing Rate(2)	Weighted Average Maturity of Repurchase Agreements in Days	Amount at Risk(1)(3)
Citigroup Global Markets, Inc.	$124,591	41.3%	0.34%	26	$6,924
CRT Capital Group, LLC	28,760	9.5	0.40	28	1,679
South Street Securities, LLC	49,305	16.3	0.36	27	3,182
The PrinceRidge Group, LLC	25,847	8.6	0.39	25	1,700
SunTrust Robinson Humphrey, Inc.	24,532	8.1	0.34	7	1,328
Mizuho Securities USA, Inc.	25,442	8.4	0.46	26	2,021
Cantor Fitzgerald & Co.	4,571	1.6	0.38	18	325
KGS-Alpha Capital Markets, L.P.	7,819	2.6	0.35	12	579
Pierpont Securities, LLC	10,790	3.6	0.35	16	510

Total/Weighted Average	$301,657	100.0%	0.37%	24	$18,248

(1)	In thousands.
(2)	Weighted Average Borrowing Rate refers to the product of the interest rate and the outstanding balance for each individual repurchase agreement at the end of the period, divided by the total outstanding repurchase agreements at the end of the period.
(3)	Equal to the fair value of securities sold, plus accrued interest income and receivable for securities sold, minus the sum of repurchase agreement liabilities and accrued interest expense.

During the nine months ended September 30, 2013, the average balance of our repurchase agreement financing was $276.0 million.

Risk Management

We invest in Agency RMBS to mitigate credit risk. Additionally, our Agency RMBS are backed by a diversified base of mortgage loans to mitigate geographic, loan originator and other types of concentration risks.

Interest Rate Risk Management

We believe that the risk of adverse interest rate movements represents the most significant risk to our portfolio. This risk arises because (i) the interest rate indices used to calculate the interest rates on the mortgages underlying our assets may be different from the interest rate indices used to calculate the interest rates on the related borrowings, and (ii) interest rate movements affecting our borrowings may not be reasonably correlated with interest rate movements affecting our assets. We attempt to mitigate our interest rate risk by using the following techniques:

•	Agency RMBS Backed by ARMs. We seek to minimize the differences between interest rate indices and interest rate adjustment periods of our Agency RMBS backed by ARMs and related borrowings. At the time of funding, we typically align (i) the underlying interest rate index used to calculate interest rates for our Agency RMBS backed by ARMs and the related borrowings and (ii) the interest rate adjustment periods for our Agency RMBS backed by ARMs and the interest rate adjustment periods for our related borrowings. As our borrowings mature or are renewed, we may adjust the index used to calculate interest expense, the duration of the reset periods and the maturities of our borrowings.

•	Agency RMBS Backed by Fixed-Rate Mortgages. As interest rates rise, our borrowing costs increase; however, the income on our Agency RMBS backed by fixed-rate mortgages remains unchanged. Subject to qualifying and maintaining our qualification as a REIT, we may seek to limit increases to our borrowing costs through the use of interest rate swap or cap agreements, options, put or call agreements, futures contracts, forward rate agreements or similar financial instruments to effectively convert our floating-rate borrowings into fixed-rate borrowings.

•	Agency RMBS Backed by Hybrid ARMs. During the fixed-rate period of our Agency RMBS backed by hybrid ARMs, the security is similar to Agency RMBS backed by fixed-rate mortgages. During this period, subject to qualifying and maintaining our qualification as a REIT, we may employ the same hedging strategy that we employ for our Agency RMBS backed by fixed-rate mortgages. Once our Agency RMBS backed by hybrid ARMs convert to floating rate securities, we may employ the same hedging strategy as we employ for our Agency RMBS backed by ARMs.

Additionally, our structured Agency RMBS generally exhibit sensitivities to movements in interest rates different than our pass-through Agency RMBS. To the extent they do so, our structured Agency RMBS may protect us against declines in the market value of our combined portfolio that result from adverse interest rate movements, although we cannot assure you that this will be the case.

Prepayment Risk Management

The risk of mortgage prepayments is another significant risk to our portfolio. When prevailing interest rates fall below the coupon rate of a mortgage, mortgage prepayments are likely to increase. Conversely, when prevailing interest rates increase above the coupon rate of a mortgage, mortgage prepayments are likely to decrease.

When prepayment rates increase, we may not be able to reinvest the money received from prepayments at yields comparable to those of the securities prepaid. Also, some ARMs and hybrid ARMs which back our Agency RMBS may bear initial “teaser” interest rates that are lower than their fully-indexed interest rates. If these mortgages are prepaid during this “teaser” period, we may lose the opportunity to receive interest payments at the higher, fully-indexed rate over the expected life of the security. Additionally, some of our structured Agency RMBS, such as IOs and IIOs, may be negatively affected by an increase in prepayment rates because their value is wholly contingent on the underlying mortgage loans having an outstanding principal balance.

A decrease in prepayment rates may also have an adverse effect on our portfolio. For example, if we invest in POs, the purchase price of such securities will be based, in part, on an assumed level of prepayments on the underlying mortgage loan. Because the returns on POs decrease the longer it takes the principal payments on the underlying loans to be paid, a decrease in prepayment rates could decrease our returns on these securities.

Prepayment risk also affects our hedging activities. When an Agency RMBS backed by a fixed-rate mortgage or hybrid ARM is acquired with borrowings, we may cap or fix our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related Agency RMBS. If prepayment rates are different than our projections, the term of the related hedging instrument may not match the fixed-rate portion of the security, which could cause us to incur losses.

Because our business may be adversely affected if prepayment rates are different than our projections, we seek to invest in Agency RMBS backed by mortgages with well-documented and predictable prepayment histories. To protect against increases in prepayment rates, we invest in Agency RMBS backed by mortgages that we believe are less likely to be prepaid. For example, we invest in Agency RMBS backed by mortgages (i) with loan balances low enough such that a borrower would likely have little incentive to refinance, (ii) extended to borrowers with credit histories weak enough to not be eligible to refinance their mortgage loans, (iii) that are newly originated fixed-rate or hybrid ARMs or (iv) that have interest rates low enough such that a borrower would likely have little incentive to refinance. To protect against decreases in prepayment rates, we may also invest in Agency RMBS backed by mortgages with characteristics opposite to those described above, which would typically be more likely to be refinanced. We may also invest in certain types of structured Agency RMBS as a means of mitigating our portfolio-wide prepayment risks. For example, certain tranches of CMOs are less sensitive to increases in prepayment rates, and we may invest in those tranches as a means of hedging against increases in prepayment rates.

Liquidity Management Strategy

Because of our use of leverage, we manage liquidity to meet our lenders’ margin calls using the following measures:

•	Maintaining cash balances or unencumbered assets well in excess of anticipated margin calls; and

•	Making margin calls on our lenders when we have an excess of collateral pledges against our borrowings.

We also attempt to minimize the number of margin calls we receive by:

•	Deploying capital from our leveraged Agency RMBS portfolio to our unleveraged Agency RMBS portfolio;

•	Investing in Agency RMBS backed by mortgages that we believe are less likely to be prepaid to decrease the risk of excessive margin calls when monthly prepayments are announced. Prepayments are declared, and the market value of the related security declines, before the receipt of the related cash flows. Prepayment declarations give rise to a temporary collateral deficiency and generally results in margin calls by lenders;

•	Obtaining funding arrangements which defer or waive prepayment-related margin requirements in exchange for payments to the lender tied to the dollar amount of the collateral deficiency and a predetermined interest rate; and

•	Reducing our overall amount of leverage.

Our Management Strategy

On February 20, 2013, we entered into a management agreement with our Manager that governs the relationship between us and our Manager and describes the services provided by our Manager and the compensation for those services. Under the management agreement, our Manager, subject to the supervision of our Board of Directors, is required to oversee our business affairs in conformity with our operating policies and our investment guidelines that are proposed by the investment committee of our Manager and approved by our Board of Directors. Our Manager’s obligations and responsibilities under the management agreement include asset selection, asset and liability management and investment portfolio risk management.

The management agreement has an initial term expiring on February 20, 2016, and will automatically be renewed for one-year terms thereafter unless terminated by us for cause or by us or our Manager upon at least 180-days’ notice prior to the end of the initial term or any automatic renewal term.

The following table summarizes the fees that are payable to our Manager pursuant to the management agreement:

Fee	Summary Description
Management Fee

The management fee is payable monthly in arrears in an amount equal to 1/12th of (a) 1.50% of the first $250,000,000 of our equity (as defined below), (b) 1.25% of our equity that is greater than $250,000,000 and less than or equal to $500,000,000, and (c) 1.00% of our equity that is greater than $500,000,000.

“Equity” equals our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), as computed in accordance with accounting principles generally accepted in the United States, or GAAP.

Under the management agreement, we paid our manager aggregate management fees of $454,000 for the period beginning on February 20, 2013 and ending September 30, 2013.

Stock-Based Compensation	Our Manager’s officers and employees are eligible to receive stock awards pursuant to our 2012 Equity Incentive Plan.

Expense Reimbursement	We reimburse any expenses directly related to our operations incurred by our Manager, excluding personnel-related expenses of our Manager or of Bimini (other than the compensation of our Chief Financial Officer), which include services provided to us pursuant to the management agreement. We reimburse our Manager for our allocable share of the compensation of our Chief Financial Officer based on our percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets. We also reimburse our pro rata portion of our Manager’s and Bimini’s overhead expenses based on our percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets.

Fee	Summary Description

We have not reimbursed our Manager for any expenses for the period beginning February 20, 2013 and ending September 30, 2013. Pursuant to the terms of the management agreement, we are not obligated to reimburse our pro rata portion of our Manager’s and Bimini’s overhead expenses until our aggregate stockholders’ equity equals $100 million or more.

Termination Fee	The termination fee, payable for non-renewal of the management agreement without cause, will be equal to three times the sum of the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed calendar quarter prior to the effective date of termination.

Overhead Sharing Agreement

On February 20, 2013, our Manager entered into an overhead sharing agreement with Bimini. Pursuant to this agreement, our Manager is provided with access to, among other things, Bimini’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing accounting, financial reporting, legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a reimbursement of the Manager’s allocable cost for these services. The reimbursement paid by our Manager pursuant to this agreement will not constitute an expense under the management agreement.

Conflicts of Interest; Equitable Allocation of Opportunities

Bimini invests solely in Agency RMBS and, because it is internally-managed, does not pay a management fee. Additionally, Bimini, as the sole member of our Manager, will indirectly receive the management fees earned by our Manager through reimbursement payments under the overhead sharing agreement and our Manager’s payment of distributions to Bimini. Our Manager may in the future manage other funds, accounts and investment vehicles that have strategies that are similar to our strategy, although our Manager currently does not manage any other funds, accounts or investment vehicles. Our Manager and Bimini make available to us opportunities to acquire assets that they determine, in their reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with their written investment allocation procedures and policies, subject to the exception that we might not be offered each such opportunity, but will on an overall basis equitably participate with Bimini and our Manager’s other accounts in all such opportunities when considered together. Bimini and our Manager have agreed not to sponsor another REIT that has substantially the same investment strategy as Bimini or us prior to the earlier of (i) the termination or expiration of the management agreement or (ii) our Manager no longer being a subsidiary or affiliate of Bimini.

Because many of our targeted assets are typically available only in specified quantities and because many of our targeted assets are also targeted assets for Bimini and may be targeted assets for other accounts our Manager may manage in the future, neither Bimini nor our Manager may be able to buy as much of any given asset as required to satisfy the needs of Bimini, us and any other account our Manager may manage in the future. In these cases, our Manager’s and Bimini’s investment allocation procedures and policies will typically allocate such assets to multiple accounts in proportion to their needs and available capital. The policies will permit departure from such proportional allocation when (i) allocating purchases of whole-pool Agency RMBS, because those securities cannot be divided into multiple parts to be allocated among various accounts, and (ii) such allocation would result in an inefficiently small amount of the security being purchased for an account. In these cases, the policy allows for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. Specifically, the investment allocation procedures and policies stipulate that our Manager and Bimini will base the allocation of investment opportunities in good faith and principally on the following factors:

•	the primary investment strategy and the stage of portfolio development of each account;

•	the effect of the potential investment on the diversification of each account’s portfolio by coupon, purchase price, size, prepayment characteristics and leverage;

•	the cash requirements of each account;

•	the anticipated cash flow of each account’s portfolio; and

•	the amount of funds available to each account and the length of time such funds have been available for investment.

Our independent directors conduct quarterly reviews with our Manager of its allocation decisions, if any, and discuss with our Manager the portfolio needs of each account for the next quarter and whether such needs will give rise to an asset allocation conflict and, if so, the potential resolution of such conflict.

Other policies that our Manager applies to the management of the Company include controls for cross transactions (transactions between managed accounts (including us)), principal transactions (transactions between Bimini or our Manager and a managed account (including us)) and split price executions. To date we have not entered into any cross transactions but we have entered into one principal transaction prior to our initial public offering and have conducted split price executions. See “Our Manager and the Management Agreement — Conflicts of Interest; Equitable Allocation of Opportunities” and “Certain Relationships and Related Transactions” for a more detailed description of these types of transactions, the principal transaction we have entered into with Bimini and the policies of Bimini and our Manager that govern these types of transactions. We currently do not anticipate that we will enter into any additional cross transactions or principal transactions.

We are entirely dependent on our Manager for our day-to-day management and do not have any independent officers. Our executive officers are also executive officers of Bimini and our Manager, and none of them will devote his time to us exclusively. We compete with Bimini and will compete with any other account managed by our Manager or other RMBS investment vehicles that may be sponsored by Bimini in the future for access to these individuals.

John B. Van Heuvelen, one of our independent director nominees, owns shares of common stock of Bimini. Mr. Cauley, our Chief Executive Officer and Chairman of our Board of Directors, also serves as Chief Executive Officer and Chairman of the Board of Directors of Bimini and owns shares of common stock of Bimini. Mr. Haas, our Chief Financial Officer, Chief Investment Officer, Secretary and a member of our Board of Directors, also serves as the Chief Financial Officer, Chief Investment Officer and Treasurer of Bimini and owns shares of common stock of Bimini. Accordingly, Messrs. Van Heuvelen, Cauley and Haas may have a conflict of interest with respect to actions by our Board of Directors that relate to Bimini or our Manager.

Because our executive officers are also officers of our Manager, the terms of our management agreement, including fees payable, were not negotiated on an arm’s-length basis, and its terms may not be as favorable to us as if it was negotiated with an unaffiliated party.

The management fee we pay to our Manager will be paid regardless of our performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns for our investment portfolio.

Our Formation and Structure

We were formed by Bimini as a Maryland corporation in August 2010. Bimini currently owns approximately 29.38% of our outstanding common stock. The following chart illustrates our ownership structure immediately after completion of this rights offering, assuming all shares of common stock offered in this rights offering are subscribed for.

Tax Structure

We have been organized and have operated so as to qualify to be taxed as a REIT. We will elect to be taxed as a REIT beginning with our 2013 taxable year, upon the filing of our federal income tax return for such year. Our qualification as a REIT and the maintenance of such qualification depends upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and we intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT. In connection with this rights offering, we will receive an opinion from Hunton & Williams LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally are not subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any taxable REIT subsidiary, or TRS, that we may form or acquire will be subject to federal, state and local income tax. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify as a REIT in any calendar year and do not qualify for certain statutory relief provisions, our income would be subject to U.S. federal income tax (and any applicable state and local taxes), and we would likely be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. As a REIT, we may still be subject to certain federal, state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income.

Our Distribution Policy

To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We are subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Material U.S. Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes pursuant to GAAP. Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money, sell assets or make taxable distributions of our capital stock or debt securities to satisfy the distribution requirements. Additionally, we may pay future distributions from the proceeds from this rights offering or other securities offerings, and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. We do not currently intend to pay future distributions from the proceeds of this rights offering.

Any distributions that we make on our common stock will be authorized by and at the discretion of our Board of Directors and declared by us based upon a variety of factors deemed relevant by our directors, which may include among other things, our actual results of operations, restrictions under applicable law, our capital requirements and the REIT requirements of the Code. We have not established a minimum payment distribution level, and we cannot assure you of our ability to make distributions to our stockholders in the future.

Distributions to stockholders generally will be taxable to our stockholders as ordinary income, although a portion of such distributions may be designated by us as long-term capital gain or qualified dividend income or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their U.S. federal income tax treatment. For a discussion of the U.S. federal income tax treatment of our distributions, see “Material U.S. Federal Income Tax Considerations.”

Restrictions on Ownership and Transfer of Our Capital Stock

Due to limitations on the concentration of ownership of REIT stock imposed by the Code, subject to certain exceptions, our charter provides that no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, except that Bimini may own up to 35.0% of our common stock so long as Bimini continues to qualify as a REIT. See “Description of Our Capital Stock — Restrictions on Ownership and Transfer.”

Our charter also prohibits any person from, among other matters:

•	beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Our Board of Directors may, in its sole discretion, exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in our charter and may establish or increase an excepted holder percentage limit for such person if our Board of Directors obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder percentage limit will not cause us to lose our qualification as a REIT.

Our charter also provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. Additionally, if the transfer to the trust is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

Investment Company Act Exemption

We operate our business so that we are exempt from registration under the Investment Company Act. We rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which applies to companies in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. We monitor our portfolio periodically and prior to each investment to confirm that we continue to qualify for the exemption. To qualify for the exemption, we make investments so that at least 55% of the assets we own on an unconsolidated basis consist of qualifying mortgages and other liens on and interests in real estate, which we refer to as qualifying real estate assets, and so that at least 80% of the assets we own on an unconsolidated basis consist of real estate-related assets, including our qualifying real estate assets.

We treat whole-pool pass-through Agency RMBS as qualifying real estate assets based on no-action letters issued by the Staff of the Securities and Exchange Commission, or the SEC. In August 2011, the SEC, through a concept release, requested comments on interpretations of Section 3(c)(5)(C). To the extent that the SEC or its staff publishes new or different guidance with respect to these matters, we may fail to qualify for this exemption. Our Manager intends to manage our pass-through Agency RMBS portfolio such that we will have sufficient whole-pool pass-through Agency RMBS to ensure we retain our exemption from registration under the Investment Company Act. At present, we generally do not expect that our investments in structured Agency RMBS will constitute qualifying real estate assets but will constitute real estate-related assets for purposes of the Investment Company Act.

Our Corporate Information

Our offices are located at 3305 Flamingo Drive, Vero Beach, Florida 32963, and the telephone number of our offices is (772) 231-1400. Our internet address is www.orchidislandcapital.com. Our internet site and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement thereto.

This Rights Offering

The following summary describes the principal terms of this rights offering, but it is not intended to be a complete description of this rights offering. See the information under the heading “This Rights Offering” in this prospectus for a more detailed description of the terms and conditions of this rights offering.

Subscription Rights	We will distribute to each stockholder of record on , 2013, at no charge, one nontransferable subscription right for each share of our common stock then owned. Each right will entitle its holder to purchase shares of our common stock. The rights will be evidenced by a nontransferable rights certificate. If each right is exercised, we expect to receive aggregate gross proceeds of $ million in this rights offering.

Basic Subscription Rights	Each right will entitle the holder to purchase shares of our common stock at a subscription price equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $ per share. Fractional shares resulting from the exercise of the basic subscription right will be eliminated by rounding down to the nearest whole share. The transfer agent will return any excess payments by mail without interest or deduction promptly after the expiration of this rights offering.

Over-Subscription Privilege	Each rights holder who elects to exercise its basic subscription right in full may also subscribe for additional shares at the same subscription price per share. If an insufficient number of shares is available to fully satisfy the over-subscription privilege requests, the available shares will be distributed proportionately among rights holders who exercised their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right, subject to certain limitations related to REIT qualification. The transfer agent will return any excess payments by mail without interest or deduction promptly after the expiration of this rights offering.

Subscription Price	The subscription price is payable in cash and will be equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $ per share. To be effective, any payment related to the exercise of a subscription right must clear before this rights offering expires. The subscription price will not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities.

Record Date	Close of business on , 2013

Expiration Date	5:00 p.m., Eastern time, on , 2014, unless we extend this rights offering period. Rights not exercised before the expiration date will be void and of no value and will cease to be exercisable for shares of our common stock.

Listing and Trading	The rights will be nontransferable and will not be listed on the NYSE MKT or any other exchange.

Procedure for Exercising Rights	To exercise your subscription rights, you must take the following steps:

•	If you are a registered holder of our common stock, the transfer agent must receive your payment for each share of common stock subscribed for pursuant to your subscription right and your

properly completed subscription rights certificate before 5:00 p.m., Eastern time, on                     , 2014. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•	If you wish to purchase shares of our common stock through this rights offering, please promptly contact any broker, dealer, custodian bank or other nominee who is the record holder of your shares. We will ask your record holder to notify you of this rights offering. You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder and instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments to the transfer agent before 5:00 p.m., Eastern time, on , 2014.

Amendment or Termination of Offering	We reserve the right, in our sole discretion, to amend or modify the terms of this rights offering. In addition, our board of directors may cancel this rights offering, in whole or in part, in its sole discretion at any time prior to the time this rights offering expires for any reason (including a change in the market price of our common stock). If we cancel this rights offering, any funds you paid to the transfer agent will be promptly refunded, without interest or deduction.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of common stock at a subscription price equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $ per share.

Key Dates	Stockholders who wish to participate in this rights offering should be aware of the following key dates and deadlines (the dates and deadlines below assume no extension of this rights offering):

Record Date	, 2013

Subscription Period	days

Expiration Date	, 2014

Deadline for Delivery of Subscription Certificates and Payment for Shares	, 2014

Final Payment for Shares	, 2014

U.S. Federal Income Tax Considerations

Generally, a holder should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in this rights offering. You should consult your tax advisor as to the particular tax consequences to you of the receipt of rights in this rights offering and the exercise, sale or lapse of the rights, including the applicability of any state, local or non-U.S. tax laws in light of your particular circumstances. For a detailed discussion see “Material U.S. Federal Income Tax Considerations.”

Issuance of Our Common Stock	DRS statements representing the shares of common stock purchased in this rights offering will be issued as soon as practicable after the expiration of this rights offering.

Use of Proceeds	The purpose of this rights offering is to provide us with additional capital to make investments in accordance with our investment guidelines. See “Use of Proceeds.”

Transfer Agent	Continental Stock Transfer & Trust Company

Shares Outstanding Before this Rights Offering	We expect 3,341,665 shares of our common stock to be issued and outstanding as of the record date.

Shares Outstanding After this Rights Offering	We expect approximately shares of our common stock will be outstanding immediately after completion of this rights offering, assuming all of the rights are exercised.

Risk Factors	Before you exercise your subscription rights to purchase our common stock, you should carefully consider the risks described in the section entitled “Risk Factors,” beginning on page 31 of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “may,” “plans,” “projects,” “will,” or similar expressions, or the negative of these words, we intend to identify forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business and investment strategy;

•	our ability to deploy effectively and timely the net proceeds of this rights offering;

•	our expected operating results;

•	our ability to acquire investments on attractive terms;

•	the effect of the U.S. Federal Reserve’s and the U.S. Treasury’s recent actions on the liquidity of the capital markets;

•	the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government;

•	mortgage loan modification programs and future legislative action;

•	our ability to access the capital markets;

•	our ability to obtain future financing arrangements;

•	our ability to successfully hedge the interest rate risk and prepayment risk associated with our portfolio;

•	our ability to make distributions to our stockholders in the future;

•	our understanding of our competition and our ability to compete effectively;

•	our ability to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act;

•	our ability to maintain the listing of our common stock on the NYSE MKT;

•	market trends;

•	the impact of an inability to reach an agreement on the national debt ceiling;

•	the effect of actual or proposed actions of the U.S. Federal Reserve with respect to monetary policy, inflation or the taper of existing financial asset purchases;

•	expected capital expenditures; and

•	the impact of technology on our operations and business.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Except as required by law, we are not obligated to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

When considering forward-looking statements, you should keep in mind the risks and other cautionary statements set forth in this prospectus, including those contained in “Risk Factors,” and the risks and other cautionary statements set forth in our periodic reports incorporated by reference into the registration statement of which this prospectus forms a part, including those contained under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. You should carefully consider these risks when you make a decision concerning an investment in our common stock, along with the following factors, among others, that may cause actual results to vary from our forward-looking statements:

•	general volatility of the securities markets in which we invest and the market price of our common stock;

•	our limited operating history;

•	changes in our business or investment strategy;

•	changes in interest rate spreads or the yield curve;

•	availability, terms and deployment of debt and equity capital;

•	availability of qualified personnel;

•	the degree and nature of our competition;

•	increased prepayments of the mortgage loans underlying our Agency RMBS;

•	risks associated with our hedging activities;

•	changes in governmental regulations, tax rates and similar matters; and

•	defaults on our investments.

RISK FACTORS

You should carefully consider the risks described below relating to this rights offering and certain aspects of our business as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference into this prospectus, before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. Similarly, these risks could cause the market price of our common stock to decline and you might lose all or part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below.

Risks Related to this Rights Offering

The subscription price determined for this rights offering, which will be equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $             per share, will not necessarily be an indication of the fair value of our common stock.

The price to purchase a share of common stock in this rights offering will be equal to the greater of (i) 92.5% of the volume-weighted average of the sales price of shares of our common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this rights offering and (ii) $             per share. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not necessarily consider the subscription price to be an indication of the fair value of the common stock to be offered in this rights offering. After the date of this prospectus, our common stock may trade at prices above or below the subscription price.

Stockholders who do not fully exercise their rights will have their interests diluted.

Assuming all rights are exercised, this rights offering will result in the issuance of an additional             shares of our common stock. If you choose not to fully exercise your rights prior to the expiration of this rights offering, your proportionate voting interest will be reduced and your relative ownership interest in us will be diluted, to the extent that other stockholders exercise their rights. Rights holders who do not exercise their rights prior to the expiration of this rights offering will lose any value represented by their rights.

Currently, Bimini owns 981,665 shares of our common stock representing approximately 29.38% of our outstanding shares. Bimini has informed us that it has not made a decision as to whether it will participate in this rights offering. However, Bimini has informed us that it does not intend to exercise all of its rights in this rights offering. If Bimini exercises a larger percentage of its subscription rights than the percentage exercised by all other stockholders collectively, Bimini’s percentage ownership interest in our common stock will increase. To assist us in qualifying as a REIT, among other purposes, ownership of our stock by any person is generally limited to 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our stock, except that Bimini may own up to 35.0% of our common stock so long as Bimini continues to qualify as a REIT.

In addition, because the subscription price may be less than our net asset value per share, our stockholders may experience substantial immediate dilution of the aggregate net asset value of their shares as a result of this rights offering. This rights offering also likely will cause substantial dilution in the dividends per share we are able to distribute subsequent to completion of this rights offering. Our reported earnings per share will be retroactively adjusted to reflect the dilutive effects of this rights offering. See “Dilution.”

You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.

Once you exercise your rights, you may not revoke the exercise. The public trading market price of our common stock may decline before the rights expire. If you exercise your rights you will have committed to buying shares of our common stock potentially at a price above the prevailing market price. Moreover, you may be unable to sell your shares of common stock at a price equal to or greater than the subscription price you paid for such shares.

We may terminate this rights offering at any time prior to the expiration of the offer period, and neither we nor the transfer agent will have any obligation to you except to return your exercise payments without interest.

We may, in our sole discretion, decide not to continue with this rights offering or terminate this rights offering prior to the expiration of the offer period. If this rights offering is terminated, the transfer agent will return as soon as possible all exercise payments, without interest or deduction.

You must act promptly and follow instructions carefully if you want to exercise your rights.

Eligible participants and, if applicable, brokers, banks or other nominees acting on their behalf, who desire to purchase common stock in this rights offering must act promptly to ensure that all required rights certificates are actually received prior to the expiration of the relevant rights offering and that all payments are actually received prior to the payment deadline by the transfer agent. The time period to exercise rights is limited. If you or your broker fails to complete and sign the required rights certificates, sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the transfer agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, bank or other nominee holds rights on your behalf.

We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

You will not be able to sell the shares of common stock you buy in this rights offering until you receive your DRS Statement or your account is credited with the common stock.

If you purchase shares in this rights offering by submitting a subscription rights certificate and payment, we will mail you a DRS statement as soon as practicable after                     , 2014, or such later date as to which this rights offering may be extended. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase shares, your account with your nominee will be credited with the shares of our common stock you purchased in this rights offering as soon as practicable after the expiration of this rights offering, or such later date as to which this rights offering may be extended. Until your DRS statements have been delivered or your account is credited, you may not be able to sell your shares even though the common stock issued in this rights offering will be listed for trading on the NYSE MKT. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

Because our management will have broad discretion over the use of the net proceeds from this rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We intend to invest the net proceeds of this rights offering in (i) pass-through Agency RMBS backed by hybrid ARMs, ARMs and fixed-rate mortgage loans and (ii) structured Agency RMBS. Our management may invest the proceeds as it deems appropriate. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from this rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

If you use a personal check to pay for the shares, it may not clear in time.

Any personal check used to pay for shares must clear prior to the expiration date, and the clearing process may require seven to ten business days. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time this rights offering expires to ensure that your payment is received and clears by that time.

Risks Related to Our Business

The U.S. Federal Reserve’s recent announcement that it would reduce its monthly purchases pursuant to QE3 could impact the market for and value of the Agency RMBS in which we invest as well as our net asset value and net interest margin.

On September 13, 2012, the U.S. Federal Reserve announced a third round of quantitative easing, or QE3, which is an open-ended program designed to expand the Federal Reserve’s holdings of long-term securities by purchasing an additional $40 billion of Agency RMBS per month until key economic indicators, such as the unemployment rate, show signs of improvement. In December 2012, the U.S. Federal Reserve announced that it would begin buying $45 billion of long-term Treasury bonds each month. See “Part I. Item 1A. Risk Factors — Although the immediate effect of “QE3” was an increase of Agency RMBS prices, there is no certainty what effect QE3 and other recently announced governmental actions might have in the future on the price and liquidity of the securities in which we invest. However, the confluence of such factors as QE3 and further governmental efforts to increase home loan refinancing opportunities could simultaneously raise Agency RMBS prices and increase prepayment activity, which could place downward pressure on our net interest margin” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. On December 18, 2013, the U.S. Federal Reserve announced that it would reduce its purchases of Agency RMBS by $5 billion per month and reduce its purchases of Treasury bonds by $5 billion per month.

The immediate effect of the announcement of QE3 was an increase in Agency RMBS prices. Since the initial price spike, prices for all securities have receded below the price levels that existed before the announcement of QE3. It is unclear what effect, if any, the incremental reduction in the rate of the U.S. Federal Reserve’s monthly purchases will have on the value of the Agency RMBS in which we invest. However, it is possible that the market for such securities, the price of such securities and, as a result, our net asset value and net interest margin could be negatively effected.

The failure of U.S. lawmakers to reach an agreement on the national debt ceiling may materially adversely affect our business, financial condition and results of operations.

On October 16, 2013, Congress passed legislation that effectively suspended the debt ceiling through February 7, 2014 to permit broader negotiations over budget issues and the debt ceiling. In the event U.S. lawmakers fail to reach an agreement on the national debt ceiling, the U.S. could default on its obligations, which could negatively impact the trading market for U.S. government securities. This may, in turn, negatively affect the value of our Agency RMBS and our ability to obtain financing for our investments. As a result, it may materially adversely affect our business, financial condition and results of operations.

On August 5, 2011, Standard & Poor’s downgraded the U.S. credit rating to AA+ for the first time due to the U.S. Congress’ inability to reach an effective agreement on the national debt ceiling and a budget in a timely manner. Because Fannie Mae and Freddie Mac are in the conservatorship of the U.S. Government, the implicit credit rating of Agency RMBS guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae were also downgraded to AA+. While this downgrade did not have a significant impact on the fair value of the Agency RMBS in our portfolio, it increased the uncertainty regarding the credit risk of Agency RMBS. The current U.S. debt ceiling and budget deficit concerns have increased the possibility of the credit-rating agencies further downgrading the U.S. credit rating. On October 15, 2013, Fitch Ratings Service placed the U.S. credit rating on negative watch, warning that a failure by the U.S. Government to honor interest or principal payments on U.S. Treasury Securities would impact its decision whether to downgrade the U.S. credit rating. Fitch also stated that the manner and duration of an agreement to raise the debt ceiling and resolve the budget impasse, as well as the perceived risk of such events occurring in the future, would weigh on its ratings.

A further downgrade of the U.S. Government’s credit rating could create broader financial turmoil and uncertainty, which would weigh heavily on the global banking system. Such circumstances could adversely affect our business in many ways, including but not limited to adversely impacting our ability to obtain attractive financing for our investments, increasing the cost of such financing if it is obtained, increasing the likelihood that our repurchase agreement lenders require that we post additional collateral as a result of margin calls causing us to sell assets at depressed prices in order to generate liquidity to satisfy these margin calls or to settle repurchase agreement obligations if we are unable to obtain new repurchase agreement borrowings when our current borrowings expire. As a result, these adverse economic and market conditions may also adversely affect our liquidity position, and could increase our risk of a counterparty defaulting on its obligations. If any of these events were to occur, it could materially adversely affect our business, financial condition and results of operations.

Adoption of the Basel III standards and other proposed supplementary regulatory standards may negatively impact our access to financing or affect the terms of our future financing arrangements.

In response to various financial crises and the volatility of financial markets, the Basel Committee on Banking Supervision adopted the Basel III standards several years ago. The final package of Basel III reforms was approved by the G20 leaders in November 2010. In January 2013, the Basel Committee agreed to delay implementation of the Basel III standards and expanded the scope of assets permitted to be included in a bank’s liquidity measurement.

U.S. regulators have elected to implement substantially all of the Basel III standards. Financial institutions will have until 2019 to fully comply with the Basel III standards, which could cause an increase in capital requirements for, and could place constraints on, the financial institutions from which we borrow.

Shortly after approving the Basel III standards, U.S. regulators also issued a notice of proposed rule-making calling for enhanced supplementary leverage ratio standards, which would impose capital requirements more stringent than those of the Basel III standards for the most systematically significant banking organizations in the U.S. The enhanced standards are currently subject to public comment, and there can be no assurance that they will be adopted or, if adopted, that they will resemble the current proposal. Adoption and implementation of the Basel III standards and the supplemental regulatory standards proposed by U.S. regulators may negatively impact our access to financing or affect the terms of our future financing arrangements.

Separate legislation has been introduced in both houses of the U.S. Congress, which would, among other things, revoke the charters of Fannie Mae and Freddie Mac, and we could be materially adversely affected if these proposed laws were enacted.

On June 25, 2013, a bipartisan group of senators introduced the Housing Finance Reform and Taxpayer Protection Act of 2013, which may serve as a catalyst for congressional discussion on the reform of Fannie Mae and Freddie Mac, to the U.S. Senate. On July 11, 2013, members of the House Committee on Financial Services introduced the Protecting American Taxpayers and Homeowners Act to the U.S. House of Representatives.

While the two bills are distinguishable in many respects, they have some notable commonalities. Both bills call for the revocation of the charters of Fannie Mae and Freddie Mac and seek to increase the opportunities for private capital to participate in, and consequently bear the risk of loss in connection with, government-guaranteed mortgage back securities. Both bills also have considerable support in their respective houses of Congress, which suggests that efforts to reform and possibly eliminate Fannie Mae and Freddie Mac may be gaining momentum.

The passage of any new legislation affecting Fannie Mae and Freddie Mac may create market uncertainty and reduce the actual or perceived credit quality of securities issued or guaranteed by the U.S. government through a new or existing successor entity to Fannie Mae and Freddie Mac. If the charters of Fannie Mae and Freddie Mac were revoked, it is unclear what effect, if any, this would have on the value of the existing Fannie Mae and Freddie Mac Agency RMBS. It is also possible that the above-referenced proposed legislation, if made law, could adversely impact the market for securities issued or guaranteed by the U.S. government and the spreads at which they trade. The foregoing could materially adversely affect the pricing, supply, liquidity and value of our target assets and otherwise materially adversely affect our business, operations and financial condition.

USE OF PROCEEDS

Assuming this rights offering is fully subscribed at the estimated subscription price of $        , the net proceeds of this rights offering will be approximately $         million, after deducting dealer manager fees of approximately $         million and other expenses related to the right offering payable by us estimated at approximately $        . There can be no assurance that all the rights will be exercised.

We intend to invest the net proceeds of this rights offering in (i) pass-through Agency RMBS backed by hybrid ARMs, ARMs and fixed-rate mortgage loans and (ii) structured Agency RMBS. Specifically, we intend to invest the net proceeds of this rights offering as follows:

•	Approximately 40% to 70% in pass-through Agency RMBS. Of the 40% to 70% of the net proceeds allocated to pass-through Agency RMBS, the net proceeds will be further allocated as follows:

•	approximately 0% to 75% in pass-through Agency RMBS backed by fixed-rate mortgage loans;

•	approximately 0% to 75% in pass-through Agency RMBS backed by ARMs; and

•	approximately 0% to 75% in pass-through Agency RMBS backed by hybrid ARMs.

•	The remaining 30% to 60% of the proceeds will be allocated to structured Agency RMBS.

We expect to fully invest the net proceeds of this rights offering in Agency RMBS within approximately three months of closing the subscription and, for our pass-through Agency RMBS portfolio and a certain portion of our structured Agency RMBS portfolio, to implement our leveraging strategy within approximately three additional months. We then expect to borrow against the pass-through Agency RMBS and a portion of our structured Agency RMBS that we purchase with the proceeds of this rights offering through repurchase agreements and use the net proceeds of the borrowings to acquire additional pass-through Agency RMBS and structured Agency RMBS in accordance with a similar targeted allocation. We reserve the right to change our targeted allocation depending on prevailing market conditions, including, among others, the pricing and supply of Agency RMBS and structured Agency RMBS, the performance of our portfolio and the availability and terms of financing.

Until these assets can be identified and obtained, we may temporarily invest the balance of the proceeds of this rights offering in interest-bearing short-term investment grade securities or money market accounts consistent with our intention to qualify and maintain our qualification as a REIT, or we may hold cash. These investments are expected to provide a lower net return than we hope to achieve from our intended investments.

MARKET PRICE OF OUR COMMON STOCK

Our common stock trades on the NYSE MKT under the symbol “ORC.” As of                     , 2013, there were 3,341,665 shares of our common stock outstanding and             stockholders of record. The number of beneficial holders is substantially greater that the number of holders of record as a large portion of our common stock is held through brokerage firms. On                     , 2013, the closing price of our common stock, as reported on the NYSE MKT, was $        . The table below sets forth the high and low sales price per share of our common stock as reported on the NYSE MKT for the periods indicated.

	Orchid Island Capital, Inc. Common Stock
	High		Low
2013
First Quarter (period from February 14, 2013 through March 31, 2013)(1)		$15.40		$13.50
Second Quarter		$14.00		$10.67
Third Quarter		$12.94		$10.02
Fourth Quarter (through December , 2013)	$		$

(1)	Our common stock began trading on the NYSE MKT on February 14, 2013.

DISTRIBUTION POLICY

We intend to continue to make regular monthly cash distributions to our stockholders, as more fully described below. To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Material U.S. Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes pursuant to GAAP.

We have declared and paid the dividends described in the table below since the completion of our initial public offering.

	Dividends Declared per Share of Common Stock
Declaration Date	Amount	Record Date	Date of Payment
March 8, 2013	$0.135	March 25, 2013	March 27, 2013
April 10, 2013	$0.135	April 25, 2013	April 30, 2013
May 9, 2013	$0.135	May 28, 2013	May 31, 2013
June 10, 2013	$0.135	June 25, 2013	June 28, 2013
July 9, 2013	$0.135	July 25, 2013	July 31, 2013
August 12, 2013	$0.135	August 26, 2013	August 30, 2013
September 10, 2013	$0.135	September 25, 2013	September 30, 2013
October 10, 2013	$0.135	October 25, 2013	October 31, 2013
November 12, 2013	$0.135	November 25, 2013	November 27, 2013
December 10, 2013	$0.180	December 26, 2013	December 30, 2013

Any additional distributions we make will be authorized by and at the discretion of our Board of Directors based upon a variety of factors deemed relevant by our directors, which may include:

•	actual results of operations;

•	our financial condition;

•	our level of retained cash flows;

•	our capital requirements;

•	the timing of the investment of the net proceeds of this rights offering;

•	any debt service requirements;

•	our taxable income;

•	the annual distribution requirements under the REIT provisions of the Code;

•	applicable provisions of Maryland law; and

•	other factors that our Board of Directors may deem relevant.

We have not established a minimum distribution payment level, and we cannot assure you of our ability to make distributions to our stockholders in the future.

Our charter authorizes us to issue preferred stock that could have a preference over our common stock with respect to distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

Our ability to make distributions to our stockholders will depend upon the performance of our investment portfolio, and, in turn, upon our Manager’s management of our business. To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Code, we may consider various funding sources to cover any shortfall, including selling certain of our assets, borrowing funds or using a portion of the net proceeds we receive in this rights offering or future offerings (and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes). We also may elect to pay all or a portion of any distribution in the form of a taxable distribution of our stock or debt securities. We do not currently intend to pay future distributions from the proceeds of this rights offering. In addition, our Board of Directors may change our distribution policy in the future. See “Risk Factors.”

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2013:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of shares of our common stock in this rights offering, assuming all rights are exercised at the estimated subscription price of $ per share.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our financial statements and related notes incorporated by reference into this prospectus.

	September 30, 2013 (unaudited) (in thousands)
	Actual(1)	As Adjusted(1)
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value per share; 500,000,000 shares authorized; 3,341,665 shares and shares, respectively issued and outstanding	$33,417	$
Preferred stock, $0.01 par value ; 100,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—
Additional paid-in capital	47,619,710
Accumulated deficit	(2,828,926)
TOTAL STOCKHOLDERS’ EQUITY	$44,824,201	$

(1)	Does not include up to 4,000,000 shares of common stock reserved for issuance under our 2012 Equity Incentive Plan, with grants under such plan subject to a cap of an aggregate of 10% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of each award. No shares have been awarded under this plan as of the date of this prospectus.

DILUTION

Our net tangible book value as of September 30, 2013 was approximately $44.8 million, or $13.41 per share of our common stock. Net tangible book value per share represents the amount of our total tangible assets minus our total liabilities, divided by the aggregate shares of our common stock outstanding. After giving effect to the sale of shares of our common stock in this rights offering, assuming all rights are exercised at the estimated subscription price of $         per share, and our receipt of the estimated net proceeds from that sale, our as adjusted net tangible book value would be approximately $         million, or approximately $         per share, representing an immediate dilution of approximately $         per share to our existing stockholders.

The following table illustrates the dilutive effects of this rights offering on a per share basis, assuming all rights are exercised at the estimated subscription price of $         per share:

Estimated subscription price	$
Net tangible book value per share as of September 30, 2013, before giving effect to this rights offering	$
Decrease in net tangible book value per share attributable to this rights offering	$

As adjusted net tangible book value per share on September 30, 2013, after giving effect to this rights offering(1)	$
Dilution in as adjusted net tangible book value per share	$

(1)	If, at the expiration of this rights offering, the subscription price is determined to be $ per share, the lowest price at which this offering could be completed, the as adjusted net tangible book value per share on September 30, 2013, after giving effect to this rights offering, would be $ .

SELECTED FINANCIAL DATA

The following table presents summary selected financial data as of September 30, 2013 and December 31, 2012, for the nine months ended September 30, 2013 and for the years ended December 31, 2012 and 2011. The balance sheet data as of December 31, 2012 and the statement of operations data for the years ended December 31, 2012 and 2011 has been derived from our audited financial statements. The statement of operations and balance sheet data as of September 30, 2013 and for the nine months ended September 30, 2013 has been derived from our interim unaudited financial statements. These interim unaudited financial statements have been prepared on substantially the same basis as our audited financial statements and reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of our financial position as of September 30, 2013 and the results of operations for the nine months ended September 30, 2013. All such adjustments are of a normal recurring nature. These results are not necessarily indicative of our results for the full year.

Because the information presented below is only a summary and does not provide all of the information contained in our historical financial statements, including the related notes, you should read it in conjunction with the more detailed information contained in our financial statements and related notes incorporated by reference into this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus.

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
	(unaudited)
Statement of Operations Data:
Revenues:
Interest income	$6,393,156	$2,697,922	$1,770,957
Interest expense	(817,219)	(277,328)	(96,223)
Net interest income	5,575,937	2,420,594	1,674,734
Realized (losses) gains on mortgage-backed securities	(1,490,712)	(307,795)	409,828
Unrealized losses on mortgage-backed securities	(9,072,712)	(805,932)	(1,544,171)
Gains (losses) on futures contracts	4,095,788	(39,725)	(138,525)
Net portfolio (loss) income	(891,699)	1,267,142	401,866
Total Expenses	1,251,202	732,799	1,592,080

Net (loss) income	$(2,142,901)	$534,343	$(1,190,214)

Basic and diluted (loss) income per share of common stock	$(0.74)	$0.54	$(1.21)

	As of September 30, 2013	As of December 31, 2012
	(unaudited)
Balance Sheet Data:
Total mortgage-backed securities	$331,786,933	$115,379,574
Total assets	385,479,833	118,860,956
Repurchase agreements	301,656,523	103,941,174
Total liabilities	340,655,632	104,135,981
Total stockholders’ equity	44,824,201	14,724,975
Book value per share of our common stock	$13.41	$95.54	(1)

(1)	The as adjusted net tangible book value per share of our common stock on December 31, 2012, after giving effect to the February 20, 2013 stock dividend, was $15.00.

BUSINESS

Our Company

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS.

Our business objective is to provide attractive risk-adjusted total returns to our investors over the long term through a combination of capital appreciation and the payment of regular monthly distributions. We intend to achieve this objective by investing in and strategically allocating capital between the two categories of Agency RMBS described above. We seek to generate income from (i) the net interest margin, which is the spread or difference between the interest income we earn on our assets and the interest cost of our related borrowing and hedging activities, on our leveraged pass-through Agency RMBS portfolio and the leveraged portion of our structured Agency RMBS portfolio, and (ii) the interest income we generate from the unleveraged portion of our structured Agency RMBS portfolio. We intend to fund our pass-through Agency RMBS and certain of our structured Agency RMBS, such as fixed and floating rate tranches of CMOs and POs, through short-term borrowings structured as repurchase agreements. However, we do not intend to employ leverage on the securities in our structured Agency RMBS portfolio that have no principal balance, such as IOs and IIOs. We may pledge a portion of these assets to increase our cash balance, but we do not intend to invest the cash derived from pledging the assets. Otherwise, we do not intend to use leverage in these instances because these securities contain structural leverage.

Pass-through Agency RMBS and structured Agency RMBS typically exhibit materially different sensitivities to movements in interest rates. Declines in the value of one portfolio may be offset by appreciation in the other. The percentage of capital that we allocate to our two Agency RMBS asset categories will vary and will be actively managed in an effort to maintain the level of income generated by the combined portfolios, the stability of that income stream and the stability of the value of the combined portfolios. We believe that this strategy will enhance our liquidity, earnings, book value stability and asset selection opportunities in various interest rate environments.

We were formed by Bimini in August 2010, commenced operations on November 24, 2010 and completed our initial public offering on February 20, 2013. Bimini is currently our largest stockholder. Our Manager is a subsidiary of Bimini. Our Manager is an investment advisor registered with the SEC, with access to Bimini’s experienced RMBS investment team. As of September 30, 2013, our Agency RMBS portfolio had a fair value of approximately $331.8 million and was comprised of approximately 93.8% pass-through Agency RMBS and 6.2% structured Agency RMBS. Our net asset value as of September 30, 2013 was approximately $44.8 million.

We have been organized and have operated so as to qualify as a REIT under the Code. We will elect to be taxed as a REIT beginning with our 2013 taxable year, upon the filing of our federal income tax return for such year. As a REIT, we generally are not be subject to U.S. federal income tax to the extent that we annually distribute all of our REIT taxable income to our stockholders and continue to qualify as a REIT.

Our Manager

We are externally managed and advised by our Manager, pursuant to the terms of a management agreement. Our Manager is a Maryland limited liability company that is a wholly-owned subsidiary of Bimini. Our Manager is responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. Members of Bimini’s and our Manager’s senior management team also serve as our executive officers. We do not have any employees.

Our Investment and Capital Allocation Strategy

Our Investment Strategy

Our business objective is to provide attractive risk-adjusted total returns to our investors over the long term through a combination of capital appreciation and the payment of regular monthly distributions. We intend to achieve this objective by investing in and strategically allocating capital between pass-through Agency RMBS and structured Agency RMBS. We seek to generate income from (i) the net interest margin on our leveraged pass-through Agency RMBS portfolio and the leveraged portion of our structured Agency RMBS portfolio, and (ii) the interest income we generate from the unleveraged portion of our structured Agency RMBS portfolio. We also seek to minimize the volatility of both the net asset value of, and income from, our portfolio through a process which emphasizes capital allocation, asset selection, liquidity and active interest rate risk management.

We fund our pass-through Agency RMBS and certain of our structured Agency RMBS, such as fixed and floating rate tranches of CMOs and POs, through repurchase agreements. However, we do not employ leverage on our structured Agency RMBS that have no principal balance, such as IOs and IIOs. We may pledge a portion of these assets to increase our cash balance, but we do not intend to invest the cash derived from pledging the assets. Otherwise, we do not intend to use leverage in these instances because the securities contain structural leverage. However, we may pledge a portion of these assets simply to increase our cash balance, but will not invest the cash derived from pledging the assets. The structural leverage is derived as follows:

•	A structured security is defined as a security whose cash flows are derived from the cash flows of one or more underlying securities.

•	The structured security will only receive a portion of the cash flows from the underlying security. It will either receive a fractional portion of the cash flows from the underlying securities over the life of the underlying security, or it will receive all of the cash flows from the underlying securities, but only for a fraction of the time such securities are producing cash flow.

•	In the case of our structured Agency RMBS portfolio, the underlying securities in question are Agency RMBS. There are two primary factors that affect the timing and amount of cash flows of Agency RMBS:

•	movements of interest rates, and

•	actual or expected prepayments of the underlying loans.

•	Because a structured security only receives a portion of the cash flows of the underlying security, changes in the cash flows of the underlying security may have a far greater impact on the total cash flows to the structured security. For instance, if we own a security that is only entitled to the interest portion of the cash flows from an underlying pool of amortizing loans, we will only receive such cash flows as long as the underlying loans remain outstanding. If the underlying loans are paid off at a faster rate than was anticipated, the total interest cash flows received will be lower than anticipated. In this instance the total principal cash flows will be unaffected, but if the loans are paid off sooner than anticipated, the total interest cash flows will be reduced. Therefore, while the aggregate principal and interest cash flows of the underlying loans will be materially reduced, the cash flows to the security only entitled to receive the interest portion of such cash flows will be reduced, in percentage terms, to a greater extent.

•	Since the price of a security is a function of the expected cash flows over the life of such security, the structural leverage is the result of the fact the structured security is likely to experience price movements larger than those experienced by the securities underlying the structured security.

Our investment strategy consists of the following components:

•	investing in pass-through Agency RMBS and certain structured Agency RMBS, such as fixed and floating rate tranches of CMOs and POs, on a leveraged basis to increase returns on the capital allocated to this portfolio;

•	investing in certain structured Agency RMBS, such as IOs and IIOs, on an unleveraged basis in order to (i) increase returns due to the structural leverage contained in such securities, (ii) enhance liquidity due to the fact that these securities will be either be unencumbered or, when encumbered, retain the cash from doing so and (iii) diversify portfolio interest rate risk due to the different interest rate sensitivity these securities have compared to pass-through Agency RMBS;

•	investing in Agency RMBS in order to minimize credit risk;

•	investing in assets that will cause us to maintain our exclusion from regulation as an investment company under the Investment Company Act; and

•	investing in assets that will allow us to qualify and maintain our qualification as a REIT.

Our Manager makes investment decisions based on various factors, including, but not limited to, relative value, expected cash yield, supply and demand, costs of hedging, costs of financing, liquidity requirements, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. We do not attribute any particular quantitative significance to any of these factors, and the weight we give to these factors depends on market conditions and economic trends. We believe that this strategy, combined with our Manager’s experienced RMBS investment team, enables us to provide attractive long-term returns to our stockholders.

Capital Allocation Strategy

The percentage of capital invested in our two asset categories varies and is managed in an effort to maintain the level of income generated by the combined portfolios, the stability of that income stream and the stability of the value of the combined portfolios. Typically, pass-through Agency RMBS and structured Agency RMBS exhibit materially different sensitivities to movements in interest rates. Declines in the value of one portfolio may be offset by appreciation in the other, although we cannot assure you that this will be the case. Additionally, our Manager seeks to maintain adequate liquidity as it allocates capital.

We allocate our capital to assist our interest rate risk management efforts. The unleveraged portfolio does not require unencumbered cash or cash equivalents to be maintained in anticipation of possible margin calls. To the extent more capital is deployed in the unleveraged portfolio, our liquidity needs will generally be less.

During periods of rising interest rates, refinancing opportunities available to borrowers typically decrease because borrowers are not able to refinance their current mortgage loans with new mortgage loans at lower interest rates. In such instances, securities that are highly sensitive to refinancing activity, such as IOs and IIOs, typically increase in value. Our capital allocation strategy allows us to redeploy our capital into such securities when and if we believe interest rates will be higher in the future, thereby allowing us to hold securities the value of which we believe is likely to increase as interest rates rise. Also, by being able to re-allocate capital into structured Agency RMBS, such as IOs, during periods of rising interest rates, we may be able to offset the likely decline in the value of our pass-through Agency RMBS, which are negatively impacted by rising interest rates.

We intend to qualify as a REIT and operate in a manner that will not subject us to regulation under the Investment Company Act. In order to rely on the exemption provided by Section 3(c)(5)(C) under the Investment Company Act, we must maintain at least 55% of our assets in qualifying real estate assets. For purposes of this test, structured mortgage-backed securities are non-qualifying real estate assets. Accordingly, while we have no explicit limitation on the amount of our capital that we will deploy to the unleveraged structured Agency RMBS portfolio, we will deploy our capital in such a way so as to maintain our exemption from registration under the Investment Company Act.

Competitive Strengths

We believe that our competitive strengths include:

•	Ability to Successfully Allocate Capital between Pass-Through and Structured Agency RMBS. We seek to maximize our risk-adjusted returns by investing exclusively in Agency RMBS, which has limited credit risk due to the guarantee of principal and interest payments on such securities by Fannie Mae, Freddie Mac or Ginnie Mae. Our Manager will allocate capital between pass-through Agency RMBS and structured Agency RMBS. The percentage of our capital we allocate to our two asset categories will vary and will be actively managed in an effort to maintain the level of income generated by the combined portfolios, the stability of that income stream and the stability of the value of the combined portfolios. We believe this strategy will enhance our liquidity, earnings, book value stability and asset selection opportunities in various interest rate environments and provide us with a competitive advantage over other REITs that invest in only pass-through Agency RMBS. This is because, among other reasons, our investment and capital allocation strategies allow us to move capital out of pass-through Agency RMBS and into structured Agency RMBS in a rising interest rate environment, which will protect our portfolio from excess margin calls on our pass-through Agency RMBS portfolio and reduced net interest margins, and allow us to invest in securities, such as IOs, that have historically performed well in a rising interest rate environment.

•	Experienced RMBS Investment Team. Robert Cauley, our Chief Executive Officer and co-founder of Bimini, and Hunter Haas, our Chief Investment Officer, have 20 and 13 years of experience, respectively, in analyzing, trading and investing in Agency RMBS. Additionally, Messrs. Cauley and Haas have over ten and nine years, respectively, of experience managing Bimini, which is a publicly-traded REIT that has invested in Agency RMBS since its inception in 2003. Messrs. Cauley and Haas managed Bimini through the recent housing market collapse and the related adverse effects on the banking and financial system, repositioning Bimini’s portfolio in response to adverse market conditions. We believe this experience has enabled them to recognize portfolio risk in advance, hedge such risk accordingly and manage liquidity and borrowing risks during adverse market conditions. We believe that Messrs. Cauley’s and Haas’ experience provides us with a competitive advantage over other management teams that may not have experience managing a publicly-traded mortgage REIT or managing a business similar to ours during various interest rate and credit cycles, including the recent housing market collapse.

•	Clean Balance Sheet With an Implemented Investment Strategy. We recently completed our initial public offering and intend to build on our existing investment portfolio. As of September 30, 2013, our Agency RMBS portfolio had a fair value of approximately $331.8 million and was comprised of approximately 93.8% pass-through Agency RMBS and 6.2% structured Agency RMBS. Our net asset value as of September 30, 2013 was approximately $44.8 million. Bimini managed our portfolio from our inception until the closing of our initial public offering utilizing the same investment strategy that our Manager and its experienced RMBS investment team have employed since our initial public offering.

•	Alignment of Interests. Bimini owns 981,665 shares of our common stock, which represents approximately 29.38% of the aggregate outstanding shares of our common stock. We believe that Bimini’s ownership of our common stock aligns our Manager’s interests with our interests.

Our Portfolio

As of September 30, 2013, our portfolio consisted of Agency RMBS with an aggregate fair value of approximately $331.8 million, a weighted average coupon of 3.31% and a weighted average borrowing rate of 0.37%. The following table summarizes our portfolio as of September 30, 2013:

Asset Category	Fair Value(1)	Percentage of Entire Portfolio	Weighted Average Coupon	Weighted Average Maturity in Months	Longest Maturity	Weighted Average Coupon Reset in Months	Weighted Average Lifetime Cap	Weighted Average Periodic Cap	Weighted Average CPR(2)
Pass-through Agency RMBS backed by:
Adjustable Rate Mortgages	$6,150	1.9%	4.04%	248	9-1-35	4.71	10.05%	2.00%	0.13%
Fixed Rate Mortgages	184,662	55.7	3.62	310	9-1-43	n/a	n/a	n/a	3.83%
Hybrid Adjustable Rate Mortgages	120,205	36.2	2.56	352	8-1-43	111.61	7.56	2.00	10.66%

Total/Weighted Average Mortgage Pass-through Agency RMBS	$311,017	93.8%	3.22%	325	9-1-43	106.41	7.68%	2.00%	6.45%

Structured Agency RMBS:
CMOs	$—	—%	—%	—	—	—	—	—	—%
IOs	15,371	4.6	4.32	236	10-20-42	n/a	n/a	n/a	24.38%
IIOs	5,399	1.6	5.91	319	12-15-40	n/a	6.09	n/a	46.26%
POs	—	—	—	—	—	—	—	—	—%

Total/Weighted Average Structured Agency RMBS	20,770	6.2%	4.73%	258	10-20-42	n/a	n/a	n/a	28.18%

Total/Weighted Average	$331,787	100.0%	3.31%	321	9-1-43	n/a	n/a	n/a	12.57%

(1)	In thousands.
(2)	CPR refers to Constant Prepayment Rate, which is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the CPR in the chart above represents the three month prepayment rate of the securities in the respective asset category.

Description of Agency RMBS

Pass-through Agency RMBS

We invest in pass-through securities, which are securities secured by residential real property in which payments of both interest and principal on the securities are generally made monthly. In effect, these securities pass through the monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer or guarantor of the securities. Pass-through certificates can be divided into various categories based on the characteristics of the underlying mortgages, such as the term or whether the interest rate is fixed or variable.

The payment of principal and interest on mortgage pass-through securities issued by Ginnie Mae, but not the market value, is guaranteed by the full faith and credit of the federal government. Payment of principal and interest on mortgage pass-through certificates issued by Fannie Mae and Freddie Mac, but not the market value, is guaranteed by the respective agency issuing the security.

A key feature of most mortgage loans is the ability of the borrower to repay principal earlier than scheduled. This is called a prepayment. Prepayments arise primarily due to sale of the underlying property, refinancing or foreclosure. Prepayments result in a return of principal to pass-through certificate holders. This may result in a lower or higher rate of return upon reinvestment of principal. This is generally referred to as prepayment uncertainty. If a security purchased at a premium prepays at a higher-than-expected rate, then the value of the premium would be eroded at a faster-than-expected rate. Similarly, if a discount mortgage prepays at a lower-than-expected rate, the amortization towards par would be accumulated at a slower-than-expected rate. The possibility of these undesirable effects is sometimes referred to as “prepayment risk.”

In general, declining interest rates tend to increase prepayments, and rising interest rates tend to slow prepayments. Like other fixed-income securities, when interest rates rise, the value of Agency RMBS generally declines. The rate of prepayments on underlying mortgages will affect the price and volatility of Agency RMBS and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If interest rates rise, our holdings of Agency RMBS may experience reduced returns if the borrowers of the underlying mortgages pay off their mortgages later than anticipated. This is generally referred to as extension risk.

The mortgage loans underlying pass-through certificates can generally be classified into the following three categories:

•	Fixed-Rate Mortgages. Fixed-rate mortgages are those where the borrower pays an interest rate that is constant throughout the term of the loan. Traditionally, most fixed-rate mortgages have an original term of 30 years. However, shorter terms (also referred to as final maturity dates) have become common in recent years. Because the interest rate on the loan never changes, even when market interest rates change, over time there can be a divergence between the interest rate on the loan and current market interest rates. This in turn can make fixed-rate mortgages price sensitive to market fluctuations in interest rates. In general, the longer the remaining term on the mortgage loan, the greater the price sensitivity.

•	ARMs. ARMs are mortgages for which the borrower pays an interest rate that varies over the term of the loan. The interest rate usually resets based on market interest rates, although the adjustment of such an interest rate may be subject to certain limitations. Traditionally, interest rate resets occur at regular set intervals (for example, once per year). We will refer to such ARMs as “traditional” ARMs. Because the interest rates on ARMs fluctuate based on market conditions, ARMs tend to have interest rates that do not deviate from current market rates by a large amount. This in turn can mean that ARMs have less price sensitivity to interest rates.

•	Hybrid Adjustable-Rate Mortgages. Hybrid ARMs have a fixed-rate for the first few years of the loan, often three, five, or seven years, and thereafter reset periodically like a traditional ARM. Effectively, such mortgages are hybrids, combining the features of a pure fixed-rate mortgage and a traditional ARM. Hybrid ARMs have price sensitivity to interest rates similar to that of a fixed-rate mortgage during the period when the interest rate is fixed and similar to that of an ARM when the interest rate is in its periodic reset stage. However, because many hybrid ARMs are structured with a relatively short initial time span during which the interest rate is fixed, even during that segment of its existence, the price sensitivity may be high.

Structured Agency RMBS

We also invest in structured Agency RMBS, which include CMOs, IOs, IIOs and POs. The payment of principal and interest, as appropriate, on structured Agency RMBS issued by Ginnie Mae, but not the market value, is guaranteed by the full faith and credit of the federal government. Payment of principal and interest, as appropriate, on structured Agency RMBS issued by Fannie Mae and Freddie Mac, but not the market value, is guaranteed by the respective agency issuing the security. The types of structured Agency RMBS in which we invest are described below.

•	CMOs. CMOs are a type of RMBS the principal and interest of which are paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities issued directly by or under the auspices of Ginnie Mae, Freddie Mac or Fannie Mae. CMOs are structured into multiple classes, with each class bearing a different stated maturity. Monthly payments of principal, including prepayments, are first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. Generally, fixed-rate mortgages are used to collateralize CMOs. However, the CMO tranches need not all have fixed-rate coupons. Some CMO tranches have floating rate coupons that adjust based on market interest rates, subject to some limitations. Such tranches, often called “CMO floaters,” can have relatively low price sensitivity to interest rates.

•	IOs. IOs represent the stream of interest payments on a pool of mortgages, either fixed-rate mortgages or hybrid ARMs. Holders of IOs have no claim to any principal payments. The value of IOs depends primarily on two factors, which are prepayments and interest rates. Prepayments on the underlying pool of mortgages reduce the stream of interest payments going forward, hence IOs are highly sensitive to prepayment rates. IOs are also sensitive to changes in interest rates. An increase in interest rates reduces the present value of future interest payments on a pool of mortgages. On the other hand, an increase in interest rates has a tendency to reduce prepayments, which increases the expected absolute amount of future interest payments.

•	IIOs. IIOs represent the stream of interest payments on a pool of mortgages, either fixed-rate mortgages or hybrid ARMs. Holders of IIOs have no claim to any principal payments. The value of IIOs depends primarily on three factors, which are prepayments, LIBOR rates and term interest rates. Prepayments on the underlying pool of mortgages reduce the stream of interest payments, hence IIOs are highly sensitive prepayment rates. The coupon on IIOs is derived from both the coupon interest rate on the underlying pool of mortgages and 30-day LIBOR. IIOs are typically created in conjunction with a floating rate CMO that has a principal balance and which is entitled to receive all of the principal payments on the underlying pool of mortgages. The coupon on the floating rate CMO is also based on 30-day LIBOR. Typically, the coupon on the floating rate CMO and the IIO, when combined, equal the coupon on the pool of underlying mortgages. The coupon on the pool of underlying mortgages typically represents a cap or ceiling on the combined coupons of the floating rate CMO and the IIO. Accordingly, when the value of 30-day LIBOR increases, the coupon of the floating rate CMO will increase and the coupon on the IIO will decrease. When the value of 30-day LIBOR falls, the opposite is true. Accordingly, the value of IIOs are sensitive to the level of 30-day LIBOR and expectations by market participants of future movements in the level of 30-day LIBOR. IIOs are also sensitive to changes in interest rates. An increase in interest rates reduces the present value of future interest payments on a pool of mortgages. On the other hand, an increase in interest rates has a tendency to reduce prepayments, which increases the expected absolute amount of future interest payments.

•	POs. POs represent the stream of principal payments on a pool of mortgages. Holders of POs have no claim to any interest payments, although the ultimate amount of principal to be received over time is known — it equals the principal balance of the underlying pool of mortgages. What is not known is the timing of the receipt of the principal payments. The value of POs depends primarily on two factors, which are prepayments and interest rates. Prepayments on the underlying pool of mortgages accelerate the stream of principal repayments, hence POs are highly sensitive to the rate at which the mortgages in the pool are prepaid. POs are also sensitive to changes in interest rates. An increase in interest rates reduces the present value of future principal payments on a pool of mortgages. Further, an increase in interest rates also has a tendency to reduce prepayments, which decelerates, or pushes further out in time, the ultimate receipt of the principal payments. The opposite is true when interest rates decline.

Our Financing Strategy

We borrow against our Agency RMBS using short-term repurchase agreements. However, we do not intend to employ leverage on our structured Agency RMBS that have no principal balance, such as IOs and IIOs. If we do pledge such securities, we intend to retain the cash derived and use the cash as an added source of liquidity. We may use other sources of leverage, such as secured or unsecured debt or issuances of preferred stock. We do not have a policy limiting the amount of leverage we may incur. However, we generally expect that the ratio of our total liabilities compared to our equity, which we refer to as our leverage ratio, will be less than 12 to 1. Our amount of leverage may vary depending on market conditions and other factors that we deem relevant.

We allocate our capital between two sub-portfolios. The pass-through Agency RMBS portfolio will be leveraged generally via repurchase agreement funding. The structured Agency RMBS portfolio generally will not be leveraged. The leverage ratio will be the ratio of the repurchase agreement debt outstanding to the stockholders equity, assuming no other forms of debt are outstanding. The amount of leverage will be a function of the capital allocated to the pass-through Agency RMBS portfolio and the amount of haircuts required by our lenders on our borrowings. When the capital allocation to the pass-through Agency RMBS portfolio is high, the leverage ratio will be high since more capital is being explicitly leveraged and less capital is un-leveraged. If the haircuts required by our lenders on our borrowings are higher, all else being equal, our leverage will be lower since our lenders will lend less against the value of the capital deployed to the pass-through Agency RMBS portfolio. The allocation of capital between the two portfolios will be a function of several factors:

•	The relative durations of the respective portfolios — we generally seek to have a combined duration at or near zero. If our pass-through securities have a longer duration, we will allocate more capital to the structured security portfolio to achieve a combined duration close to zero.

•	The relative attractiveness of pass-through securities versus structured securities — to the extent we believe the expected returns of one type of security are higher than the other, we will allocate more capital to the more attractive securities, subject to the caveat that its combined duration remains at or near zero.

•	Liquidity — We seek to maintain adequate cash and unencumbered securities relative to our repurchase agreement borrowings to ensure we can meet any price or prepayment related margin calls from our lenders. To the extent we feel price or prepayment related margin calls will be higher/lower, we will allocate less/more capital to the pass-through Agency RMBS portfolio. Our pass-through Agency RMBS portfolio likely will be our only source of price or prepayment related margin calls because we generally will not apply leverage to our structured Agency RMBS portfolio. From time to time we may pledge a portion of our structured securities and retain the cash derived so it can be used to enhance our liquidity.

As of September 30, 2013, our portfolio leverage ratio was approximately 6.7 to 1. As of September 30, 2013, we had entered into master repurchase agreements with nine counterparties and had funding in place with nine of these counterparties, as described below.

Counterparty	Balance(1)	Percent of Total Borrowings	Weighted Average Borrowing Rate(2)	Weighted Average Maturity of Repurchase Agreements in Days	Amount at Risk(1)(3)
Citigroup Global Markets, Inc.	$124,591	41.3%	0.34%	26	$6,924
CRT Capital Group, LLC	28,760	9.5	0.40	28	1,679
South Street Securities, LLC	49,305	16.3	0.36	27	3,182
The PrinceRidge Group, LLC	25,847	8.6	0.39	25	1,700
SunTrust Robinson Humphrey, Inc.	24,532	8.1	0.34	7	1,328
Mizuho Securities USA, Inc.	25,442	8.4	0.46	26	2,021
Cantor Fitzgerald & Co.	4,571	1.6	0.38	18	325
KGS-Alpha Capital Markets, L.P.	7,891	2.6	0.35	12	579
Pierpont Securities, LLC	10,790	3.6	0.35	16	510

Total/Weighted Average	$301,657	100.0%	0.37%	24	$18,248

(1)	In thousands.
(2)	Weighted Average Borrowing Rate refers to the product of the interest rate and the outstanding balance for each individual repurchase agreement at the end of the period, divided by the total outstanding repurchase agreements at the end of the period.
(3)	Equal to the fair value of securities sold, plus accrued interest income and receivable for securities sold, minus the sum of repurchase agreement liabilities and accrued interest expense.

During the nine months ended September 30, 2013, the average balance of our repurchase agreement financing was $276.0 million.

Risk Management

We invest in Agency RMBS to mitigate credit risk. Additionally, our Agency RMBS are backed by a diversified base of mortgage loans to mitigate geographic, loan originator and other types of concentration risks.

Interest Rate Risk Management

We believe that the risk of adverse interest rate movements represents the most significant risk to our portfolio. This risk arises because (i) the interest rate indices used to calculate the interest rates on the mortgages underlying our assets may be different from the interest rate indices used to calculate the interest rates on the related borrowings, and (ii) interest rate movements affecting our borrowings may not be reasonably correlated with interest rate movements affecting our assets. We attempt to mitigate our interest rate risk by using the following techniques:

Agency RMBS Backed by ARMs. We seek to minimize the differences between interest rate indices and interest rate adjustment periods of our Agency RMBS backed by ARMs and related borrowings. At the time of funding, we typically align (i) the underlying interest rate index used to calculate interest rates for our Agency RMBS backed by ARMs and the related borrowings and (ii) the interest rate adjustment periods for our Agency RMBS backed by ARMs and the interest rate adjustment periods for our related borrowings. As our borrowings mature or are renewed, we may adjust the index used to calculate interest expense, the duration of the reset periods and the maturities of our borrowings.

Agency RMBS Backed by Fixed-Rate Mortgages. As interest rates rise, our borrowing costs increase; however, the income on our Agency RMBS backed by fixed-rate mortgages remains unchanged. Subject to qualifying and maintaining our qualification as a REIT, we may seek to limit increases to our borrowing costs through the use of interest rate swap or cap agreements, options, put or call agreements, futures contracts, forward rate agreements or similar financial instruments to effectively convert our floating-rate borrowings into fixed-rate borrowings.

Agency RMBS Backed by Hybrid ARMs. During the fixed-rate period of our Agency RMBS backed by hybrid ARMs, the security is similar to Agency RMBS backed by fixed-rate mortgages. During this period, subject to qualifying and maintaining our qualification as a REIT, we may employ the same hedging strategy that we employ for our Agency RMBS backed by fixed-rate mortgages. Once our Agency RMBS backed by hybrid ARMs convert to floating rate securities, we may employ the same hedging strategy as we employ for our Agency RMBS backed by ARMs.

Additionally, our structured Agency RMBS generally exhibit sensitivities to movements in interest rates different than our pass-through Agency RMBS. To the extent they do so, our structured Agency RMBS may protect us against declines in the market value of our combined portfolio that result from adverse interest rate movements, although we cannot assure you that this will be the case.

Prepayment Risk Management

The risk of mortgage prepayments is another significant risk to our portfolio. When prevailing interest rates fall below the coupon rate of a mortgage, mortgage prepayments are likely to increase. Conversely, when prevailing interest rates increase above the coupon rate of a mortgage, mortgage prepayments are likely to decrease.

When prepayment rates increase, we may not be able to reinvest the money received from prepayments at yields comparable to those of the securities prepaid. Also, some ARMs and hybrid ARMs which back our Agency RMBS may bear initial “teaser” interest rates that are lower than their fully-indexed interest rates. If these mortgages are prepaid during this “teaser” period, we may lose the opportunity to receive interest payments at the higher, fully-indexed rate over the expected life of the security. Additionally, some of our structured Agency RMBS, such as IOs and IIOs, may be negatively affected by an increase in prepayment rates because their value is wholly contingent on the underlying mortgage loans having an outstanding principal balance.

A decrease in prepayment rates may also have an adverse effect on our portfolio. For example, if we invest in POs, the purchase price of such securities will be based, in part, on an assumed level of prepayments on the underlying mortgage loan. Because the returns on POs decrease the longer it takes the principal payments on the underlying loans to be paid, a decrease in prepayment rates could decrease our returns on these securities.

Prepayment risk also affects our hedging activities. When an Agency RMBS backed by a fixed-rate mortgage or hybrid ARM is acquired with borrowings, we may cap or fix our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related Agency RMBS. If prepayment rates are different than our projections, the term of the related hedging instrument may not match the fixed-rate portion of the security, which could cause us to incur losses.

Because our business may be adversely affected if prepayment rates are different than our projections, we seek to invest in Agency RMBS backed by mortgages with well-documented and predictable prepayment histories. To protect against increases in prepayment rates, we invest in Agency RMBS backed by mortgages that we believe are less likely to be prepaid. For example, we invest in Agency RMBS backed by mortgages (i) with loan balances low enough such that a borrower would likely have little incentive to refinance, (ii) extended to borrowers with credit histories weak enough to not be eligible to refinance their mortgage loans, (iii) that are newly originated fixed-rate or hybrid ARMs or (iv) that have interest rates low enough such that a borrower would likely have little incentive to refinance. To protect against decreases in prepayment rates, we may also invest in Agency RMBS backed by mortgages with characteristics opposite to those described above, which would typically be more likely to be refinanced. We may also invest in certain types of structured Agency RMBS as a means of mitigating our portfolio-wide prepayment risks. For example, certain tranches of CMOs are less sensitive to increases in prepayment rates, and we may invest in those tranches as a means of hedging against increases in prepayment rates.

Quantitative and Qualitative Disclosures About Market Risk

We believe the primary risk inherent in our investments is the effect of movements in interest rates, especially with respect to our use of leverage and the uncertainty of principal payment cash flows, which we refer to as prepayment risk. We, therefore, follow a risk management program designed to offset the potential adverse effects resulting from these risks.

Interest Rate Risk

We believe that the risk of adverse interest rate movements represents the most significant risk to our portfolio. This risk arises because (i) the interest rate indices used to calculate the interest rates on the mortgages underlying our assets may be different from the interest rate indices used to calculate the interest rates on the related borrowings, and (ii) interest rate movements affecting our borrowings may not be reasonably correlated with interest rate movements affecting our assets.

Interest Rate Mismatch Risk

We fund a substantial portion of our acquisitions of Agency RMBS backed by ARMs and hybrid ARMs with borrowings that have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of the Agency RMBS we are financing. The interest rate indices and repricing terms of our Agency RMBS and our funding sources will be mismatched. Our cost of funds will likely rise or fall more quickly than the yield on assets. During periods of changing interest rates, such interest rate mismatches could negatively impact our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Extension Risk

We invest in Agency RMBS backed by fixed-rate and hybrid ARMs. Hybrid ARMs have interest rates that are fixed for the first few years of the loan — typically three, five, seven or 10 years — and thereafter their interest rates reset periodically on the same basis as ARMs. We compute the projected weighted average life of our Agency RMBS backed by fixed-rate mortgages and hybrid ARMs based on the market’s prepayment rate assumptions. In general, when an Agency RMBS backed by fixed-rate mortgages or hybrid ARMs is acquired with borrowings, subject to qualifying and maintaining our qualification as a REIT, we may, but are not required to, enter into interest rate swap and cap contracts or forward funding agreements that effectively cap or fix our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related Agency RMBS. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related Agency RMBS. However, if prepayment rates decrease as interest rates rise, the life of the fixed-rate portion of the related Agency RMBS could extend beyond the term of the swap agreement or other hedging instrument. Our borrowing costs would no longer be fixed after the end of the hedging instrument, but the income earned on the related Agency RMBS would remain fixed. This situation may also cause the market value of our Agency RMBS to decline with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets and incur losses to maintain adequate liquidity.

Interest Rate Cap Risk

We invest in Agency RMBS backed by ARMs and hybrid ARMs, which are typically subject to periodic and lifetime interest rate caps and floors. Interest rate caps and floors may limit changes to the Agency RMBS yield. However, our borrowing costs pursuant to our repurchase agreements will not be subject to similar restrictions. As interest rates rise, the interest rate costs on our borrowings could increase without limitation by caps, but the interest-rate yields on the related assets would effectively be limited by caps. The effect of ARM interest rate caps is magnified to the extent we acquire Agency RMBS backed by ARMs and hybrid ARMs whose current coupon is below the fully-indexed coupon. Further, the underlying mortgages may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding, affecting available liquidity needed to pay our financing costs. These factors could lower our net interest income or cause a net loss during periods of rising interest rates.

Effect on Fair Value

The market value of our assets is sensitive to changes in interest rates and may increase or decrease at different rates than the market value of our liabilities, including our hedging instruments. We primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data, and different models and methodologies can produce different duration numbers for the same securities. If our duration estimates are inaccurate, we could underestimate our interest rate risk.

Prepayment Risk

Risk of mortgage prepayments is another significant risk to our portfolio. When prepayment rates increase, we may not be able to reinvest the money received from prepayments at yields comparable to those of the securities prepaid. Also, some ARMs and hybrid ARMs which back our Agency RMBS may bear initial “teaser” interest rates that are lower than their fully-indexed interest rates. If these mortgages are prepaid during this “teaser” period, we may lose the opportunity to receive interest payments at the higher, fully-indexed rate over the expected life of the security. Additionally, some of our structured Agency RMBS, such as IOs and IIOs, may be negatively affected by an increase in prepayment rates because their value is wholly contingent on the underlying mortgage loans having an outstanding principal balance.

A decrease in prepayment rates may also have an adverse effect on our portfolio. Also, if we invest in POs, the purchase price of such securities will be based, in part, on an assumed level of prepayments on the underlying mortgage loan. Because the returns on POs decrease the longer it takes the principal payments on the underlying loans to be paid, a decrease in prepayment rates could decrease our returns on these securities.

Prepayment risk also affects our hedging activities. When an Agency RMBS backed by a fixed-rate mortgage or hybrid ARM is acquired with borrowings, subject to qualifying and maintaining our qualification as a REIT, we may cap or fix our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related Agency RMBS. If prepayment rates are different than our projections, the term of the related hedging instrument may not match the fixed-rate portion of the security, which could cause us to incur losses.

When prevailing interest rates fall below (rise above) the coupon rate of a mortgage, it becomes more (less) likely to prepay. Our business may be adversely affected if prepayment rates are significantly different than our projections.

Analyzing Interest Rate and Prepayment Risks

The following sensitivity analysis shows the estimated impact on the fair value of our interest rate-sensitive investments as of September 30, 2013, assuming rates instantaneously fall 100 basis points, rise 100 basis points and rise 200 basis points, or BPS (dollars in thousands).

		Interest Rates Fall 100 BPS	Interest Rates Rise 100 BPS	Interest Rates Rise 200 BPS
Agency RMBS backed by ARMs
Fair Value	$6,150
Change in Fair Value		$148	$(148)	$(295)
Change as a % of Fair Value		2.40%	(2.40)%	(4.80)%

Agency RMBS backed by fixed-rate mortgages
Fair Value	$184,662
Change in Fair Value		$10,933	$(10,933)	$(21,867)
Change as a % of Fair Value		5.92%	(5.92)%	(11.84)%

Agency RMBS backed by hybrid ARMs
Fair Value	$120,205
Change in Fair Value		$6,222	$(6,222)	$(12,445)
Change as a % of Fair Value		5.18%	(5.18)%	(10.36)%

Structured RMBS
Fair Value	$20,770
Change in Fair Value		$(1,995)	$1,995	$3,991
Change as a % of Fair Value		(9.61)%	9.61%	19.22%

Portfolio Total
Fair Value	$331,787
Change in Fair Value		$15,308	$(15,308)	$(30,616)
Change as a % of Fair Value		4.61%	(4.61)%	(9.22)%

Cash
Fair Value	$7,901

The table below reflects the same analysis presented above but with figures in the columns that indicate the estimated impact of a 100 basis point fall or rise and a 200 basis point rise adjusted to reflect the impact of convexity, which is the measure of the sensitivity of our Agency RMBS’s effective duration to movements in interest rates.

		Interest Rates Fall 100 BPS	Interest Rates Rise 100 BPS	Interest Rates Rise 200 BPS
Agency RMBS backed by ARMs
Fair Value	$6,150
Change in Fair Value		$98	$(153)	$(315)
Change as a % of Fair Value		1.60%	(2.49)%	(5.12)%

Agency RMBS backed by fixed-rate mortgages
Fair Value	$184,662
Change in Fair Value		$8,414	$11,159	$(22,058)
Change as a % of Fair Value		4.56%	(6.04)%	(11.95)%

Agency RMBS backed by hybrid ARMs
Fair Value	$120,205
Change in Fair Value		$4,364	$(6,578)	$(13,378)
Change as a % of Fair Value		3.63%	(5.47)%	(11.13)%

Structured RMBS
Fair Value	$20,770
Change in Fair Value		$(2,551)	$943	$525
Change as a % of Fair Value		(12.28)%	4.54%	2.53%

Portfolio Total
Fair Value	$331,787
Change in Fair Value		$10,325	$(16,947)	$(35,226)
Change as a % of Fair Value		3.11%	(5.11)%	(10.62)%

Cash
Fair Value	$7,901

As interest rates change, the change in the fair value of our assets would likely differ from that shown above and such difference might be material and adverse to us. The volatility in the fair value of our assets could increase significantly when interest rates change beyond 100 basis points. In addition to changes in interest rates, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, if any, such as the shape of the yield curve, the level of 30-day LIBOR, market expectations about future interest rate changes and disruptions in the financial markets.

Our liabilities, consisting primarily of repurchase agreements, are also affected by changes in interest rates. As rates rise, the value of the underlying asset, or the collateral, declines. In certain circumstances, we could be required to post additional collateral in order to maintain the repurchase agreement. We maintain cash and unpledged securities to cover these possible situations. Typically, our cash position is approximately equal to the haircut on our pledged assets, and the balance of our unpledged assets exceeds our cash balance. As an example, if interest rates increased 200 basis points, as shown on the prior table, our collateral as of September 30, 2013 would decline in value by approximately $30.6 million, which would require that we post $30.6 million of additional collateral to meet a margin call. Our cash and unpledged assets are not currently sufficient to cover such a margin call and be required to sell assets to meet such a shortfall.

Liquidity Management Strategy

Because of our use of leverage, we manage liquidity to meet our lenders’ margin calls using the following measures:

•	Maintaining cash balances or unencumbered assets well in excess of anticipated margin calls; and

•	Making margin calls on our lenders when we have an excess of collateral pledged against our borrowings.

We also attempt to minimize the number of margin calls we receive by:

•	Deploying capital from our leveraged Agency RMBS portfolio to our unleveraged Agency RMBS portfolio;

•	Investing in Agency RMBS backed by mortgages that we believe are less likely to be prepaid to decrease the risk of excessive margin calls when monthly prepayments are announced. Prepayments are declared, and the market value of the related security declines, before the receipt of the related cash flows. Once monthly prepayment information is available, we typically have a collateral deficiency that generally results in margin calls by lenders; and

•	Obtaining funding arrangements which defer or waive prepayment-related margin requirements in exchange for payments to the lender tied to the dollar amount of the collateral deficiency and a pre-determined interest rate; and

•	Reducing our overall amount of leverage.

Investment Committee and Investment Guidelines

Our Manager has established an investment committee, which consists of Messrs. Cauley and Haas, each of whom are officers of our Manager. From time to time, the investment committee may propose revisions to our investment guidelines, which will be subject to the approval of our Board of Directors. Our Manager’s investment committee meets at least monthly to discuss diversification of our investment portfolio, hedging and financing strategies and compliance with the investment guidelines. At the monthly meetings our Board of Directors receives an investment report and review our investment portfolio and related compliance with the investment guidelines. Our Board of Directors will not review or approve individual investments unless the investment is outside our operating policies or investment guidelines.

Our Board of Directors has approved the following investment guidelines:

•	no investment shall be made in any non-Agency RMBS;

•	at the end of each quarterly period, our leverage ratio may not exceed 12 to 1. In the event that our leverage inadvertently exceeds the leverage ratio of 12 to 1 at the end of a quarterly period, we may not utilize additional leverage without prior approval from our Board of Directors until our leverage ratio is below 12 to 1;

•	no leverage on structured Agency RMBS that have no principal balance, such as IOs and IIOs, because such securities already contain structural leverage. Such assets may be pledged, but the cash derived must be retained for liquidity purposes;

•	no investment shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes; and

•	no investment shall be made that would cause us to register as an investment company under the Investment Company Act.

The investment committee may change these investment guidelines at any time with the approval of our Board of Directors and without any approval from our stockholders.

Repurchase Agreement Trading, Clearing and Administrative Services

We have engaged AVM, L.P. (a securities broker-dealer) to provide us with repurchase agreement trading, clearing and administrative services. AVM, L.P. acts as our clearing agent and adviser in arranging for third parties to enter into repurchase agreements with us, executes and maintains records of our repurchase transactions and assists in managing the margin arrangements between us and our counterparties for each of our repurchase agreements.

Policies With Respect to Certain Other Activities

If our Board of Directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities, the retention of cash flow (subject to the REIT provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income), other funds from debt financing, including repurchase agreements, or a combination of these methods. In the event that our Board of Directors determines to raise additional equity capital, it has the authority, without stockholder approval, to cause us to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We have authority to offer our common stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future.

We may, but do not intend to, make loans to third parties or underwrite securities of other issuers or invest in the securities of other issuers for the purpose of exercising control.

Subject to qualifying and maintaining our qualifications as a REIT, we may, but do not intend to, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

Subject to applicable law, our Board of Directors may change any of these policies, as well as our investment guidelines, without prior notice to you or a vote of our stockholders.

Custodian Bank

Citigroup Global Markets, Inc. serves as our custodian bank and is entitled to fees for its services.

Tax Structure

We have been organized and have operated so as to qualify to be taxed as a REIT. We will elect to be taxed as a REIT beginning with our 2013 taxable year upon the filing of our federal income tax return for such year. Our qualification as a REIT, and the maintenance of such qualification, depends upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and we intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT. In connection with this rights offering, we will receive an opinion from Hunton & Williams LLP to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any TRS that we may form or acquire will be subject to federal, state and local income tax. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify as a REIT in any calendar year and do not qualify for certain statutory relief provisions, our income would be subject to U.S. federal income tax, and we would likely be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT, we may still be subject to certain federal, state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income.

Investment Company Act Exemption

We operate our business so that we are exempt from registration under the Investment Company Act. We rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which applies to companies in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. In order to rely on the exemption provided by Section 3(c)(5)(C), we must maintain at least 55% of our assets in qualifying real estate assets. For the purposes of this test, structured Agency RMBS are non-qualifying real estate assets. We monitor our portfolio periodically and prior to each investment to confirm that we continue to qualify for the exemption. To qualify for the exemption, we make investments so that at least 55% of the assets we own on an unconsolidated basis consist of qualifying mortgages and other liens on and interests in real estate, which we refer to as qualifying real estate assets, and so that at least 80% of the assets we own on an unconsolidated basis consist of real estate-related assets, including our qualifying real estate assets.

We treat whole-pool pass-through Agency RMBS as qualifying real estate assets based on no-action letters issued by the Staff of the SEC. In August 2011, the SEC, through a concept release, requested comments on interpretations of Section 3(c)(5)(C). To the extent that the SEC or its staff publishes new or different guidance with respect to these matters, we may fail to qualify for this exemption. Our Manager intends to manage our pass-through Agency RMBS portfolio such that we will have sufficient whole-pool pass-through Agency RMBS to ensure we maintain our exemption from registration under the Investment Company Act. At present, we generally do not expect that our investments in structured Agency RMBS will constitute qualifying real estate assets but will constitute real estate-related assets for purposes of the Investment Company Act.

Competition

When we invest in Agency RMBS and other investment assets, we compete with a variety of institutional investors, including other REITs, insurance companies, mutual funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do. The existence of these competitive entities, as well as the possibility of additional entities forming in the future, may increase the competition for the acquisition of mortgage related securities, resulting in higher prices and lower yields on assets.

Employees

We have no employees.

Properties

We do not own any properties. Our offices are located at 3305 Flamingo Drive, Vero Beach, Florida 32963 and the telephone number of our offices is (772) 231-1400. Bimini owns these offices. This property is adequate for our business as currently conducted.

Legal Proceedings

There are no legal proceedings pending or threatened involving Orchid Island Capital, Inc. As of September 30, 2013, Bimini, which owns 981,665 shares of our common stock, or approximately 29.38% of the aggregate outstanding shares of our common stock and is the parent company of our Manager, is currently a party to certain legal proceedings. For a description of these legal proceedings, see “Part I, Item 3. Legal Proceedings” in Bimini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and “Part II, Item 1 Legal Proceedings” in Bimini’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. Adverse results in any of these proceedings could negatively impact our business and operations. See “Part I. Item 1A. Risk Factors — Risks Related to Our Business — Legal proceedings involving Bimini and certain of its subsidiaries have adversely affected Bimini, may materially adversely affect Bimini’s and our Manager’s ability to effectively manage our business and could materially adversely affect our reputation, business, operations, financial condition and results of operations and our ability to pay distributions to our stockholders” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

THIS RIGHTS OFFERING

Purpose of this Rights Offering

Our Board of Directors has determined that it would be in the best interest of the Company to increase the capital available for making additional investments, as well as to generally enhance our liquidity. We intend to invest the net proceeds of this this rights offering in (i) pass-through Agency RMBS backed by hybrid ARMs, ARMs and fixed-rate mortgage loans and (ii) structured Agency RMBS. See “Use of Proceeds.”

The Subscription Rights

We will distribute to each holder of our common stock who is a record holder of our common stock on the record date, which is                     , 2013, at no charge, one nontransferable subscription right for each share of our common stock owned, for a total of approximately             subscription rights. The subscription rights will be evidenced by nontransferable subscription rights certificates. Each subscription right will allow its holder to purchase             shares of our common stock at a subscription price equal to the greater of (i) 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $         per share. If you elect to exercise your basic subscription right in full, you may also subscribe, at the subscription price, for additional shares of our common stock under your over-subscription privilege to the extent that other rights holders do not exercise their basic subscription rights in full, subject to certain limitations related to our REIT qualification. If a sufficient number of shares of our common stock is unavailable to fully satisfy the over-subscription privilege requests, the available shares of common stock will be sold pro rata among subscription rights holders who exercised their over-subscription privilege based on the number of shares each subscription rights holder subscribed for under the basic subscription right.

If you hold your shares in a brokerage account or through a dealer or other nominee, please see the information included below the heading “— Beneficial Owners.”

Determination of Subscription Price

Our board of directors determined the method for determining the subscription price after considering, among other things, the availability of alternative capital raising opportunities, the dilutive effect of this rights offering relative to other methods of raising capital and the price at which our stockholders might be willing to participate in this rights offering. The subscription price will be the greater of (i) 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $         per share. The subscription price, when ultimately determined, is not intended to bear any relationship to the book value of our assets or past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price, when determined, to be an indication of the fair value of the common stock offered in this rights offering.

Conditions, Withdrawal and Cancellation

We may terminate this rights offering, in whole or in part, if at any time before completion of this rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to this rights offering that in the sole judgment of our board of directors would or might make this rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of this rights offering. We may waive this condition and choose to proceed with this rights offering even if one or more of these events occur.

In addition, we reserve the right to withdraw and cancel this rights offering at any time before its completion for any reason if our board of directors decides to do so in its sole discretion. If we cancel this rights offering, we will issue a press release notifying stockholders of the cancellation.

If this rights offering is terminated, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the transfer agent will be returned promptly, without interest or deduction. See also “— Cancellation Rights.”

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders who do not exercise their basic subscription rights will be diluted to the extent that other stockholders in the aggregate exercise a greater percentage of their rights than you. See “Questions and Answers About this rights offering.”

Subscription Rights

Your subscription rights entitle you to basic subscription rights and an over-subscription privilege.

Basic Subscription Right

With your basic subscription rights, you may purchase             shares of our common stock per subscription right, upon delivery of the required documents and payment of the subscription price, which will be equal to the greater of (i) 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $         per share, before the expiration of this rights offering. You are not required to exercise all of your subscription rights unless you wish to purchase shares under your over-subscription privilege. We will deliver to the record holders who purchase shares in this rights offering DRS statements representing the shares purchased with a holder’s basic subscription right as soon as practicable after this rights offering has expired.

Over-Subscription Privilege

In addition to your basic subscription right, you may subscribe for additional shares of our common stock, upon delivery of the required documents and payment of the subscription price, which will be equal to the greater of (i) 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $         per share, before the expiration of this rights offering. You may only exercise your over-subscription privilege if you exercised your basic subscription right in full and other holders of subscription rights do not exercise their basic subscription rights in full and such exercise would not cause you to own shares in excess of the ownership limit. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Pro Rata Allocation

If there are not enough shares of our common stock to satisfy all subscriptions made under the over-subscription privilege, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of our common stock that you and the other subscription rights holders have purchased by exercising your basic subscription rights. If there is a pro rata allocation of the remaining shares of our common stock and you receive a number of shares in excess of the ownership limit, then we will allocate to you only the number of shares that would not cause your ownership of our common stock to be in excess of the ownership limit. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We will allocate the remaining shares on a pro rata basis among all other holders exercising their over-subscription privileges.

Full Exercise of Basic Subscription Rights

You may exercise your over-subscription privilege only if you exercise your basic subscription rights in full. To determine if you have fully exercised your basic subscription rights, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the subscription rights you own individually, but not with respect to the subscription rights you own collectively with your spouse, you only need to fully exercise your basic subscription rights with respect to your individually owned subscription rights. You do not have to subscribe for any shares under the basic subscription rights owned collectively with your spouse to exercise your individual over-subscription privilege.

When you complete the portion of your subscription rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your subscription rights as to shares of our common stock that you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription rights in full.

Return of Excess Payment

If you exercised your over-subscription privilege and are allocated less than all of the shares of our common stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering. We will deliver to the recordholders who purchase shares in this rights offering DRS statements representing the shares of our common stock that you purchased as soon as practicable after the expiration date of this rights offering and after all pro rata allocations and adjustments have been completed.

Method of Subscription — Exercise of Rights

Subscription rights are evidenced by subscription rights certificates, which may be physical certificates but will more likely be electronic certificates issued through the facilities of The Depository Trust Company, or DTC. The subscription certificates will be mailed to record date stockholders or, if a record date stockholder’s shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Subscription rights may be exercised by completing and signing the subscription rights certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription rights certificate to the transfer agent, together with payment in full for the shares at the subscription price by the expiration date of this rights offering. Completed subscription rights certificates and related payments must be received by the transfer agent prior to 5:00 p.m., Eastern time, on or before the expiration date, at the offices of the transfer agent at the address set forth below.

Method of Payment

A participating subscription rights holder may send the subscription rights certificate together with payment for the shares of our offered common stock subscribed for in this rights offering to the transfer agent based on the subscription price, which will be equal to the greater of (i) 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $         per share. To be accepted, the payment, together with a properly completed and executed subscription rights certificate, must be received by the transfer agent at one of the transfer agent’s offices set forth below (see “ — Delivery of Subscription Materials and Payment”), at or prior to 5:00 p.m., Eastern time, on the expiration date. Do not send subscription rights certificates or payments to us.

All payments by a participating subscription rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the U.S. and payable to Continental Stock Transfer & Trust Company. Payment also may be made by wire transfer to Continental Stock Transfer & Trust Company, with reference to the subscription rights holder’s name, by following the instructions on your Subscription Rights Certificate. The transfer agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

The method of delivery of subscription rights certificates and payment of the subscription price to us will be at the election and risk of the participating subscription rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the transfer agent and clearance of payment prior to 5:00 p.m., Eastern time, on the expiration date. Because uncertified personal checks may take at least seven to ten business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order or wire transfer.

Whichever of the methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment.

If a participating subscription rights holder who subscribes for shares as part of the subscription right does not make payment of any amounts due by the expiration date, the transfer agent reserves the right to take any or all of the following actions: (i) reallocate the shares to other participating subscription rights holders; (ii) apply any payment actually received by it from the participating subscription rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating subscription rights holder upon exercise of the subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares.

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, and such determinations will be final and binding. See “— Validity of Subscriptions.”

Participating subscription rights holders will have no right to rescind their subscription after receipt of their payment for shares.

Receipt of Payment

Your payment will be considered received by the transfer agent only upon:

•	clearance of any uncertified check;

•	receipt by the transfer agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

•	receipt of collected funds in the subscription account designated above.

Clearance of Uncertified Checks

If you are paying by uncertified personal check, please note that uncertified checks may take at least seven to ten business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time this rights offering expires to ensure that your payment is received by the transfer agent and clears by this rights offering expiration date. We urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to avoid missing the opportunity to exercise your subscription rights should you decide to exercise your subscription rights.

Exercise Through a Nominee Holder

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the expiration date that we have established for this rights offering. If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the transfer agent will be returned, without interest, as soon as practicable following the expiration of this rights offering.

Expiration of this Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time before 5:00 p.m., Eastern time, on                     , 2014, the expiration date for this rights offering. We may, in our sole discretion, extend the time for exercising the subscription rights. If the commencement of this rights offering is delayed for a period of time, the expiration date of this rights offering will be similarly extended.

We will extend the duration of this rights offering as required by applicable law, and may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give investors more time to exercise their subscription rights in this rights offering, although we do not presently intend to do so. We may extend the expiration date of this rights offering by giving oral or written notice to the transfer agent on or before the scheduled expiration date. If we elect to extend the expiration of this rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration date.

We reserve the right, in our sole discretion, to amend or modify the terms of this rights offering.

If you do not exercise your subscription rights before the expiration date of this rights offering, your unexercised subscription rights will be null and void and will have no value. We will not be obligated to honor your exercise of subscription rights if the transfer agent receives the documents relating to your exercise after this rights offering expires, regardless of when you transmitted the documents.

Cancellation Rights

Our board of directors may cancel this rights offering, in whole or in part, in its sole discretion at any time prior to the time this rights offering expires for any reason (including a change in the market price of our common stock). If we cancel this rights offering, any funds you paid to the transfer agent will be promptly refunded, without interest or deduction.

Instructions for Completing Your Subscription Rights Certificate

You should read and follow the instructions accompanying the subscription rights certificates carefully.

You are responsible for the method of delivery of your subscription rights certificate(s) with your subscription price payment to the transfer agent. If you send your subscription rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the transfer agent prior to the time this rights offering expires. Because uncertified personal checks may take at least seven to ten business days to clear, you are strongly urged to pay, or arrange for payment, by means of a certified or cashier’s check, money order or wire transfer of funds.

Delivery of Subscription Materials and Payment

Your transfer agent for this rights offering is Continental Stock Transfer & Trust Company. You should deliver your subscription rights certificate and payment of the subscription price to the transfer agent by one of the methods described below:

Continental Stock Transfer & Trust Company

17 Battery Place – 8th Floor

New York, New York, 10004

Attn: Corporate Actions Department

You may call the transfer agent at: (917) 262-2378.

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or the Instructions as to the Use of Orchid Island Capital Subscription Rights Certificates, you should contact the transfer agent at the address and telephone number set forth under “Questions and Answers About this Rights Offering” included elsewhere in this document.

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the transfer agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of our common stock with your over-payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the transfer agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

Procedures for DTC Participants

We expect that the exercise of your basic subscription right and your over-subscription privilege may be made through the facilities of the DTC. If your subscription rights are held of record through DTC, you may exercise your basic subscription right and your over-subscription privilege by instructing DTC to transfer your subscription rights from your account to the account of the transfer agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription right and your over-subscription privilege, if any, and your subscription price payment for each share of our common stock that you subscribed for pursuant to your basic subscription right and your over-subscription privilege.

Distribution Arrangements and Fees and Expenses

We are not charging any fee or sales commission to issue rights to you or to issue shares to you if you exercise your rights. If you exercise your rights through the record holders of your shares, you are responsible for paying any commissions, fees, taxes or other expenses your record holder may charge you. We will pay all fees and expenses of the transfer agent related to this rights offering and have also agreed to indemnify the transfer agent from liabilities that they may incur in connection with this rights offering.

Ladenburg Thalmann & Co. Inc., the dealer manager for this rights offering and member of FINRA, will receive a fee for financial advisory, marketing and soliciting services, as described under “Plan of Distribution.” Under the terms and subject to the conditions contained in the dealer management agreement, the dealer manager will provide financial advisory and marketing services in connection with this rights offering and will solicit the exercise of rights and participation in the over-subscription privilege. This rights offering is not contingent upon any minimum number of rights being exercised. We have agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to four percent (4%) of the aggregate subscription price for shares issued pursuant to this rights offering. The dealer manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of rights, solicitation fees

equal to     % of the subscription price per share for each share issued pursuant to the exercise of rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares held by each broker-dealer through DTC on the record date. Fees will be paid by us to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the dealer manager. We have agreed to indemnify the dealer manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer manager agreement also provides that the dealer manager will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of bad faith, willful misfeasance or gross negligence of the dealer manager or reckless disregard by the dealer manager of its obligations and duties under the dealer manager agreement. The principal business addresses of the dealer manager is: Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, New York 10022. Prior to the expiration of this rights offering, the dealer manager may independently offer for sale shares, including shares acquired through exercising the rights, at prices they set. The dealer manager may realize profits or losses independent of any fees described in this prospectus. We have also agreed to reimburse Ladenburg Thalmann & Co. Inc. up to $50,000 for its reasonable out-of-pocket expenses.

No Fractional Shares

All shares of common stock will be sold at a purchase price equal to the greater of (i) 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE MKT for the five consecutive trading days prior to and including the expiration date of this offering and (ii) $         per share. We will not issue fractional shares. Fractional shares resulting from the exercise of basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the transfer agent will be returned, without interest, as soon as practicable.

Notice to Beneficial Holders/Nominees

If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others on                     , 2013, the record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the transfer agent with the proper payment or follow the instructions for DTC participants, as applicable.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. Your nominee may establish a deadline that may be before the expiration date that we have established for this rights offering. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in this rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless we waive them in our sole discretion. Neither we nor the transfer agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or cancel this rights offering, only when the transfer agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment. Our interpretations of the terms and conditions of this rights offering will be final and binding.

Your Funds will be Held by the Transfer Agent Until Shares of Our Common Stock are Issued

The transfer agent will hold your payment of the subscription price in a segregated account with other payments received from other subscription rights holders until we issue your shares of our common stock to you upon consummation of this rights offering.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in this rights offering until DRS Statements representing the shares of our common stock are issued to you, or your account at your nominee is credited with the shares of our common stock purchased in this rights offering.

No Revocation or Change

Once you have exercised your subscription rights or have instructed your nominee of your subscription request, you may not revoke or change your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price. Subscription rights not exercised prior to the expiration date of this rights offering will expire and will have no value.

Listing and Trading

Our common stock is listed on the NYSE MKT under the symbol “ORC.”

The rights are not transferable and will not be listed for trading on the NYSE MKT or any other stock exchange. The rights may not be purchased or sold and there will not be any market for trading the rights. The shares of common stock to be issued pursuant to this rights offering will be listed for trading on the NYSE MKT under the symbol “ORC.”

Shares of Common Stock Outstanding After this Rights Offering

Based on the             shares of our common stock issued and outstanding as of                     , 2013, approximately shares of our common stock will be issued and outstanding following this rights offering, assuming that all rights are exercised. This assumes that during this rights offering, we issue no other shares of our common stock.

U.S. Federal Income Tax Considerations Relating to this Rights Offering

For U.S. federal income tax purposes, neither the receipt nor the exercise of the rights by record date stockholders will result in taxable income to such stockholders, and no loss will be realized if the rights expire without exercise. A record date stockholder’s adjusted tax basis in a right will be zero unless either (i) the fair market value of the right on the date of distribution is 15% or more of the fair market value of such holder’s shares of common stock of with respect to which the right was distributed or (ii) the record date stockholder elects, in his or her federal income tax return for the taxable year in which the right is received, to allocate part of the basis of the shares to the right. If either of clauses (i) or (ii) is applicable, then if the right is exercised, the record date stockholder will allocate his or her adjusted tax basis in the shares of common stock with respect to which the right was distributed between the shares of common stock and the right in proportion to the fair market values of each on the date of distribution. The holding period of a right received by a record date stockholder includes the holding period of the shares of common stock with regard to which the right is issued. If the right is exercised, the holding period of the shares acquired begins on the date the right is exercised. A record date stockholder’s adjusted tax basis for determining gain or loss upon the sale of a share acquired upon the exercise of a right will be equal to the sum of the record date stockholder’s tax basis in the right, if any, and the subscription price per share. A record date stockholder’s gain or loss recognized upon a sale of a share acquired upon the exercise of a right will be capital gain or loss (assuming the share was held as a capital asset at the time of sale) and will be long term capital gain or loss if the share is held for more than one year. The foregoing is a general summary of the material U.S. federal income tax considerations of the offer under the provisions of the Code and Treasury Regulations in effect as of the date of the prospectus that are generally applicable to record date stockholders who are United States persons within the meaning of the Code, and does not address any foreign, state or local tax consequences. The Code and Treasury Regulations are subject to change or differing interpretations by legislative or administrative action, which may be retroactive. Participating rights holders should consult their tax advisors regarding specific questions as to foreign, U.S. federal, state or local taxes.

ERISA Considerations

Stockholders who are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, which we refer to as ERISA (including corporate savings and 401(k) plans), Keogh or H.R. 10 plans of self- employed individuals and individual retirement accounts should be aware that additional contributions of cash to a retirement plan (other than rollover contributions or trustee- to- trustee transfers from other retirement plans) in order to exercise rights would be treated as contributions to the retirement plan and, when taken together with contributions previously made, may result in, among other things, excise taxes for excess or nondeductible contributions. In the case of retirement plans qualified under Section 401(a) of the Code and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. It may also be a reportable distribution and there may be other adverse tax and ERISA consequences if rights are sold or transferred by a retirement plan. Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor. ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of rights under ERISA and the Code.

Certain Effects of this Rights Offering

Our Manager will benefit from this rights offering because a portion of the management fee we pay to our Manager is based on our stockholders’ equity, as adjusted pursuant to the terms of our management agreement. See “Our Manager and the Management Agreement — Our Management Agreement.” It is not possible to state precisely the amount of additional compensation our Manager will receive as a result of this rights offering, because it is not known how many shares will be issued pursuant to subscriptions. Our stockholders’ equity, as used to calculate the management fee pursuant to the terms of our management agreement, is subject to adjustment to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss). See “Our Manager and the Management Agreement — Management Fee and Reimbursement of Expenses.”

As a result of the terms of this rights offering, stockholders who do not fully exercise their rights will own, upon completion of this offer, a smaller proportional interest in us than they owned prior to this rights offering, including with respect to voting rights. In addition, because the subscription price per share may be less than the net asset value per share, this offering may result in an immediate dilution of net asset value per share for all of our stockholders, irrespective of whether they exercise all or any portion of their rights. Any such dilution will disproportionately affect non-exercising stockholders. This rights offering may also cause dilution in the dividends per share we are able to distribute subsequent to completion of this right offering. See “Dilution.”

Our 2012 Equity Incentive Plan provides for grants of up to an aggregate of 10% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a maximum aggregate number of shares of common stock that may be issued under the 2012 Equity Incentive Plan of 4,000,000 shares of common stock. We expect that a greater number of shares our common stock will be issued and outstanding upon the completion of this rights offering. As a result, we will be able to grant a larger aggregate number of shares of our common stock under the 2012 Equity Incentive Plan subsequent to the completion of this rights offering.

Other Matters

This rights offering is not being made in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in this rights offering.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Our Manager

We are currently managed by Bimini Advisors, LLC, or our Manager, pursuant to the terms of a management agreement. Our Manager is a Maryland limited liability company and wholly-owned subsidiary of Bimini. Our Manager is responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. Members of Bimini’s and our Manager’s senior management team also serve as our executive officers. We have no employees.

Officers of Our Manager

Biographical information for each of the executive officers of our Manager is set forth below.

Robert E. Cauley, CFA has been our Chairman, President and Chief Executive Officer since August 2010 and is the Chairman and Chief Executive Officer of our Manager. Mr. Cauley co-founded Bimini Capital in 2003 and has served as its Chief Executive Officer and Chairman of the Board of Directors since April 2008. He served as Vice-Chairman, Chief Financial Officer and Chief Investment Officer prior to April 2008. Prior to co-founding Bimini Capital in 2003, Mr. Cauley was a vice-president and portfolio manager at Federated Investors in Pittsburgh from 1996 to 2003. Prior to 1996, Mr. Cauley was a member of the ABS/MBS structuring desk at Lehman Brothers from 1994 to 1996 and a credit analyst at Barclays Bank, PLC from 1992 to 1994. Mr. Cauley is a CPA (inactive status) and served in the United States Marine Corps for four years. We believe that Mr. Cauley should continue to serve as a member of our Board of Directors due to his experience managing a publicly-traded REIT and his career as a RMBS portfolio manager.

G. Hunter Haas, IV has been our Chief Financial Officer and Chief Investment Officer since August 2010 and has served on our Board of Directors since August 2010. Mr. Haas is the President, Chief Investment Officer and Chief Financial Officer of our Manager. Mr. Haas has been the President, Chief Investment Officer and Chief Financial Officer of Bimini since April 2008. Prior to assuming those roles with Bimini, he was a Senior Vice President and Head of Research and Trading. Mr. Haas joined Bimini in May 2004 as Vice President and Head of Mortgage Research. He has over 12 years of experience in this industry and has managed trading operations for the portfolio since his arrival in May 2004. Mr. Haas has approximately eight years of experience as a member of senior management of a public REIT. Prior to joining Bimini, Mr. Haas worked in the mortgage industry as a member of a team responsible for hedging a servicing portfolio at both National City Mortgage and Homeside Lending, Inc. We believe that Mr. Haas should continue to serve as a member of our Board of Directors due to his experience as the Chief Financial Officer of a publicly-traded REIT and his experience in the mortgage industry.

Our Management Agreement

We are currently a party to a management agreement whereby our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. The material terms of the management agreement are described below.

Management Services

The management agreement requires our Manager to oversee our business affairs in conformity with our operating policies and investment guidelines. Our Manager at all times is subject to the supervision and direction of our Board of Directors, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our Board of Directors. Our Manager is responsible for (i) the selection, purchase and sale of assets in our investment portfolio, (ii) our financing and hedging activities and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and performs such services and activities relating to our assets and operations as may be appropriate, including, without limitation:

•	forming and maintaining our investment committee, which has the following responsibilities: (i) proposing the investment guidelines to the Board of Directors, (ii) reviewing the Company’s investment portfolio for compliance with the investment guidelines on a monthly basis, (iii) reviewing the investment guidelines adopted by our Board of Directors on a periodic basis, (iv) reviewing the diversification of the Company’s investment portfolio and the Company’s hedging and financing strategies on a monthly basis, and (v) generally being responsible for conducting or overseeing the provision of the management services;

•	serving as our consultant with respect to the periodic review of our investments, borrowings and operations and other policies and recommendations with respect thereto, including, without limitation, the investment guidelines, in each case subject to the approval of our Board of Directors;

•	serving as our consultant with respect to the selection, purchase, monitoring and disposition of our investments;

•	serving as our consultant with respect to decisions regarding any financings, hedging activities or borrowings undertaken by us, including (i) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives and (ii) advising us with respect to obtaining appropriate financing for our investments;

•	purchasing and financing investments on our behalf;

•	providing us with portfolio management;

•	engaging and supervising, on our behalf and at our expense, independent contractors that provide real estate, investment banking, securities brokerage, insurance, legal, accounting, transfer agent, registrar and such other services as may be required relating to our operations or investments (or potential investments);

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•	performing and supervising the performance of administrative functions necessary to our management as may be agreed upon by our Manager and our Board of Directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

•	communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

•	counseling us in connection with policy decisions to be made by our Board of Directors;

•	evaluating and recommending to us hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification and maintenance of our qualification as a REIT and with the investment guidelines;

•	counseling us regarding our qualification and maintenance of qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and U.S. Treasury regulations promulgated thereunder;

•	counseling us regarding the maintenance of our exemption from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption;

•	furnishing reports and statistical and economic research to us regarding the activities and services performed for us by our Manager;

•	investing and re-investing any of our cash and securities (including in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising us as to our capital structure and capital-raising activities;

•	causing us to retain qualified accountants and legal counsel, as applicable, to (i) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, TRSs and (ii) conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all jurisdictions in which such qualification is required and to obtain and maintain all appropriate licenses;

•	assisting us in complying with all applicable regulatory requirements in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act or by the NYSE MKT or other stock exchange requirements as applicable;

•	taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Code and U.S. Treasury regulations applicable to REITs;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations;

•	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our Board of Directors from time to time;

•	performing such other services as may be required from time to time for the management and other activities relating to our assets and business as our Board of Directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the terms of the management agreement, our Manager provides us with a management team, including our Chief Executive Officer, Chief Financial Officer and Chief Investment Officer or similar positions, along with appropriate support personnel to provide the management services provided by our Manager to us as described in the management agreement. None of the officers or employees of our Manager are exclusively dedicated to us.

Our Manager has not assumed any responsibility other than to render the services called for under the management agreement in good faith and is not responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. Our Manager and its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, are not liable to us, our Board of Directors or our stockholders for any acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under the management agreement. We have agreed to indemnify our Manager and its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our Manager, its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties. Our Manager has agreed to indemnify us and our directors, officers and stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement. Our Manager will maintain reasonable and customary “errors and omissions” and other customary insurance coverage upon the completion of this rights offering.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the investment guidelines, (ii) would adversely affect our qualification as a REIT under the Code or our status as an entity exempted from investment company status under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities are listed or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our Board of Directors, our Manager will notify our Board of Directors if it is our Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager, its directors, officers or members will not be liable to us, our Board of Directors or our stockholders for any act or omission by our Manager, its directors, officers or stockholders except as provided in the management agreement.

Term and Termination

The management agreement has an initial term expiring on February 20, 2016. The management agreement will be automatically renewed for one-year terms thereafter unless terminated by either us or our Manager. The management agreement does not limit the number of renewal terms. Either we or our Manager may elect not to renew the management agreement upon the expiration of the initial term of the management agreement or upon the expiration of any automatic renewal terms, both upon 180 days’ prior written notice to our Manager or us. Any decision by us to not renew the management agreement must be approved by the majority of our independent directors. If we choose not to renew the management agreement, we will pay our Manager a termination fee, upon expiration, equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed calendar quarter prior to the effective date of termination. We may only elect not to renew the management agreement without cause with the consent of the majority of our independent directors. If we elect not to renew the management agreement without cause, we may not, without the consent of our Manager, employ any employee of the Manager or any of its affiliates, or any person who has been employed by our Manager or any of its affiliates at any time within the two year period immediately preceding the date on which the person commences employment with us during the term of the management agreement and for two years after its expiration or termination. In addition, following any termination of the management agreement, we must pay our Manager all compensation accruing to the date of termination. Neither we nor our Manager may assign the management agreement in whole or in part to a third party without the written consent of the other party, except that our Manager may delegate the performance of any its responsibilities to an affiliate so long as our Manager remains liable for such affiliate’s performance.

Furthermore, if we decide not to renew the management agreement without cause as a result of the determination by the majority of our independent directors that the management fee is unfair, our Manager may agree to perform its management services at fees the majority of our Board of Directors determine to be fair, and the management agreement will not terminate. Our Manager may give us notice that it wishes to renegotiate the fees, in which case we and our Manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end of the 60-day negotiation period following our receipt of our Manager’s intent to renegotiate, the agreement will terminate, and we must pay the termination fees described above.

We may also terminate the management agreement with 30 days’ prior written notice for cause, without paying the termination fee, if any of the following events occur, which will be determined by a majority of our independent directors:

•	our Manager’s fraud, misappropriation of funds or embezzlement against us or gross negligence (including such action or inaction by our Manager which materially impairs our ability to conduct our business);

•	our Manager fails to provide adequate or appropriate personnel that are reasonably necessary for our Manager to identify investment opportunities for us and to manage and develop our investment portfolio if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied;

•	a material breach of any provision of the management agreement (including the failure of our Manager to use reasonable efforts to comply with the investment guidelines) if such default continues uncured for a period of 30 days after written notice thereof, which notice must contain a request that the same be remedied;

•	our Manager or Bimini commences any proceeding relating to its bankruptcy, insolvency, reorganization or relief of debtors or there is commenced against our Manager or Bimini any such proceeding;

•	our Manager is convicted (including a plea of nolo contendre) of a felony;

•	a change of control (as defined in the management agreement) of our Manager or Bimini;

•	the departure of both Mr. Cauley and Mr. Haas from the senior management of our Manager during the initial term of the management agreement; or

•	the dissolution of our Manager.

Management Fee and Reimbursement of Expenses

We do not employ personnel. As a result, we rely on our Manager to administer our business activities and day-to-day operations. The management fee is payable monthly in arrears in cash. The management fee is intended to reimburse our Manager for providing personnel to provide certain services to us as described above in “— Management Services.” Our Manager may also be entitled to certain monthly expense reimbursements described below.

Management Fee. The management fee will be payable monthly in arrears in an amount equal to 1/12th of (a) 1.50% of the first $250,000,000 of our equity (as defined below), (b) 1.25% of our equity that is greater than $250,000,000 and less than or equal to $500,000,000, and (c) 1.00% of our equity that is greater than $500,000,000.

“Equity” equals our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), as computed in accordance with GAAP.

Our Manager will calculate each monthly installment of the management fee within 15 days after the end of each calendar month, and we will pay the monthly management fee with respect to each calendar month within five business days following the delivery to us of our Manager’s statement setting forth the computation of the monthly management fee for such month.

Under the current management agreement, we paid our manager aggregate management fees of $454,000 for the period beginning on February 20, 2013 through September 30, 2013.

Under our previous management agreement with Bimini, which was terminated upon the completion of our initial public offering and replaced by the current management agreement with our Manager, we paid Bimini aggregate management fees of $5,500 for the period beginning on November 24, 2010 (date operations commenced) to December 31, 2010, $166,500 for the year ended December 31, 2011, $248,900 for the year ended December 31, 2012, and $35,300 for the period beginning January 1, 2013 to February 20, 2013.

Reimbursement of Expenses. We will pay, or reimburse our Manager, for all of our operating expenses. We do not have any employees and do not pay our officers any cash or non-cash equity compensation under the management agreement, although we may from time to time grant awards under our equity incentive plan to our officers. See “Our Management — Compensation of Executive Officers.” Pursuant to the terms of the management agreement, we are not responsible for the salaries, benefits or other employment related expenses of our and our Manager’s officers and any Bimini employees that provide services to us under the management agreement (other than the compensation of our Chief Financial Officer). The costs and expenses required to be paid by us include, but are not limited to:

•	transaction costs incident to the acquisition, disposition and financing of our investments;

•	expenses incurred in contracting with third parties;

•	our allocable share of the compensation of our Chief Financial Officer based on our percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets;

•	external legal, auditing, accounting, consulting, investor relations and administrative fees and expenses;

•	the compensation and expenses of our directors (excluding those directors who are employees of Bimini) and the cost of liability insurance to indemnify our directors and officers;

•	all other insurance costs including (A) liability or other insurance to indemnify (1) our Manager and (2) underwriters of any securities of the Company, (B) “errors and omissions” insurance coverage and (C) any other insurance deemed necessary or advisable by our Board of Directors for the benefit of the Company and our directors and officers;

•	the costs associated with our establishment and maintenance of any repurchase agreement facilities and other indebtedness (including commitment fees, accounting fees, legal fees, closing costs and similar expenses);

•	expenses associated with other securities offerings by us;

•	expenses relating to the payment of dividends;

•	costs incurred by personnel of our Manager for travel on our behalf;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies;

•	transfer agent and exchange listing fees;

•	the costs of printing and mailing proxies and reports to our stockholders;

•	our pro rata portion (based on our percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets) of costs associated with any computer software, hardware or information technology services that are used by us;

•	our pro rata portion (based on our percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets) of the costs and expenses incurred with respect to market information systems and publications, research publications and materials used by us;

•	settlement, clearing, and custodial fees and expenses relating to us;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency (as such costs relate to us), all taxes and license fees and all insurance costs incurred on behalf of us;

•	the costs of administering any of our incentive plans; and

•	our pro rata portion (based on our percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets) of rent (including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Under our previous management agreement with Bimini, which was terminated upon the completion of our initial public offering and replaced by the current management agreement with our Manager, we reimbursed Bimini an aggregate of $7,200 in expenses for the period beginning on November 24, 2010 (date operations commenced) to December 31, 2010, $86,400 in expenses for the year ended December 31, 2011, $86,400 in expenses for the year ended December 31, 2012, and $14,400 in expenses for the period beginning January 1, 2013 to February 20, 2013. We have not reimbursed our Manager for any expenses for the period beginning February 20, 2013 and ending September 30, 2013. Pursuant to the terms of the management agreement, we are not obligated to reimburse our pro rata portion of our Manager’s and Bimini’s overhead expenses until our aggregate stockholders’ equity equals $100 million or more.

Costs and expenses related to

•	the design and maintenance of the combined company’s web site or sites and (B) the combined company’s pro rata share, based on the combined company’s percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), of any computer software, hardware or information technology services that is used by the combined company;

•	market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the combined company shall only be responsible for its pro rata share of such expenses, based on the Company’s percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), where such expenses were not incurred solely for the benefit of the combined company;

•	rent (including disaster recovery facilities costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of Bimini Advisor’s and its affiliates required for the combined company’s operations; provided, however, that the combined company shall only be responsible for its pro rata share of such expenses, based on the combined company’s percentage of the aggregate amount of our Manager’s assets under management and Bimini’s assets (measured as of the first day of each month), where such expenses were not incurred solely for the benefit of the combined company; and

•	the combined company’s allocable share of the compensation of its Chief Financial Officer, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, based on the percentage of time spent on the combined company’s affairs, shall not become reimbursable costs and expenses until the first calendar quarter after the calendar quarter in which our ending balance of stockholders’ equity equals $100.0 million or more for the first time. Until such date, the Manager will pay all overhead expenses; however, the combined company will continue to be responsible for all other expenses.

Overhead Sharing Agreement

Our Manager entered into an overhead sharing agreement with Bimini effective upon the closing of our initial public offering. Pursuant to this agreement, our Manager provides access to, among other things, Bimini’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing accounting, financial reporting, legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a reimbursement of the Manager’s allocable cost for these services. The reimbursement paid by our Manager pursuant to this agreement does not constitute an expense under the management agreement.

Conflicts of Interest; Equitable Allocation of Opportunities

Bimini invests solely in Agency RMBS and, because it is internally-managed, does not pay a management fee. Additionally, Bimini, as the sole member of our Manager, will indirectly receive the management fees earned by our Manager through reimbursement payments under the overhead sharing agreement and our Manager’s payment of distributions to Bimini. Our Manager may in the future manage other funds, accounts and investment vehicles that have strategies that are similar to our strategy, although our Manager currently does not manage any other funds, accounts or investment vehicles. Our Manager and Bimini make available to us opportunities to acquire assets that they determine, in their reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with their written investment allocation procedures and policies, subject to the exception that we might not be offered each such opportunity, but will on an overall basis equitably participate with Bimini and our Manager’s other accounts in all such opportunities when considered together. Bimini and our Manager have agreed not to sponsor another REIT that has substantially the same investment strategy as Bimini or us prior to the earlier of (i) the termination or expiration of the management agreement or (ii) our Manager no longer being a subsidiary or affiliate of Bimini.

Because many of our targeted assets are typically available only in specified quantities and because many of our targeted assets are also targeted assets for Bimini and may be targeted assets for other accounts our Manager may manage in the future, neither Bimini nor our Manager may be able to buy as much of any given asset as required to satisfy the needs of Bimini, us and any other account our Manager may manage in the future. In these cases, our Manager’s and Bimini’s investment allocation procedures and policies will typically allocate such assets to multiple accounts in proportion to their needs and available capital. The policies will permit departure from such proportional allocation when (i) allocating purchases of whole-pool Agency RMBS, because those securities cannot be divided into multiple parts to be allocated among various accounts, and (ii) such allocation would result in an inefficiently small amount of the security being purchased for an account. In these cases, the policy allows for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. Specifically, the investment allocation procedures and policies stipulate that our Manager and Bimini will base the allocation of investment opportunities in good faith and principally on the following factors:

•	the primary investment strategy and the stage of portfolio development of each account;

•	the effect of the potential investment on the diversification of each account’s portfolio by coupon, purchase price, size, prepayment characteristics and leverage;

•	the cash requirements of each account;

•	the anticipated cash flow of each account’s portfolio; and

•	the amount of funds available to each account and the length of time such funds have been available for investment.

On a quarterly basis, our independent directors will review with our Manager its allocation decisions, if any, and discuss with our Manager the portfolio needs of each account for the next quarter and whether such needs will give rise to an asset allocation conflict and, if so, the potential resolution of such conflict.

Other policies of Bimini and our Manager that will apply to the management of the Company include controls for:

•	Cross transactions. Cross transactions are defined as transactions between us or one of our subsidiaries, if any, on the one hand, and an account (other than us or one of our subsidiaries, if any)

managed by our Manager, on the other hand. It is our Manager’s policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. Our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Additionally, unless approved in advance by a majority of our independent directors or pursuant to and in accordance with a policy that has been approved by a majority of our independent directors, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager’s current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (i) at prices based upon third party bids received through auction, (ii) at the average of the highest bid and lowest offer quoted by third party dealers or (iii) according to another pricing methodology approved by our Manager’s chief compliance officer.

•	Principal transactions. Principal transactions are defined as transactions between Bimini or our Manager (or any related party of Bimini or our Manager, which includes employees of Bimini and our Manager and their families), on the one hand, and us or one of our subsidiaries, if any, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager or Bimini (or any related party of our Manager or Bimini, which includes employees of our Manager or Bimini and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent directors and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

•	Split price executions. Pursuant to the management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for Bimini or accounts managed by our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

We are entirely dependent on our Manager for our day-to-day management and do not have any independent officers. Our executive officers are also executive officers of Bimini and our Manager, and none of them will devote his time to us exclusively. We compete with Bimini and will compete with any other account managed by our Manager or other RMBS investment vehicles that may be sponsored by Bimini in the future for access to these individuals.

John B. Van Heuvelen, one of our independent directors, owns shares of common stock of Bimini. Mr. Cauley, our Chief Executive Officer and Chairman of our Board of Directors, also serves as Chief Executive Officer and Chairman of the Board of Directors of Bimini and owns shares of common stock of Bimini. Mr. Haas, our Chief Financial Officer, Chief Investment Officer, Secretary and a member of our Board of Directors, also serves as the Chief Financial Officer, Chief Investment Officer and Treasurer of Bimini and owns shares of common stock of Bimini. Accordingly, Messrs. Van Heuvelen, Cauley and Haas may have a conflict of interest with respect to actions by our Board of Directors that relate to Bimini or our Manager.

Because our executive officers are also officers of our Manager, the terms of our management agreement, including fees payable, were not negotiated on an arm’s-length basis, and its terms may not be as favorable to us as if it was negotiated with an unaffiliated party.

The management fee we pay to our Manager will be paid regardless of our performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns for our investment portfolio.

OUR MANAGEMENT

Our Directors and Executive Officers

Our business, property and affairs are managed under the direction of our Board of Directors. Our Board of Directors is currently comprised of six directors, four of whom are independent. Upon the expiration of their terms at the annual meeting of stockholders in 2014, our directors will be elected to serve a term of one year and until their successors are duly elected and qualify. Our Board of Directors is elected by stockholders to oversee our management in the best interests of the Company. Our four outside directors satisfied the listing standards for independence of the NYSE MKT. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than one nor, unless our bylaws are amended, more than 15.

Mr. Cauley serves as the Chairman of the Board of Directors and Mr. Van Heuvelen serves as our lead independent director. The following table sets forth certain information regarding our executive officers and directors:

Name	Age	Position
Robert E. Cauley, CFA	55	Chief Executive Officer, President and Chairman of the Board
G. Hunter Haas, IV	37	Secretary, Chief Financial Officer, Chief Investment Officer and Director
W Coleman Bitting	48	Independent Director
John B. Van Heuvelen	67	Independent Director
Frank P. Filipps	66	Independent Director
Ava L. Parker	50	Independent Director

Biographical Information

For biographical information on Messrs. Cauley and Haas, see “Our Manager and the Management Agreement.” Biographical information for our independent director nominees is set forth below.

W Coleman Bitting. Since July 2007, Mr. Bitting has maintained a private consulting practice focused on REITs. Mr. Bitting was a Founding Partner and Head of Corporate Finance at Flagstone Securities, a leading investment bank that specialized in mortgage REITs and finance companies, from 2000 to February 2007. Flagstone managed more than 40 equity offerings raising more than $5 billion of equity capital. Flagstone helped clients build investment and liability management practices. Prior to Flagstone, Mr. Bitting held senior equity research positions at Stifel, Nicholas & Co. Inc. and Kidder, Peabody & Co., Inc. Due to his significant capital markets experience and experience analyzing and advising REITs, we believe Mr. Bitting should continue to serve as a member of our Board of Directors.

John B. Van Heuvelen. Mr. Van Heuvelen was appointed to the board of Hallador Energy Company (Nasdaq: HNRG) in September 2009 and serves as the chair of the audit committee. Mr. Van Heuvelen has been a member of the board of directors of MasTec, Inc. (NYSE:MTZ) since June 2002 and is currently the lead director and serves on their audit committee. He was chairman of their audit committee and the financial expert from 2004 to June 2009. He also served on the board of directors of LifeVantage, Inc. (OTC: LFVN) from August 2005 through August 2007. From 1999 to the present, Mr. Van Heuvelen has been a private equity investor based in Denver, Colorado. His investment activities have included private telecom and technology firms. Mr. Van Heuvelen spent 13 years with Morgan Stanley and Dean Witter Reynolds in various executive positions in the mutual fund, unit investment trust and municipal bond divisions before serving as president of Morgan Stanley Dean Witter Trust Company from 1993 until 1999. Due to his significant experience as the audit committee chairman of two publicly-traded companies as well as his experience in fixed income investments, we believe Mr. Van Heuvelen should continue to serve as a member of our Board of Directors.

Frank P. Filipps. From 2005 to July 2008, Mr. Filipps served as the Chairman and Chief Executive Officer of Clayton Holdings, Inc., a mortgage services company, leading it through its initial public offering and listing on the Nasdaq and subsequent sale. Prior to that, Mr. Filipps was employed by the Radian Group, Inc., spending two years as Senior Vice President and Chief Financial Officer, one year as Executive Vice President and Chief Operating Officer and 10 years as Chairman and Chief Executive Officer. In his time with the Radian Group, Inc., Mr. Filipps led the company through its initial public offering and listing on the NYSE. Prior to his tenure with the Radian Group, Inc., Mr. Filipps spent 17 years with American International Group, Inc. (NYSE: AIG), where he held multiple Vice President-level positions and was the President, Chief Executive Officer and founder of AIG Capital Corporation, the first non-insurance financial company within AIG, which focused on interest rate swaps, foreign exchange and equity arbitrage and leveraged buyout bridge financing. Mr. Filipps has served as a director and the chair of the audit committee of Impac Mortgage Holdings, Inc. (NYSE Amex: IMH) since 1995, as a director of Primus Guaranty, Ltd. (NYSE: PRS) since 2002 and as chair of the compensation committee from 2002 to 2006 and the nominating and corporate governance committee from 2007 to 2011 and as a director and chairman of the governance committee of Fortegra Financial Corp. (NYSE: FRF) since 2010 and as chair of the nominating and governance committee from 2010 to 2011 and the compensation committee since 2012. Due to his financial and business expertise, diversified management background, extensive experience with real estate-related and mortgage services companies and experience as a director of other public companies, we believe Mr. Filipps should continue to serve as a member of our Board of Directors.

Ava L. Parker. Since 2001, Ms. Parker has been a partner in the law firm of Lawrence & Parker, PA, where she serves as bond counsel and underwriter’s counsel in connection with municipal finance transactions as well as assists for-profit and not-for-profit clients with corporate organization, development and interpretation of contracts and litigation issues. Ms. Parker is also the President of Linking Solutions, Inc., which provides training, technical support and program management services in the public and private sectors. She has served as the President of Linking Solutions since 2002. In 2006, Ms. Parker was appointed to the Jacksonville Transportation Authority Board of Directors, where she is currently a Board Member and has served as Chairman. Ms. Parker presently serves as the Immediate Past Chairman of the State of Florida Board of Governors of the State University System. Due to her experience as a member of a number of private, state and municipal boards, with complex financial and corporate transactions and in corporate counseling, we believe Ms. Parker should continue to serve as a member of our Board of Directors.

Other Officers

Jerry Sintes, 47, has served as a Vice President and our Treasurer since August 2010. Mr. Sintes has also served as a Vice President and Controller of Bimini since October 2007. From January 2006 to October 2007, Mr. Sintes was Vice President and Assistant Controller of Riverside National Bank of Florida. Prior to that, he served as Chief Financial Officer of GS Financial Corp. and its subsidiary, Guaranty Savings and Homestead Association from May 2003 to December 2005 and in various positions at Bain, Freibaum, Sagona & Co., LLP, from September 1992 to May 2003 and Whitney National Bank from May 1988 to September 1992. A graduate of Louisiana State University, Mr. Sintes holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant. He is also a member of the American Institute of Certified Public Accountants.

Board Committees

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table reflects the composition of each of the committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John B. Van Heuvelen	W Coleman Bitting	Ava L. Parker
Frank P. Filipps	Frank P. Filipps	Frank P. Filipps
Ava L. Parker	John B. Van Heuvelen	W Coleman Bitting

Audit Committee

Mr. Van Heuvelen chairs our audit committee and the Board of Directors has determined that Mr. Van Heuvelen qualifies as the “audit committee financial expert,” as that term is defined by the SEC. The Board of Directors has also determined that each of John B. Van Heuvelen, Frank P. Filipps and Ava L. Parker are independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and under the NYSE MKT listing standards. The committee assists our Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

Mr. Bitting chairs the compensation committee, the principal functions of which are to:

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement; and

•	administer the issuance of any stock to the employees of our Manager who provide services to us.

Nominating and Corporate Governance Committee

Ms. Parker chairs the nominating and corporate governance committee, which is responsible for seeking, considering and recommending to our full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to our Board of Directors for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board of Directors and our corporate governance, and annually recommends to our Board of Directors nominees for each committee of our Board of Directors. In addition, the committee annually facilitates the assessment of our Board of Directors’ performance as a whole and of the individual directors and reports thereon to our Board of Directors.

Code of Business Conduct and Ethics

Our Board of Directors has established a code of business conduct and ethics that applies to our officers and directors and the employees of our Manager. Among other matters, our code of business conduct and ethics are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our audit committee and will be promptly disclosed as required by law or stock exchange regulations.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee is or was at any time during 2012 an officer or employee of the Company or any of the Company’s direct or indirect subsidiaries nor is any such person a former officer of the Company or any of the Company’s direct or indirect subsidiaries. In addition, no executive officer of the Company currently serves as a director or member of the compensation committee of any entity that has one or more executive officers serving as a director of the Company.

Compensation of Directors

Our independent directors each receive annual compensation of $20,000. Additionally, each independent director receives reimbursement for travel and hotel expenses associated with attending such board and committee meetings. The chairperson of each of the compensation committee and the corporate governance and nominating committee are entitled to an additional annual fee of $2,500. The chairperson of the audit committee is entitled to an additional annual fee of $5,000. These retainer fees are paid quarterly, and directors are entitled to elect to receive shares of the Company’s common stock in lieu of all or any portion of their retainer fees that would otherwise be payable in cash.

When and if our stockholders equity equals or exceeds $100 million for the first time, the compensation our directors receive will increase. Effective in the first quarter after our stockholders equity passes such threshold, our independent directors annual compensation will increase to $70,000 from $20,000. The chairperson of each of the compensation committee and the corporate governance and nominating committee would be entitled to an additional annual fee of $7,500 versus $2,500. The chairperson of the audit committee would be entitled to an additional annual fee of $12,500 versus $5,000.

We did not have any independent directors in 2012 or prior to the completion of our initial public offering on February 20, 2013.

Compensation of Executive Officers

Compensation Discussion and Analysis

We have not paid any cash or non-cash equity compensation to any of our officers to date. We do not intend to pay any cash compensation to any of our officers in the future, nor do we currently intend to adopt any policies with respect thereto, except that we will reimburse our Manager for our allocable share of the compensation of our Chief Financial Officer, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits based on our percentage of the aggregate amount of our assets under management and Bimini’s assets. We will not reimburse our Manager for any amounts related to our Chief Financial Officer’s compensation until the first calendar quarter after the calendar quarter in which our ending balance of stockholders’ equity equals $100.0 million or more for the first time. We also intend to make awards under our 2012 Equity Incentive Plan from time to time. Our management agreement provides that our Manager will provide us with a management team, including our Chief Executive Officer, Chief Financial Officer and Chief Investment Officer or similar positions. Each of our officers are employees of Bimini. The Compensation Committee of Bimini’s Board of Directors will determine the levels of base salary and cash incentive compensation that may be earned by our officers, including our Chief Financial Officer, based on factors as Bimini may determine are appropriate. Bimini will also determine whether and to what extent our officers will be provided with pension, long-term or deferred compensation and other employee benefits plans and programs. We expect that Bimini will use proceeds from the management agreement and overhead sharing agreement in part to pay compensation to its officers and employees. For a description of these agreements, see “Our Manager and the Management Agreement.”

We have adopted the equity incentive plan described below pursuant to which we are permitted to grant equity-based awards to our directors and executive officers, and the employees of our Manager and its affiliates. Under this plan, our compensation committee will have discretion to determine the recipients and the terms and conditions of any such awards. In determining the amount of equity-based awards we will pay to certain of our Manager’s employees, including our executive officers, we expect that our compensation committee will consider a number of factors, which may include our performance, our Manager’s performance and the total amount of management fees and expense reimbursements paid to our Manager. We expect that our compensation committee will work with our Manager in determining which of our Manager’s employees, including our executive officers, will be eligible to receive equity-based awards and the amount of such equity-based awards. If our compensation committee does not agree with our Manager with respect to the proposed recipients of, or amounts of, equity-based awards, our compensation committee may decide to alter or eliminate the proposed equity-based awards.

2012 Equity Incentive Plan

Our Board of Directors adopted an equity incentive plan, or the 2012 Equity Incentive Plan, to recruit and retain employees, directors and service providers, including certain officers and employees of our Manager and its affiliates. The 2012 Equity Incentive Plan provides for the grant of options to purchase shares of common stock, stock awards, stock appreciation rights, performance units, dividend equivalents, other equity-based awards and incentive awards.

Administration of the 2012 Equity Incentive Plan

The 2012 Equity Incentive Plan is administered by the compensation committee of our Board of Directors, except that the 2012 Equity Incentive Plan is administered by our full Board of Directors with respect to awards made to directors who are not employees. This summary uses the term “administrator” to refer to the compensation committee or our Board of Directors, as applicable. The administrator will approve all terms of awards under the 2012 Equity Incentive Plan. The administrator also will approve who will receive grants under the 2012 Equity Incentive Plan and the number of shares of common stock subject to each grant.

Eligibility

Our directors and individuals who perform services for us and our subsidiaries and affiliates by virtue of their employment with our Manager or an affiliate of our Manager, including but not limited to Bimini, may receive grants under the 2012 Equity Incentive Plan in the sole discretion of the administrator. If we or our subsidiaries and affiliates have any employees in the future, they will be eligible to receive grants under the 2012 Equity Incentive Plan.

Share Authorization

The 2012 Equity Incentive Plan provides for grants up to an aggregate of 10% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a maximum aggregate number of shares of common stock that may be issued under the 2012 Equity Incentive Plan of 4,000,000 shares of common stock. In connection with stock splits, stock dividends, extraordinary cash dividend, reorganizations and certain other events, our Board of Directors will make equitable adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2012 Equity Incentive Plan and the terms of outstanding awards and the individual grant limit (described below). If any options or stock appreciation rights terminate, expire or are forfeited, exchanged or surrendered without having been exercised or paid or if any stock awards, performance units or other equity-based awards are forfeited, the shares of common stock subject to such awards will again be available for purposes of the 2012 Equity Incentive Plan. Shares of common stock tendered or withheld to satisfy the exercise price or for tax withholding are not available for future grants under the 2012 Equity Incentive Plan. No awards under the 2012 Equity Incentive Plan were outstanding prior to completion of this rights offering.

Individual Award Limit

The 2012 Equity Incentive Plan limits the awards that any individual may be granted in a calendar year. The limit provides that no individual may be granted awards covering more than 250,000 shares of common stock in any calendar year. The limit applies to incentive awards that are stated with reference to shares of common stock or that may be settled in common stock, and the limit covers all options, stock awards, stock appreciation rights, performance units, other equity-based awards and certain incentive awards that are granted in a calendar year. A separate limit, described below, applies to incentive awards that are not stated with reference to shares of common stock and that will be settled in cash.

Options

The 2012 Equity Incentive Plan permits the grant of nonqualified stock options and incentive stock options qualifying under Section 422 of the Code to individuals who provide direct services to us or our affiliates. The number of shares subject to an option will be determined by the administrator. The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of the shares of common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of common stock (or attestation of ownership of shares of common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board, i.e., a broker-assisted cashless exercise or (v) in such other form or manner acceptable to the administrator. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a “ten percent stockholder”).

Stock Awards

The 2012 Equity Incentive Plan also provides for the grant of stock awards, and the administrator will determine the number of shares subject to each stock award. A stock award is an award of shares of common stock that may be subject to restrictions on transferability and other restrictions as the administrator determines in its sole discretion on the date of grant. The stock may become nonforfeitable and the other restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the administrator may determine. Unless otherwise specified in the applicable award agreement, a participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote the shares and the right to receive dividends or distributions on the shares. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her stock award shares, (ii) we will retain custody of the certificates and (iii) a participant must deliver a stock power to us for each stock award.

Stock Appreciation Rights

The 2012 Equity Incentive Plan authorizes the grant of stock appreciation rights to individuals who provide direct services to us or our affiliates and the administrator will determine the number of shares subject to each award of stock appreciation rights. No individual may be granted stock appreciation rights in connection with incentive stock options that are first exercisable in any calendar year for shares of common stock having an aggregate fair market value that exceeds $100,000. A stock appreciation right provides the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the compensation committee and unless otherwise determined by the administrator, stock appreciation rights may not be transferred. Stock appreciation rights may be granted in tandem with an option grant or as independent grants. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted in tandem with an incentive stock option awarded to a “ten percent stockholder.”

Performance Units

The 2012 Equity Incentive Plan also authorizes the grant of performance units and the administrator will determine the number of performance units that will be granted. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of common stock, if the terms and conditions prescribed by the compensation committee are satisfied. The administrator will determine on the date of grant the requirements that must be satisfied before performance units are earned, including but not limited to any applicable performance period, and performance goals. Performance goals will be prescribed by the administrator and may include criteria or objectives stated with reference to our financial performance, the participant’s performance or such other criteria determined by the administrator. If performance units are earned, they will be settled in cash, shares of common stock or a combination thereof.

Incentive Awards

The 2012 Equity Incentive Plan also authorizes our compensation committee to make incentive awards. An incentive award entitles the participant to receive a cash payment if certain performance goals requirements are met. Our compensation committee will establish the requirements that must be met before an incentive award is earned, and the requirements may be stated with reference to one or more performance measures or criteria prescribed by the compensation committee. An incentive award that is earned will be settled in a single payment, which may be in cash, common stock or a combination of cash and common stock. The compensation committee will determine the amount that may be earned under an incentive award, except that the 2012 Equity Incentive Plan provides that no participant may receive more than $500,000 in any calendar year under incentive awards that are not granted with reference to a number of shares of common stock and that will be settled in cash.

Other Equity-Based Awards

The administrator may grant other types of stock-based awards as other equity-based awards under the 2012 Equity Incentive Plan and the administrator will determine the number of other equity-based awards that will be granted. Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator.

Dividend Equivalents

The administrator may grant dividend equivalents in connection with the grant of performance units and other equity-based awards. Dividend equivalents may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been invested in shares of common stock) and may be payable in cash, shares of common stock or other property. The administrator will determine the terms of any dividend equivalents.

Change in Control

If we experience a change in control, the administrator may, at its discretion, provide that all outstanding options and stock appreciation rights become fully exercisable, all stock awards become transferable and non-forfeitable, and performance units incentive awards or other equity-based awards become earned and non-forfeitable in their entirety. The administrator may also provide that all Awards will be assumed by the surviving entity, or will be replaced by a comparable substitute award of the same type as the original award and that has substantially equal value granted by the surviving entity. The administrator may also provide that participants must surrender their outstanding options and stock appreciation rights, stock awards, performance units, incentive awards and other equity-based awards in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, equal to (i) the entire amount that can be earned under an incentive award, (ii) the value received by stockholders in the change in control transaction for each share subject to a stock award, performance unit or other equity-based award, or (iii) in the case of options and stock appreciation rights, the amount by which that transaction value exceeds the exercise price, or (iv) the value of the other securities or property in which a performance unit or other equity-based award is denominated.

In summary, a change in control under the 2012 Equity Incentive Plan occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•	we merge into another entity, unless the holders of our voting securities immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•	we sell or dispose of all or substantially all of our assets, other than a sale or disposition to any entity more than 50% of the combined voting power and common stock of which is owned by our stockholders; or

•	during any period of two consecutive years individuals who, at the beginning of such period, constitute our Board of Directors together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) whose election or nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of our Board of Directors.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a U.S. federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a change in control, benefits provided under the 2012 Equity Incentive Plan could be treated as parachute payments. In that event, the 2012 Equity Incentive Plan provides that the plan benefits, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount (i.e., the maximum amount that may be paid without excise tax liability or loss of deduction) if the reduction allows the recipient to receive greater after-tax benefits. The benefits under the 2012 Equity Incentive Plan and other plans and agreements will not be reduced, however, if the recipient will receive greater after-tax benefits (taking into account the 20% excise tax payable by the recipient) by receiving the total benefits. The 2012 Equity Incentive Plan also provides that these provisions do not apply to a participant who has an agreement with us providing that the individual is entitled to indemnification from us for the 20% excise tax.

Amendment; Termination

Our Board of Directors may amend or terminate the 2012 Equity Incentive Plan at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that materially increases the benefits accruing to participants under the 2012 Equity Incentive Plan, materially modifies the eligibility requirements of the 2012 Equity Incentive Plan, materially increases the aggregate number of shares of common stock that may be issued under the 2012 Equity Incentive Plan, reduces the option price of an outstanding option or reduces the base or initial price of an outstanding stock appreciation right (in each case other than on account of stock dividends, stock splits or other changes in capitalization as described above). Unless terminated sooner by our Board of Directors or extended with stockholder approval, the 2012 Equity Incentive Plan will terminate on the day before the tenth anniversary of the date our Board of Directors adopted the 2012 Equity Incentive Plan.

Indemnification of Directors and Executive Officers and Limitations on Liability

For information concerning limitations of liability and indemnification applicable to our directors and executive officers and employees, if any, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Certain Relationships and Related Transactions — Indemnification Agreements.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchases of Agency RMBS from Bimini

On March 31, 2011, we purchased from Bimini Agency RMBS with a fair value of $1,056,421 for a purchase price of $1,071,040 (including $14,620 of accrued interest). We determined the fair value of the Agency RMBS purchased from Bimini pursuant to the valuation methodology described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies —Mortgage-Backed Securities” incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We purchased these assets from Bimini based on our Manager’s management team’s knowledge of such assets. We currently do not anticipate that we will enter into any additional cross transactions or principal transactions.

Management Agreement

We are externally managed and advised by Bimini Advisors, LLC, or our Manager, pursuant to the terms of a management agreement. Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. We pay our Manager a monthly management fee and will reimburse our Manager for certain expenses. Our Manager will earn a management fee regardless of the performance of our investments.

Under the current management agreement, we paid our manager aggregate management fees of $454,000 for the period beginning on February 20, 2013 through September 30, 2013.

Under our previous management agreement with Bimini, which was terminated upon the completion of our initial public offering and replaced by the current management agreement with our Manager, we paid Bimini aggregate management fees of $5,500 for the period beginning on November 24, 2010 (date operations commenced) to December 31, 2010, $166,500 for the year ended December 31, 2011, $248,900 for the year ended December 31, 2012, and $35,300 for the period beginning January 1, 2013 to February 20, 2013.

See “Our Manager and the Management Agreement — Our Management Agreement” for more information regarding the services our Manager will provide to us and the fees we pay to our Manager.

Consulting Agreement

In September 2010, we entered into a consulting agreement with W Coleman Bitting, who became one of our independent directors in February 2013. The terms of the consulting agreement provided that Mr. Bitting would advise us with respect to financing alternatives, business strategies and related matters as requested during the term of the agreement. In exchange for his services, the consulting agreement provided that we pay Mr. Bitting an hourly fee of $150 and reimburse him for all out-of-pocket expenses reasonably incurred in the performance of his services. During the nine months ended September 30, 2013 and 2012, we paid Mr. Bitting approximately $3,800 and $12,900, respectively, under this agreement. Mr. Bitting’s consulting agreement was terminated upon completion of our initial public offering on February 20, 2013. The total compensation Mr. Bitting received under the consulting agreement was approximately $115,000.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify our directors and certain officers to the fullest extent permitted by law and advance to our directors and certain officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Related Person Transaction Policies

Our Board of Directors adopted a policy providing that any investment transaction between Bimini, our Manager or any of their affiliates and us or any of our subsidiaries requires the prior approval of a majority of our independent directors.

Our Board of Directors also adopted a policy regarding the approval of any “related person transaction”, which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to the audit committee any related person transaction and all material facts about the transaction. The audit committee would then assess and promptly communicate that information to our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

In fulfilling its responsibility, the audit committee will review the relevant facts of each related person transaction or series of related transactions and either approve, ratify or disapprove such transaction or transactions. The audit committee will take into account such factors as it deems necessary or appropriate in deciding whether to approve, ratify or disapprove any related person transaction, including any one or more of the following:

•	the terms of the transaction;

•	the benefits to us of the transaction;

•	the availability of other sources for comparable products or services;

•	the terms available to unrelated third parties or to employees generally; and

•	the impact on a director’s independence in the event that such director is a party to the transaction or such director, an immediately family member of such director or an entity in which such director is an executive officer or has a direct or indirect material interest is a party to the transaction.

No director may participate in any consideration or approval of a related person transaction with respect to which such director or any of such director’s immediate family members is the related person or has a direct or indirect material interest. Related person transactions will only be approved if they are determined to be in, or not inconsistent with, the best interests of the Company.

On an annual basis, we will solicit information from each of our directors and executive officers to identify related person transactions. If a related person transaction that has not been previously approved or previously ratified is identified, the audit committee will promptly consider all of the relevant facts. If the transaction is ongoing, the audit committee may ratify or request the rescission, amendment or termination of the related person transaction. If the transaction has been completed, the audit committee may seek to rescind the transaction where appropriate and may recommend that our Board of Directors or we take appropriate disciplinary action where warranted. In addition, the audit committee will generally review any ongoing related person transactions on an annual basis to determine whether to continue, modify or terminate such related person transactions.

In addition, our code of business conduct and ethics, which is reviewed and approved by our Board of Directors and provided to all our directors, officers and the persons who provide services to us pursuant to the management agreement, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and our interests. Pursuant to our code of business conduct and ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our Chief Executive Officer, Chief Financial Officer, principal accounting officer and certain other persons who may be designated by our Board of Directors, whom we collectively refer to as our financial executives, must consult with our audit committee with respect to any proposed actions or arrangements that are not clearly consistent with our code of business conduct and ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our code of business conduct and ethics, the executive must obtain a waiver of the relevant provisions of our code of business conduct and ethics in advance from our audit committee.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock and related provisions of our charter and bylaws. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. See the exhibit list for the registration statement of which this prospectus is a part, “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to find copies of our charter and bylaws.

General

Our authorized capital stock consists of 600,000,000 shares of which (i) 500,000,000 shares are designated as common stock and (ii) 100,000,000 shares are designated as preferred stock, each with a par value of $0.01 per share. As of September 30, 2013, 3,341,665 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive distributions if, when and as authorized by our Board of Directors and declared by us out of assets legally available for distribution.

Our charter provides that to the extent we incur any tax under the Code as the result of any “excess inclusion income” of ours being allocated to a “disqualified organization” that holds our stock in record name, our Board of Directors will cause us to reduce distributions payable to such stockholder in an amount equal to such tax paid by us that is attributable to such stockholder’s ownership in accordance with applicable U.S. Treasury regulations. We do not currently intend to make investments or engage in activities that generate “excess inclusion income,” but our charter does not prevent “disqualified organizations” from owning our common stock. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company” and “— Requirements for Qualification —Taxable Mortgage Pools” for a discussion of “disqualified organizations” and “excess inclusion income.”

Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of capital stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors will be elected by a plurality of the votes cast in the election of directors.

Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, all holders of our shares of common stock will have equal liquidation and other rights.

Our charter authorizes our Board of Directors, without stockholder approval, to reclassify any unissued shares of our common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion or other rights, voting powers (including voting rights exclusive to such class or series), restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our Board of Directors, without stockholder approval, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series of preferred stock. Prior to issuance of shares of each class or series, our Board of Directors is required by the MGCL and our charter to set the preferences, conversion or other rights, voting powers (including voting rights exclusive to such class or series), restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our Board of Directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of our common stock or otherwise be in their best interests. As of the date of this prospectus, no shares of preferred stock are outstanding, and we have no present plans to issue any preferred stock.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

Our charter provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock. Our charter authorizes our Board of Directors, with the approval of a majority of our entire Board of Directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for our common stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code for each taxable year beginning after December 31, 2013, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2013, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Because our Board of Directors believes it is at present essential for us to qualify as a REIT, our charter provides that, subject to certain exceptions, no person or entity may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit, except that Bimini may own up to 35.0% of our common stock so long as Bimini continues to qualify as a REIT.

Our charter also prohibits any person from (i) beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code). Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transfer and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give written notice immediately to us, or, in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on transfer and ownership is no longer required for us to qualify as a REIT.

Our Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a person from certain of the limits described above and may establish or increase an excepted holder limit for such person. The person seeking an exemption must provide to our Board of Directors any such representations, covenants and undertakings as our Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing an excepted holder limit, as the case may be, will not cause us to fail to qualify as a REIT. Our Board of Directors may also require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, in order to determine that granting the exemption will not cause us to lose our qualification as a REIT. In connection with granting a waiver of the ownership limit or creating an excepted holder limit or at any other time, our Board of Directors may from time to time increase or decrease the ownership limit, subject to certain restrictions.

If shares of our stock are certificated, all such certificates will bear a legend summarizing the restrictions described herein (or a declaration that we will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge).

Any attempted transfer of our capital stock that, if effective, would result in a violation of the foregoing restrictions, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the proposed transferee will not acquire any rights in such shares, except that any transfer that, if effective, would result in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. The automatic transfer will be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent the violation of the foregoing restrictions, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares of stock. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust.

The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee must sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares (net of any commissions and other expenses).

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the purported transferee and owed by the proposed transferee to the trustee. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we accept, or our designee accepts, the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each owner of our stock must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit. These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our securities or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Their mailing address is 17 Battery Place — 8th Floor, New York, New York, 10004, Attn: Corporate Actions Department. Their telephone number is (917) 262-2378.

STOCK AVAILABLE FOR FUTURE SALE

We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Currently, Bimini owns 981,665 shares of our common stock representing approximately 29.38% of our outstanding shares. Bimini has informed us that it may or may not participate in this rights offering; however, Bimini has informed us that it does not intend to exercise all of its rights in this rights offering. As a result, stockholders that exercise their rights will have an opportunity to participate in the over-subscription privilege. Upon completion of this rights offering, assuming all rights are exercised, we will have outstanding an aggregate of              shares of our common stock.

Rule 144

After giving effect to this offering, the 981,665 shares of our outstanding common stock owned by Bimini will be “restricted” securities under the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares of our common stock that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the NYSE MKT during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of the material provisions of Maryland law applicable to us and of our charter and bylaws. See the exhibit list for the registration statement of which this prospectus is a part, “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to find copies of our charter and bylaws.

Our Board of Directors

Our charter and bylaws provide that the number of directors of the Company will not be less than the minimum number required under the MGCL, which is one, and, unless our bylaws are amended, not more than fifteen and may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire Board of Directors. Subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies. Pursuant to our bylaws, each member of our Board of Directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. “Cause” is defined in our charter, with respect to any particular director, as the conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

As permitted by the MGCL, our Board of Directors has adopted a resolution exempting any business combination between us and any other person, provided that the business combination is first approved by our Board of Directors (including a majority of directors who are not affiliates or associates of such persons). However, our Board of Directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter with respect to such shares, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things: (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock; however, our Board of Directors may repeal such bylaw provision, in whole or in part at any time. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•	the corporation’s board of directors will be divided into three classes;

•	the affirmative vote of two-thirds of all the votes entitled to be cast by stockholders generally in the election of directors is required to remove a director;

•	the number of directors may be fixed only by vote of the directors;

•	a vacancy on the board of directors may be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

Without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our Board of Directors, (2) vest in our Board of Directors the exclusive power to fix the number of directors, by vote of a majority of our entire Board of Directors, and (3) require, unless called by the Chairman of our Board of Directors, our Chief Executive Officer, our President or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. Our charter provides that, subject to our eligibility to make an election under Subtitle 8, vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if the remaining directors do not constitute a quorum, and directors elected to fill a vacancy will serve for the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Our Board of Directors is not currently classified. In the future, our Board of Directors may elect, without stockholder approval, to classify our Board of Directors or elect to be subject to any of the other provisions of Subtitle 8.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our charter’s provisions regarding the removal of directors and restrictions on ownership and transfer of our stock, and amendments to the vote required to amend these provisions, may be amended only if such amendment is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. In addition, we generally may not merge with or into another company, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such transaction is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that one of our subsidiaries could transfer all of its assets without any vote of our stockholders.

Bylaw Amendments

Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of the individual so nominated or on such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our Board of Directors or (2) provided that the special meeting has been properly called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that vacancies on our Board of Directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred, the power of our Board of Directors to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock, to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL or the resolution of our Board of Directors opting out of the business combination provisions of the MGCL were repealed or rescinded, or if a business combination was not first approved by our Board of Directors, these provisions of the MGCL could have similar anti-takeover effects.

Limitation of Directors’ and Officers’ Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received by such director or officer, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of the Company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; and

•	any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of the Company or our predecessor.

Upon completion of our initial public offering, we entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law. See “Certain Relationships and Related Transactions — Indemnification Agreements.”

REIT Qualification

Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the beneficial ownership of our common stock as of October 31, 2013 by (1) each person or group who is known to us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each director and named executive officer; and (3) all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent
Bimini Capital Management, Inc.(2)	981,665	29.38%
Robert E. Cauley(2)	3,000		(3)
G. Hunter Haas, IV(2)	5,000		(3)
W Coleman Bitting(2)	—	—
John B. Van Heuvelen(2)	14,664		(3)
Frank P. Fillips(2)	—	—
Ava L. Parker(2)	—	—
All directors and executive officers as a group (six persons)	22,664		(3)

(1)	The address of Bimini Capital Management, Inc. and each of the executive officers and directors listed above is c/o Bimini Capital Management, Inc., 3305 Flamingo Dr., Vero Beach, FL 32963.
(2)	In accordance with SEC rules, beneficial ownership includes (1) all shares the investor actually owns beneficially or of record; (2) all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and (3) all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
(3)	Represents less than 1% of the outstanding common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering and the ownership and disposition of our common stock received upon the exercise of the subscription rights. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals, and non-U.S. corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market their securities;

•	subchapter S corporations;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates (except to the extent discussed herein);

•	persons who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our securities through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our securities.

This summary assumes that our common stock and subscription rights, in each case, are held as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed U.S. Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, U.S. Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE RECEIPT AND EXERCISE (OR EXPIRATION) OF THE SUBSCRIPTION RIGHTS ACQUIRED THROUGH THE RIGHTS OFFERING AND THE OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH RECEIPT AND EXERCISE (OR EXPIRATION), OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Rights Offering

Receipt of Subscription Rights

Your receipt of subscription rights pursuant to the rights offering should not be treated as a taxable distribution for U.S. federal income tax purposes. Under Section 305 of the Code, a stockholder who receives a right to acquire common stock will, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the value of such right. A common stockholder who receives a right to acquire common stock generally will be treated as having received a taxable dividend if such stockholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other stockholder receives a distribution of cash or other property. For purposes of the above, “stockholder” includes holders of warrants, options and convertible securities. The application of this rule is very complex and subject to uncertainty. We believe, however, that pursuant to Section 305 of the Code and the Treasury Regulations issued thereunder, the receipt of subscription rights should generally not be taxable to a stockholder for U.S. federal income tax purposes and the remainder of this discussion assumes that is the case.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the trading price thereof.

Expiration of Subscription Rights

If you allow subscription rights received in the rights offering to expire, you will not recognize any gain or loss for U.S. federal income tax purposes, and you should reallocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired to your existing shares of common stock.

Exercise of Subscription Rights

You will not recognize any gain or loss upon the exercise of the rights. The tax basis of the common stock acquired through exercise of the rights will be equal to the sum of the subscription price for the rights and the your tax basis in such rights, if any. The holding period for the common stock acquired through exercise of the rights will begin on the date the rights are exercised.

Sale of Shares

The sale of common stock acquired upon exercise of the rights will result in the recognition of gain or loss in an amount equal to the difference between the amount realized and your tax basis in the common stock. Gain or loss upon the sale of the common stock will be long-term capital gain or loss if the holding period for the common stock is more than one year.

Taxation of Our Company

We were organized on August 17, 2010 as a Maryland corporation. From the time of our formation until the closing of our initial public offering, we were a “qualified REIT subsidiary” of Bimini. As described below, a corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. We intend to elect to be taxed as a REIT commencing with our short taxable year ending on December 31, 2013 upon the filing of our federal income tax return for such year. We believe that, commencing with such short taxable year, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, and we intend to continue to operate in a manner that will enable us to meet, on a continuing basis, the requirements for qualification as a REIT, but no assurances can be given that we will be successful in operating in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this rights offering, Hunton & Williams LLP is rendering an opinion that, commencing with our short taxable year ending on December 31, 2013, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our short taxable year ending December 31, 2013 and thereafter. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us and Bimini as to factual matters, including representations regarding the nature of our and Bimini’s assets and the conduct of our and Bimini’s business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve, among others, the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we distribute to our stockholders. However, taxable income generated by any TRSs that we may own will be subject to regular corporate income tax. The benefit of REIT tax treatment is that it avoids the double taxation, or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on our net income earned from prohibited transactions involving sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied in either case by a fraction intended to reflect our profitability.

•	In the event of a failure of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote test or the 10% value test (as described below under “— Asset Tests”)), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests or the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income required to be distributed from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (i) the amount we actually distributed and (ii) any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRS, will be subject to U.S. federal corporate income tax.

•	In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

•	Although we do not expect to own an equity interest in a taxable mortgage pool, if we were to own such an interest we would be subject to tax on a portion of any excess inclusion income equal to the percentage of our stock that is held in record name by “disqualified organizations.” A “disqualified organization” includes (i) the United States; (ii) any state or political subdivision of the United states; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer’s cooperative described in Section 521 of the Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Code; and (vii) any rural electrical or telephone cooperative. We do not currently intend to engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool. For a discussion of “excess inclusion income,” see “— Requirements for Qualification — Taxable Mortgage Pools.”

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

(1)	It is managed by one or more trustees or directors.

(2)	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

(3)	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

(4)	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

(5)	At least 100 persons are beneficial owners of its shares or ownership certificates.

(6)	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

(7)	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

(8)	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

(9)	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

(10)	It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, meet requirement 10 at the close of each taxable year and meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2014 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of our common stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we will issue sufficient common stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

As noted above, from the time of our formation until the closing of our initial public offering, we were a “qualified REIT subsidiary” of Bimini. However, under applicable Treasury Regulations, if Bimini failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Bimini’s failure to qualify as a REIT was subject to relief under as described below under “— Failure to Qualify,” we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Bimini failed to qualify.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. A “qualified REIT subsidiary” is disregarded for U.S. federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT and that has not elected to be a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit for all purposes of the Code, including the REIT qualification tests.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s total assets may consist of stock or securities of one or more TRSs.

Domestic TRSs are subject to U.S. federal income tax, as well as state and local income tax where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by any domestic TRSs that we may form, then the dividends we would pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, would generally be eligible to be taxed at the 20% rate applicable to qualified dividend income. See “— Taxation of Taxable U.S. Stockholders.”

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

A TMP is generally treated as a corporation for U.S. federal income tax purposes. It cannot be included in any consolidated U.S. federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its stockholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by “disqualified organizations” (as defined above under “— Taxation of Our Company”). In that case, under our charter, we will reduce distributions to such stockholders by the amount of tax paid by us that is attributable to such stockholder’s ownership. U.S. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect our compliance with the distribution requirement. See “— Distribution Requirements.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Although we will leverage our investments in Agency RMBS, we believe that our financing transactions will not cause us or any portion of our assets to be treated as a TMP, and we do not expect that any portion of our dividend distributions will be treated as excess inclusion income.

Gross Income Tests

We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income derived from a real estate mortgage investment conduit, or REMIC, in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD income, is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75%

and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We intend to continue to invest in Agency RMBS that are pass-through certificates and CMOs (including IOs, IIOs, and POs). Other than income from derivative instruments, as described below, we expect that all of the income on our Agency RMBS will be qualifying income for purposes of the 95% gross income test. We expect that the Agency RMBS that are pass-through certificates will be treated as interests in a grantor trust and that Agency RMBS that are CMOs will be treated as regular interests in a REMIC for U.S. federal income tax purposes. In the case of Agency RMBS treated as interests in a grantor trust, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. Although the IRS has ruled generally that the interest income from non-CMO Agency RMBS is qualifying income for purposes of the 75% gross income test, it is not clear how this guidance would apply to secondary market purchases of non-CMO Agency RMBS at a time when the loan-to-value ratio of one or more of the mortgage loans backing the Agency RMBS is greater than 100%. In the case of Agency RMBS treated as interests in a REMIC, such as CMOs, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income from our interest in the REMIC will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holders of the related REMIC securities. We expect that a sufficient portion of income from our Agency RMBS will be qualifying income so that we will satisfy both the 95% and 75% gross income tests. However, there can be no assurance that we will satisfy both the 95% and 75% gross income tests.

We have purchased, and may purchase in the future, Agency RMBS through delayed delivery contracts, including TBAs. We may recognize income or gains on the disposition of delayed delivery contracts. For example, rather than take delivery of the Agency RMBS subject to a TBA, we may dispose of the TBA through a “roll” transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We will account for roll transactions as purchases and sales. The law is unclear with respect to the qualification of gains from dispositions of delayed delivery contracts as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of delayed delivery contracts should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of delayed delivery contracts and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of delayed delivery contracts through roll transactions or otherwise could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of delayed delivery contracts should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any non-qualifying income exceeds 25% of our gross income. See “— Failure to Qualify.”

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Fee Income. Fee income will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, such as fees received for servicing or originating loans, are not qualifying for purposes of either gross income test. We currently do not anticipate earning non-qualifying fee income.

COD Income. From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Rents from Real Property. We currently do not hold, and do not intend to acquire, any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•	Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an “eligible independent contractor” to operate such facility or property on its behalf. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting our rental income from the related properties.

Hedging Transactions. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from “hedging transactions” is excluded from gross income for purposes of the 75% and 95% gross income test. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that we hedge for other purposes or to the extent that a portion of the assets financed with the applicable borrowing are not treated as “real estate assets” (as described below under “— Asset Tests”) or in certain other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that is consistent with satisfying the requirements for qualification as a REIT, but we cannot assure you that we will be able to do so. We may, however, find that in certain instances we must hedge risks incurred by us through transactions entered into by a TRS. Hedging our risk through a TRS would be inefficient on an after-tax basis because of the tax liability imposed on the TRS.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. There can be no assurance, however, that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the gain from the sale of those assets. To the extent we intend to dispose of an asset that may be treated as held “primarily for sale to customers in the ordinary course of a trade or business,” we may contribute the asset to a TRS prior to the disposition.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests as long as the property qualifies as foreclosure property (see the discussion below regarding the grace period during which property qualifies as foreclosure property). Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test disregarding income from foreclosure property, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test disregarding income from foreclosure property;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock (or transferable certificates of beneficial interest) in other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any TRS we may own) may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own (i) more than 10% of the total voting power of any one issuer’s outstanding securities, which we refer to as the 10% vote test, or (ii) more than 10% of the total value of any one issuer’s outstanding securities, which we refer to as the 10% value test.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test, the 10% value test and the 25% securities test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary, mortgage loans or mortgage-backed securities that constitute real estate assets. For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

•	Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our investments in Agency RMBS will be qualifying assets for purposes of the 75% asset test because they are real estate assets or government securities. With respect to Agency RMBS that are pass-through certificates, we believe that the Agency RMBS will be treated as interests in a grantor trust and that Agency RMBS that are CMOs (including IOs, IIOs, and POs) will be treated as regular interests in a REMIC for U.S. federal income tax purposes. In the case of Agency RMBS treated as interests in a grantor trust, we are treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. IRS Revenue Procedure 2011-16, provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Additionally, although the IRS has ruled generally that Agency RMBS that are pass-through certificates are real estate assets for purposes of the 75% asset test, it is not clear how this guidance would apply to secondary market purchases of Agency RMBS that are pass-through certificates at a time when a portion of one or more mortgage loans backing the Agency RMBS is not treated as real estate assets as a result of the loans not being treated as fully secured by real property. In the case of Agency RMBS that are CMOs, which will be treated as regular interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC interests will qualify as real estate assets. To the extent any Agency RMBS are not treated as real estate assets, we expect such Agency RMBS will be treated as government securities because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States.

We have entered and intend to continue to enter into repurchase agreements under which we would nominally sell certain of our Agency RMBS to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions will be treated as secured debt and that we will be treated for REIT asset and gross income test purposes as the owner of the Agency RMBS that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the Agency RMBS during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We have purchased, and may purchase in the future, Agency RMBS through delayed delivery contracts, including TBAs. The law is unclear with respect to the qualification of delayed delivery contracts as real estate assets or government securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that delayed delivery contracts should be treated as qualifying assets for purposes of the 75% asset test, we will limit our aggregate investment in delayed delivery contracts, including TBAs, and any nonqualifying assets to no more than 25% of our total assets at the end of any calendar quarter and will limit our investment in the delayed delivery contracts of any one issuer to less than 5% of our total assets at the end of any calendar quarter. Accordingly, our ability to purchase Agency RMBS through delayed delivery transactions could be limited. Moreover, even if we are advised by counsel that delayed delivery transactions should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT. See “— Failure to Qualify.”

We monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, we will need to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable in which case we might not satisfy the 75% asset test and the other asset tests and, thus could fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a failure of any of the asset tests (other than a de minimis failure described in the preceding sentence), as long as the failure was due to reasonable cause and not due to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of U.S. federal corporate income tax (currently, 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the investments that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage loans that support our Agency RMBS. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration, or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of the following January after the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize taxable income in advance of the related cash flow if any of our Agency RMBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account losses until they are actually incurred.

•	We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount may be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, we dispose of the debt investment or any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure does not apply to our 2013 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We currently do not intend to pay taxable dividends payable in cash and stock.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner and/or partnership level. If you are a partner in a partnership holding shares of our common stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock begins trading ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us. We may pay taxable dividends of our stock or debt securities. In the case of such a taxable distribution of our stock or debt securities, U.S. stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the dividend with cash from other sources, including sales of our stock or debt securities.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we properly designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current or accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of the U.S. stockholder’s common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such common stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease.

If excess inclusion income from a taxable mortgage pool is allocated to any stockholder, that income will be taxable in the hands of the stockholder and will not be offset by any net operating losses of the stockholder that would otherwise be available. See “— Requirements for Qualification — Taxable Mortgage Pools.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases our common stock or substantially identical common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from “section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI.

Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either: (i) one pension trust owns more than 25% of the value of our stock or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and sale of our common stock by non-U.S. stockholders. When we use the term “non-U.S. stockholder,” we mean beneficial owners of our common stock who are not U.S. stockholders, as described above in “— Taxation of Taxable U.S. Stockholders,” or partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisers to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files with the applicable withholding agent an IRS Form W-8BEN evidencing eligibility for that reduced rate, or

•	the non-U.S. stockholder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent income allocated to the non-U.S. stockholder is excess inclusion income.

A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current or accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed both our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For payments made after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments made after December 31, 2016, on proceeds from the sale of our common stock received by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

For any year in which we qualify as a REIT, a non-U.S. stockholder could incur tax on distributions that are attributable to gain from our sale or exchange of USRPI, under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “USRPI” does not generally include mortgage loans or RMBS, such as Agency RMBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also might be subject to the 30% branch profits tax on such a distribution. The applicable withholding agent would be required to withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder might receive a credit against its tax liability for the amount withheld.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder does not own more than 5% of our common stock during the one-year period preceding the date of the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common stock is regularly traded on an established securities market in the United States.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We do not anticipate that we are a United States real property holding corporation based on our asset mix and investment strategy. In the unlikely event that at least 50% of the assets we hold were determined to be USRPIs, gains from the sale of our common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. We cannot assure you that this test will be met. If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	our common stock is treated as being regularly traded under applicable U.S. Treasury regulations on an established securities market; and

•	the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

As noted above, we believe that our common stock is regularly traded on an established securities market.

If we are a domestically controlled qualified investment entity and a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a tax of 30% on his or her net capital gains.

Information Reporting Requirements and Backup Withholding, Shares Held Offshore

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, the applicable withholding agent may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their U.S. status.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Stockholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For payments made after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our common stock received by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments made after December 31, 2016, on proceeds from the sale of our common stock received by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to our stockholders against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or the Plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in shares of our common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Code). Thus, a Plan fiduciary considering an investment in shares of our common stock also should consider whether the acquisition or the continued holding of shares of our common stock might constitute or give rise to a direct or indirect prohibited transaction.

Investment in shares of our common stock by a Plan that has such a relationship in certain limited circumstances could be deemed to constitute a prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code. Such transactions may, however, be subject to one or more statutory or administrative exemptions, such as: Section 408(b)(17) of ERISA, which exempts certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption, or PTCE, 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 75-1, which exempts certain transactions involving a Plan and certain members of an underwriting syndicate; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment in shares of our common stock. If a purchase was to result in a non-exempt prohibited transaction, such purchase may have to be rescinded, though there can be no assurance that a rescission would avoid the imposition of taxes or penalties.

The Department of Labor, or the DOL, has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock that will be sold in this rights offering will be registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” The Company believes that the restrictions imposed under its charter on the transfer of its common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion. Because our common stock is held by 100 or more investors who are independent of us and each other, our common stock should be “widely held” for purposes of the DOL Regulations. Accordingly, the Company believes that its common stock will be publicly offered securities for purposes of the DOL Regulations and that the assets of the Company will not be deemed to be “plan assets” of any Plan that invests in its common stock.

PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc., which is broker-dealer and member of the Financial Industry Regulatory Authority, will act as dealer manager for this rights offering. Under the terms and subject to the conditions contained in the dealer management agreement, the dealer manager will provide financial advisory and marketing services in connection with this rights offering and will solicit the exercise of rights and participation in the over-subscription privilege.

This rights offering is not contingent upon any minimum number of rights being exercised. We have agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to four percent (4.0%) of the aggregate subscription price for shares issued pursuant to this rights offering. The dealer manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of rights, solicitation fees equal to         % of the subscription price per share for each share issued pursuant to the exercise of rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares held by each broker-dealer through DTC on the record date. We have also agreed to reimburse the dealer manager up to $50,000 for its reasonable out-of-pocket expenses in connection with this rights offering. Fees will be paid by us to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the dealer manager.

We have agreed to indemnify the dealer manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer manager agreement also provides that the dealer manager will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of bad faith, willful misfeasance or gross negligence of the dealer manager or reckless disregard by the dealer manager of its obligations and duties under the dealer manager agreement.

The principal business addresses of the dealer manager is: Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, New York 10022.

Prior to the expiration of this rights offering, the dealer manager may independently offer for sale shares, including shares acquired through exercising the rights, at prices they set. The dealer manager may realize profits or losses independent of any fees described in this prospectus.

Ladenburg Thalmann & Co. Inc. served as underwriter in connection with our initial public offering, which was completed on February 20, 2013. In connection therewith, Ladenburg Thalmann & Co. Inc. was granted the exclusive right, or Offering Right, during the three-year period following February 13, 2013 (the effective date of the registration statement relating to our initial public offering), to act as the sole book running manager or sole lead placement agent for any public or private sale of debt or equity securities (excluding sales to employees) by us or any of our subsidiaries. Notwithstanding the foregoing, (a) if the aggregate proceeds of such public or private sales of debt or equity securities does not equal or exceed $200 million (inclusive of the net proceeds from this rights offering and our initial public offering) as of February 14, 2015 (the second anniversary of the date of the prospectus relating to our initial public offering), then the Offering Right shall terminate on such date and (b) the Offering Right shall automatically terminate on the date that the aggregate net proceeds of such public or private sales of debt or equity securities equals or exceeds $500 million (inclusive of the net proceeds from this rights offering and our initial public offering).

The dealer manager and its affiliates may in the future engage in other investment banking, lending and other commercial dealings in the ordinary course of business with us or our Manager or our respective affiliates. They would receive customary fees and commissions for these services.

LEGAL MATTERS

Certain legal matters in connection with this rights offering including the validity of the shares being offered by this prospectus and certain tax matters will be passed upon for us by Hunton & Williams LLP. Certain legal matters in connection with this rights offering will be passed upon for the dealer manager by Graubard Miller. Venable LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock offered by this prospectus.

EXPERTS

The financial statements as of December 31, 2012 and 2011, for each of two years in the period ended December 31, 2012 incorporated by reference in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of our common stock to be sold in this rights offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares to be sold in this rights offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC’s website at www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and file periodic reports and proxy statements and make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information filed with the SEC, which means that we can disclose important information to you by referring you directly to certain documents. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	our Current Reports on Form 8-K filed on March 1, 2013, March 13, 2013, April 12, 2013, May 10, 2013, June 10, 2013, July 10, 2013, August 13, 2013, September 11, 2013, October 11, 2013, October 31, 2013, November 13, 2013 and December 11, 2013; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or (15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this rights offering.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Orchid Island Capital, Inc.

3350 Flamingo Drive

Vero Beach, Florida 32963

(772) 231-1400

You may also obtain copies of this information by visiting our website at http://www.orchidislandcapital.com.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Subscription Rights

                 Shares of Common Stock

Prospectus

                , 2013

Ladenburg Thalmann & Co. Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$5,152
FINRA filing fee		6,686
NYSE MKT fees		*
Printing and engraving fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent and Registrar fees		*
Miscellaneous expenses		*

Total	$	*

*	To be furnished by amendment.

Item 32.	Sales to Special Parties.

See response to Item 33.

Item 33.	Recent Sales of Unregistered Securities.

On August 23, 2010, November 3, 2010, November 12, 2010, November 30, 2010, December 7, 2010, December 17, 2010, December 31, 2010, March 28, 2011, March 31, 2011, July 12, 2011 and July 13, 2011, Bimini Capital Management, Inc. made aggregate capital contributions of $15,000,000. These capital contributions were made as consideration to purchase 150,000 shares of our common stock at a price of $100 per share, which were issued on April 29, 2011 and July 8, 2011 in reliance on the exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, afforded by Section 4(2) of the Securities Act. During July 2012, Bimini acquired 4,110 additional shares at a price of $100 per share in satisfaction of amounts owed to Bimini at June 30, 2012 of approximately $411,000 for prior management fees, overhead allocations and direct expense reimbursements in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers.

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received by such director or officer, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of the Company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; and

•	any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of the Company or our predecessor.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None of the proceeds of this rights offering will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(A) Financial Statements. See “Part I. Financial Information, Item 1. Financial Statements” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and “Part II., Item 8. Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, both of which are incorporated in this registration statement by reference.

(B) Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit No.	Description

3.1*	Articles of Amendment and Restatement of Orchid Island Capital, Inc.

3.2*	Amended and Restated Bylaws of Orchid Island Capital, Inc.

5.1	Opinion of Venable LLP as to the legality of the securities being registered (to be filed by amendment)

8.1	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters (to be filed by amendment)

23.1**	Consent of BDO USA, LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Hunton & Williams LLP (included in exhibit 8.1)

24.1**	Power of Attorney (included on signature page)

*	Incorporated by reference to our Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File No. 333-184538).
**	Filed herewith.

Item 37.	Undertakings.

The undersigned registrant hereby undertakes that:

(1) To file, during any in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchase with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communication, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, in the State of Florida, on this 18TH day of December, 2013.

ORCHID ISLAND CAPITAL, INC.

By:	/s/ ROBERT E. CAULEY
Name:	Robert E. Cauley
Title	Chairman, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Cauley and G. Hunter Haas, IV and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 18TH day of December, 2013.

Name	Title	Date

/s/ ROBERT E. CAULEY Robert E. Cauley	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2013

/s/ G. HUNTER HAAS, IV G. Hunter Haas, IV	Chief Financial Officer and Director (Principal Financial Officer)	December 18, 2013

/s/ JERRY SINTES Jerry Sintes	Controller (Principal Accounting Officer)	December 18, 2013

/s/ W COLEMAN BITTING W Coleman Bitting	Independent Director	December 18, 2013

/s/ JOHN B. VAN HEUVELEN John B. Van Heuvelen	Independent Director	December 18, 2013

/s/ FRANK P. FILIPPS Frank P. Filipps	Independent Director	December 18, 2013

/s/ AVA L. PARKER Ava L. Parker	Independent Director	December 18, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Articles of Amendment and Restatement of Orchid Island Capital, Inc.

3.2*	Amended and Restated Bylaws of Orchid Island Capital, Inc.

5.1	Opinion of Venable LLP as to the legality of the securities being registered (to be filed by amendment)

8.1	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters (to be filed by amendment)

23.1**	Consent of BDO USA, LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Hunton & Williams LLP (included in exhibit 8.1)

24.1**	Power of Attorney (included on signature page)

*	Incorporated by reference to our Registration Statement on Form S-11 filed with the Securities and Exchange Commission (File No. 333-184538).
**	Filed herewith.